             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 1, 2009
   COMMISSION FILE NO.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

IMAGING DIAGNOSTIC SYSTEMS, INC.

(Exact Name of Registrant As Specified In Its Charter)

Florida	3845	22-2671269
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer I.D. Number)
	Classification Code Number)

5307 NW 35TH TERRACE
FORT LAUDERDALE, FLORIDA 33309
(954) 581-9800
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
__________________________________

Linda B. Grable, Chief Executive Officer
IMAGING DIAGNOSTIC SYSTEMS, INC.
5307 NW 35TH TERRACE
FORT LAUDERDALE, FLORIDA 33309
(954) 581-9800
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copy to:
Robert B. Macaulay, Esquire
CARLTON FIELDS, P.A.
4000 INTERNATIONAL PLACE
100 S.E. SECOND STREET
MIAMI, FLORIDA 33131
Tel: (305) 530-0050
Fax: (305) 530-0055

Approximate date of commencement of proposed sale to the public: From time to time, at the discretion of the selling shareholder after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non- accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
☐ Large accelerated filer	☒ Accelerated filer
☐ Non Accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

Calculation Of Registration Fee

Title OF Each Class Of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)(5)
Common Stock, no par value (1)	120,000,000	$0.008	$960,000.00	$53.57
TOTAL	120,000,000	$0.008	$960,000.00	$53.57

(1) This registration statement covers the shares that become due and payable to the selling security holder as settlement for put notices and the related imputed interest as a result of the discount of 93% of the three lowest bid prices in the ten day window following the date of each put notice.  In the event that adjustment provisions of the equity line agreement require us to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, we will file a new registration statement to register those additional shares.
(2) Estimated solely for purposes of calculating the registration fee according to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average bid and ask price of our common stock on the NASDAQ Electronic Bulletin Board on June 1, 2009.
(3) In the event that the shares registered in this prospectus are insufficient to meet the delivery requirement at the actual time of the put date settlement, we will file a new registration statement to register the additional shares.
(4) All of the shares of common stock registered in this registration statement will be sold by the selling security holder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June__, 2009

PROSPECTUS

IMAGING DIAGNOSTIC SYSTEMS, INC.

120,000,000 shares of common stock

This prospectus is part of the registration statement we filed with the Securities and Exchange Commission using a “shelf” registration process.  This means:

•
We may issue up to 120,000,000 shares of our common stock pursuant to our $15 million Sixth Private Equity Credit Agreement dated April 21, 2008 (the “Sixth Private Equity Credit Agreement”) between us and the selling stockholder, Charlton Avenue LLC (“Charlton”), for which we would receive gross proceeds of approximately $960,000 upon the exercise of our put options.  See “Financing/Equity Line of Credit”.

•
Proceeds from our exercise of the put options would be used for general corporate purposes.  Charlton is an “underwriter” within the meaning of the Securities Act of 1933 in connection with its sales of our common stock acquired under the Sixth Private Equity Credit Agreement.

•	Our common stock is traded on the OTC Bulletin Board under the symbol "IMDS".
•	On June 1, 2009 the closing bid price of our common stock on the OTC Bulletin Board was $0.0077.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

__________________________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

__________________________________________________

The date of this prospectus is June__, 2009

FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” within the meaning of the federal securities laws and use terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “projects”, “potential,” or “continue,” or the negative or other comparable terminology regarding beliefs, plans, expectations, or intentions regarding the future.  These forward-looking statements involve substantial risks and uncertainties, and actual results could differ materially from those discussed and anticipated in such statements.  These forward-looking statements include, among others, statements relating to our business strategy, which is based upon our interpretation and analysis of trends in the healthcare treatment industry, especially those related to the diagnosis and treatment of breast cancer, and upon management’s ability to successfully develop and commercialize its principal product, the CTLM®.  This strategy assumes that the CTLM® will provide benefits, from both a medical and an economic perspective, to alternative techniques for diagnosing and managing breast cancer.  Factors that could cause actual results to materially differ include, without limitation, the timely and successful completion of our U.S. Food and Drug Administration (“FDA”) pre-market approval  (“PMA”) clinical trials; the timely and successful submission of our PMA application to the FDA; manufacturing risks relating to the CTLM®, including our reliance on a single or limited source or sources of supply for some key components of our products as well as the need to comply with especially high standards for those components and in the manufacture of optical imaging products in general; uncertainties inherent in the development of new products and the enhancement of our existing CTLM® product, including technical and regulatory risks, cost overruns and delays; our ability to accurately predict the demand for our CTLM® product as well as future products and to develop strategies to address our markets successfully; the early stage of market development for medical optical imaging products and our ability to gain market acceptance of our CTLM® product by the medical community; our ability to expand our international distributor network for both the near and longer-term to effectively implement our globalization strategy; our dependence on senior management and key personnel and our ability to attract and retain additional qualified personnel; risks relating to financing utilizing our Private Equity Credit Agreement or other working capital financing arrangements; technical innovations that could render the CTLM® or other products marketed or under development by us obsolete; competition; risks and uncertainties relating to intellectual property, including claims of infringement and patent litigation; risks relating to future acquisitions and strategic investments and alliances; and reimbursement policies for the use of our CTLM® product and any products we may introduce in the future.  There are also many known and unknown risks, uncertainties and other factors, including, but not limited to, technological changes and competition from new diagnostic equipment and techniques, changes in general economic conditions, healthcare reform initiatives, legal claims, regulatory changes and risk factors detailed from time to time in our Securities and Exchange Commission filings that may cause these assumptions to prove incorrect and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, those described above or elsewhere in this Prospectus.  All forward-looking statements and risk factors included in this document are made as of the date of this report based on information available to us as of the date of this Prospectus, and we assume no obligation to update any forward-looking statements or risk factors.  You are cautioned not to place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information in this document.  You should carefully review the more detailed information and financial statements included in this document and other material that may be available.  The summary is not complete and may not contain all of the information you may need to consider before investing in our common stock.  We urge you to carefully read this document and other material that may be available, including the "Risk Factors" and the financial statements and their accompanying notes.

The Company

Imaging Diagnostic Systems, Inc. (“IDSI”) is a development stage medical technology company.  Since its inception in December 1993, we have been engaged in the development and testing of a Computed Tomography Laser Breast Imaging System for detecting breast cancer (CT Laser Mammography or, "CTLM®").  We are currently in the process of commercializing the CTLM® in certain international markets where approvals to market have been secured although CTLM® is not yet approved for sale in the US.  CTLM® is a Class III medical device and we are continuing efforts to secure the Food and Drug Administration’s PreMarket Approval based upon clinical studies.  CTLM® studies have been declared a Non-Significant risk (NSR) study when used for our intended use.

The CTLM® system is a CT-like scanner, but its energy source is a laser beam and not ionizing x-radiation such as is used in conventional x-ray mammography or CT scanners.  The advantages of imaging without ionizing radiation may be significant in our markets.  CTLM® is an emerging new imaging modality offering the potential of molecular functional imaging, which can visualize the process of angiogenesis which may be used to distinguish between benign and malignant tissue.  X-ray mammography is a well-established method of imaging the breast but has limitations especially in dense breast cases.  Ultrasound is often used as an adjunct to mammography to help differentiate tumors from cysts or to localize a biopsy site.  The CTLM® is being marketed as an adjunct to mammography not a replacement for it, to provide the radiologist with additional information to manage the clinical case.  We believe that the adjunctive use of CT Laser Mammography may help diagnose breast cancer earlier, reduce diagnostic uncertainty especially in mammographically dense breast cases, and may help decrease the number of biopsies performed on benign lesions.  The CTLM® technology is unique and patented.  We intend to develop our technology into a family of related products.  We believe these technologies and clinical benefits constitute substantial markets for our products well into the future.

As of the date of this prospectus, we have had no substantial revenues from our operations and have incurred net losses applicable to common shareholders since inception through March 31, 2009 of $105,812,791 after discounts and dividends on preferred stock.  We anticipate that losses from operations will continue for at least the next 12 months, primarily due to an anticipated increase in marketing and manufacturing expenses associated with the international commercialization of the CTLM®, expenses associated with our FDA Pre-Market Approval (“PMA”) process, and the costs associated with advanced product development activities.  We had originally planned on submitting our PMA application to the FDA in December 2008; however, while we anticipate that the remaining PMA process consisting of the reading phase, the statistical tabulation phase and submission of the application to the FDA should be completed in 2009, these milestones cannot be met unless we obtain sufficient financing through the sale of equity or debt securities.  There can be no assurance that we will obtain this financing. Since we rely on outside experts in data management, monitoring, biostatistics and FDA matters, there can be no assurance that we will be able to timely submit the application even if we obtain the necessary financing.  Further, there can be no assurance that we will obtain the PMA; that the CTLM® will achieve market acceptance or that sufficient revenues will be generated from sales of the CTLM® to allow us to operate profitably.

RISK FACTORS

An investment in the common stock offered is highly speculative and involves a high degree of risk.  Accordingly, you should consider all of the risk factors discussed below, as well as the other information contained in this document.  You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risks associated with our financial results

We have incurred and are incurring significant losses and we may not be able to continue our business in the future.

At March 31, 2009, we had an accumulated deficit of $105,812,791 after discounts and dividends on preferred stock.  These losses have resulted principally from costs associated with research and development, clinical trials and from general and administrative costs associated with our operations.  We expect operating losses will continue for at least the next 12 months due primarily to the anticipated expenses associated with:

•	demonstrator sites
•	clinical collaboration sites
•	pre-market approval process,
•	anticipated commercialization of the CTLM®, and
•	other research and development programs

We have a limited history of operations.  Since our inception in December 1993, we have been engaged principally in the development of the CTLM®, which has not been approved for sale in the United States.  While we have received FDA export approval for foreign sales, we have made only 13 foreign sales.  Consequently, we have limited experience in manufacturing, marketing and selling our products.  We currently have no source of material operating revenues and have incurred substantial net operating losses since inception.

Our auditors have raised substantial doubts as to our ability to continue as a going concern as we have not been and may not be able to be profitable.

We have received an opinion from our auditors stating that the fact that we have suffered substantial losses and have yet to generate an internal cash flow raises substantial doubt about our ability to continue as a going concern.  Our ability to achieve profitability will depend on our ability to obtain regulatory approvals for the CTLM®, develop the capacity to manufacture and market the CTLM® and achieve market acceptance of the CTLM®.  There can be no assurance we will achieve profitability if and when we receive regulatory approvals for the development, commercial manufacturing and marketing of the CTLM®.

Risks associated with our lack of capital

We require additional capital which we may be unable to raise which may cause us to stop or cut back our operations.

Through March 31, 2009 we have spent approximately $73 million.  Our currently estimated annual expenses are approximately $4 million.  In the year following receipt of marketing clearance for our CTLM® from the FDA, we anticipate that we will need approximately $5 million to complete all necessary stages in order to manufacture and market the CTLM® in the United States and foreign countries.  We plan on using the net proceeds raised from the sale of common stock through our Sixth Private Equity Credit Agreement and additional financings to develop and market this product family, including funds for:

•	research, engineering and development programs,
•	pre-clinical and clinical testing of the family of products,
•	regulatory processes,
•	inventory,
•	marketing programs, and
•	operating expenses (including general and administrative expenses).

Our future capital requirements depend on many factors, including the following:

•	the progress of our research and development projects,
•	the progress of pre-clinical and clinical testing on other proposed products,
•	the time and cost involved in obtaining regulatory approvals,
•
the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; competing technological and market developments; changes and developments in our existing collaborative, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that we may establish, and

•	the development of commercialization activities and arrangements.

In addition, our fixed commitments are substantial and would increase if additional agreements were entered into and additional personnel were retained.  We do not expect to generate a positive internal cash flow for at least 12 months due to an anticipated increase in marketing and manufacturing expenses associated with the international commercialization of the CTLM®, expenses associated with our FDA PMA process, and the costs associated with advanced product development activities.

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms.  Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our research, product development and marketing programs; and may require us to license to third parties rights to commercialize products or technologies that we would otherwise seek to develop ourselves, or to scale back or eliminate our other operations.  See “Financing/Equity Line of Credit/Debentures.”

We have had and may have to issue securities, sometimes at prices substantially below market price, for services which may further depress our stock price and dilute the holdings of our shareholders.

Since we have generated no material revenues to date, our ability to obtain and retain consultants may be dependent on our ability to issue stock for services.  Since July 1, 1996, we have issued an aggregate of 2,306,500 shares of common stock covered by registration statements on Form S-8.  The aggregate fair market value of those shares when issued was $2,437,151.  The issuance of large amounts of our common stock, sometimes at prices well below market price, for services rendered or to be rendered and the subsequent sale of these shares may further depress the price of our common stock and dilute the holdings of our shareholders.  In addition, because of the possible dilution to existing shareholders, the issuance of substantial additional shares may cause a change-in-control.  On July 15, 2008, we entered into a Financial Services Consulting Agreement with R.H. Barsom Company, Inc. of New York, NY, an unaffiliated third-party, to provide us with investor relations services and guidance and assistance in available alternatives to maximize shareholder value.  The aggregate fair market value of the 5,000,000 restricted shares when issued was $55,000. (See Item 5  Market for Registrant's Common Equity and Related Stockholder Matters - Private Placement of Common Stock - Issuance of Stock for Services).

We have in the past and may have to in the future sell additional unregistered convertible securities, possibly without limitations on the number of common shares the securities are convertible into, which could dilute the value of the holdings of current shareholders.

We have relied on the private placement of convertible preferred stock and convertible debentures to obtain working capital and may continue to do so in the future.  As of the date of this registration statement, we have issued 141,762,849 shares of common stock which were converted from privately placed preferred stock and debentures.  This number of shares of common stock represents approximately 25% of the currently outstanding number of shares of common stock.

In deciding to issue preferred stock and debentures through private placements, we took into account:

•	the number of common shares authorized and outstanding,
•	the market price of the common stock at the time of each preferred stock or debenture sale, and
•	number of common shares the preferred stock or debentures would have been convertible into at the time of the sale

At the time of each private placement there were enough shares, based on the price of our common stock at the time of the sale of the preferred stock or debentures, to satisfy the conversion requirements.  Although our board of directors attempted to negotiate a floor on the conversion price of each series of preferred stock and debentures prior to their sale, it was unable to do so.

In order to obtain working capital we will continue to:

•	draw on our Sixth Private Equity Agreement pursuant to a prior registration statement and this registration statement, once it is declared effective
•
seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders, and

•	attempt to negotiate the best transactions possible taking into account the impact on our shareholders, dilution, loss of voting power and the possibility of a change-in-control.

Nonetheless, in order to satisfy our working capital needs, it may become necessary to issue convertible securities without a floor on the conversion price.

In the event that we issue convertible preferred stock or convertible debentures without a limit on the number of shares that can be issued upon conversion and if the price of our common stock decreases:

•	the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,
•
the lower the market price the greater the number of shares to be issued to these holders upon conversion, thus increasing the potential profits to the holder when the price per share later increases and the holder sells the common shares,

•
the preferred stockholders' and debenture holders’ potential for increased share issuance and profit, including profits derived from short sales of our common stock, in addition to a stock overhang of an indeterminable amount, may depress the price of our common stock,

•	the sale of a substantial amount of preferred stock or debentures to relatively few holders could effectuate a possible change-in-control, and
•
in the event of our voluntary or involuntary liquidation while the preferred stock or debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

We may draw on our equity credit line which may cause the value of our common stock to decline and dilute the holdings of our shareholders.

Since January 2001 we have raised $42,324,451 and issued 340,019,457 common shares through a series of six Private Equity Credit Agreements with Charlton Avenue LLC (“Charlton”).  On April 21, 2008 we executed a new Sixth Private Equity Credit Agreement with Charlton, which replaced our Fifth Private Equity Credit Agreement that expired on March 21, 2008.  Pursuant to our Sixth Private Equity Credit Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Charlton at a price equal to 93% of the market price, based on the formula set forth in our agreement with Charlton.  We may need capital in excess of the amounts available under the Sixth Private Equity Credit Agreement, and we may seek additional funding through public or private financing or collaborative, licensing and other arrangements with corporate partners.  As we utilize the Sixth Private Equity Credit Agreement, or additional funds are raised by issuing equity securities, especially convertible preferred stock, dilution to existing shareholders will result and future investors may be granted rights superior to those of existing shareholders.  See “Financing/Equity Line of Credit/Debentures.”

We increased our authorized shares of common stock to have sufficient shares available to raise capital for continuing operations and strategic initiatives which may cause the value of our common stock to decline and dilute the holdings of our shareholders.

We now have issued and outstanding 570,943,175 shares of common stock out of 950,000,000 authorized shares.  In addition, we have reserved 69,828,000 shares to cover potential issuances pursuant to Secured Senior Convertible Debentures (the "Debentures") issued to Whalehaven Capital Fund Limited ("Whalehaven"), and Alpha Capital Anstalt (“Alpha”), 17,888,888 shares to cover outstanding warrants issued in connection with the Debentures, and 30,132,149 shares to cover outstanding options.  Therefore, given our ongoing need to issue substantial amounts of new shares to raise capital to continue operations under our Sixth Private Equity Credit Agreement with Charlton and to fulfill our obligation to register shares underlying the Debentures and related interest and to have the ability to engage in strategic initiatives, such issuances may cause the value of our common stock to decline and dilute the holdings of our shareholders.

Our currently authorized common stock may not be sufficient to satisfy our financing needs.

In December 2008, our shareholders approved an increase of our authorized common stock to 950,000,000 shares.  With this increase we believed that we would have sufficient shares available to raise the funds needed to complete the PMA process and reach a point where we could generate internal revenues from operations.  Due to delays in the completion of our clinical trials and preparation of our PMA application (due in large part to our lack of financing) as well as the depressed level of our stock price, we may not have authorized shares sufficient to satisfy our near-term financing needs.  We have 570,943,175 shares outstanding, and after reservation of 120,000,000 shares to be issued pursuant to this registration statement as well 15,596,935 shares available on our current S-1 registration statement for our Equity Credit Line with Charlton, 117,849,037 shares to cover outstanding convertible debentures, options and warrants, we would have available only 245,610,853 authorized shares.  Given our substantial financing needs, low stock price and the likelihood that any new debt financing would involve convertibility into common stock, we may need to increase our authorized common stock later in 2009 or in 2010.  Such an increase would cause substantial additional dilution to our shareholders, and further downward pressure on our stock price, and there can be no assurance that our shareholders would approve any such increase if it were proposed.

The Sixth Private Equity Credit Line may not be available when we need it, thus limiting our ability to bring our CTLM® to market.

The Sixth Private Equity Credit Line contains various conditions to our being able to use it, including effectiveness of the required registration statement and the absence of any material adverse change in our business or financial condition.  Further, Charlton is an offshore investment company and if it were unable or unwilling to fulfill its obligations, our legal remedies would be limited.  Thus, we may be unable to draw down on the Sixth Private Equity Credit Line when we need the funds, and that could severely harm our business and financial condition and our ability to bring the CTLM® to market.  In the last six years, we have been almost exclusively dependent on Charlton for working capital.  Since April 1999, we have issued to Charlton a total of 383,648,340 shares of common stock through conversion of $13,410,000 face amount of our preferred stock and debentures purchased by Charlton and through $42,324,451 in purchases under all of our private equity lines.  See “Financing/Equity Line of Credit/Debentures.”

We have had and may have to issue securities, sometimes at substantially below market price, in order to pay off our debts which may further depress our stock price and dilute the holdings of our shareholders.

Since we have generated no material revenues to date, we have had difficulty in paying off some of our debts which have become due.  In order to pay these debts, we have issued shares and/or warrants to purchase shares of common stock.  We have also entered into agreements whereby the lender, sometimes at its option, may be issued other equity securities, such as warrants, to pay off debt.  On some occasions, we have converted debt into equity at prices that were well below the market price.  We have also induced lenders holding warrants to exercise those warrants by reducing the exercise price well below the market price.  In addition, as we have no material revenues, we may have to issue more shares of common stock or other equity securities, sometimes at prices well below market price, in order to pay off current or future debts that become due.  These types of issuances of common stock and other equity securities to pay off debt may further depress the price of our common stock and would dilute the holdings of our shareholders, and if substantial dilution does occur, could also cause a change-in-control.

Conversions of our convertible preferred stock and exercise of our convertible debentures and warrants may cause a change of control and other detrimental effects to the value of our shareholders’ holdings.

If we issue substantial amounts of convertible securities and the market price of our common stock declines significantly, we could be required to issue a number of shares of common stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters.  In the event of a change-in-control, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

We would most likely be required to convert any convertible preferred stock and convertible debentures which we choose to issue based on a formula that varies with the market price of our common stock.  As a result, if the market price of our common stock increases after the issuance of our convertible preferred stock and convertible debentures, it is possible that, upon conversion of the convertible preferred stock and convertible debentures, we will issue shares of common stock at a price that is far less than the then-current market price of the common stock.

If the market price of our common stock decreases after we issue the convertible preferred stock or convertible debentures, upon conversion, we will have to issue an increased number of shares to the preferred stock and convertible debenture holders.  The sale of convertible preferred stock and debentures may result in a very large conversion at one time.  As of the date of this Prospectus, we have $329,000 of Debentures outstanding and no convertible preferred stock outstanding.  In the event that we issue convertible preferred stock or additional convertible debentures we do not have sufficient authorized shares to cover any conversion of these issuances and would have to increase the number of authorized shares.

In addition, if we issue warrants they will likely be exercisable at a fixed price.  If the market price of our common stock exceeds the warrant exercise price, exercise of the warrants may pose a risk to investors because these issuances may drive down the market price of our common stock.  Most of our warrants outstanding at January 7, 2009, have an exercise price below the market price of our common stock.

Risks associated with our industry

We depend on market acceptance to sell our products, which have not been proven, and a lack of acceptance would depress our sales.

There can be no assurance that physicians or the medical community in general will accept and utilize the CTLM® or any other products that we develop.  The extent and rate the CTLM® achieves market acceptance and penetration will depend on many variables, including, but not limited to, the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of the CTLM® and the advantages of the CTLM® over existing technology and cancer detection methods.

There can be no assurance that the medical community and third-party payers will accept our unique technology.  Similar risks will confront any other products we develop in the future.  Failure of our products to gain market acceptance would hinder our sales efforts resulting in a loss of revenues and potential profit and, ultimately, could cause our business to fail.

Lack of third-party reimbursement may have a negative impact on the sales of our products, which would negatively impact our revenues.

In the United States, suppliers of health care products and services are greatly affected by Medicare, Medicaid and other government insurance programs, as well as by private insurance reimbursement programs.  Third-party payers (Medicare, Medicaid, private health insurance companies, and other organizations) may affect the pricing or relative attractiveness of our products by regulating the level of reimbursement provided by these payers to the physicians, clinics and imaging centers utilizing the CTLM® or any other products that we may develop, by refusing reimbursement.  The level of reimbursement, if any, may impact the market acceptance and pricing of our products, including the CTLM®.  Failure to obtain favorable rates of third-party reimbursement could discourage the purchase and use of the CTLM® as a diagnostic device.

In international markets, reimbursement by private third-party medical insurance providers, including governmental insurers and independent providers, varies from country to country.  In addition, such third-party medical insurance providers may require additional information or clinical data prior to providing reimbursement for a product.  In some countries, our ability to achieve significant market penetration may depend upon the availability of third-party governmental reimbursement.  Revenues and profitability of medical device companies may be affected by the continuing efforts of governmental and third party payers to contain or reduce the cost of health care through various means.

There are uncertainties regarding healthcare reform including possible legislation, whereby our customers may not receive medical reimbursement for the use of our product on their patients, which may cause our customers to use other services and products.

Several states and the United States government are investigating a variety of alternatives to reform the health care delivery system.  These reform efforts include proposals to limit and further reduce and control health care spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products, respectively.  If adopted and implemented, these reforms could cause our healthcare providers to limit or not use the CTLM® systems.

Competition in the medical imaging industry may result in competing products, superior marketing and lower revenues and profits for us.

The market in which we intend to participate is highly competitive.  Many of the companies in the cancer diagnostic and screening markets have substantially greater technological, financial, research and development, manufacturing, human and marketing resources and experience than we do.  These companies may succeed in developing, manufacturing and marketing products that are more effective or less costly than our products.  The competition for developing a commercial device utilizing computed tomography techniques and laser technology is difficult to ascertain given the proprietary nature of the technology.

To IDSI’s knowledge, no other company has a functioning optical imaging device designed for use as an adjunct to mammography.  CTLM® Laser Mammography Systems are in clinical settings in Italy, Germany, Poland, the Czech Republic, Peoples Republic of China, and the United Arab Emirates.  Over 14,000 breast exams have been completed on CTLM® systems.  Methods for the detection of cancer are subject to rapid technological innovation and there can be no assurance that future technical changes will not render our CTLM® obsolete.  There can be no assurance that the development of new types of diagnostic medical equipment or technology will not have a material adverse effect on our business, financial condition, and results of operations.

Risks associated with our securities

Our common stock is considered "a penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Presently, the market price of our common stock is substantially less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.  In addition, since our common stock is traded on the NASDAQ OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock.

The volatility of our stock price could adversely affect your investment in our common stock.

The price of our common stock has fluctuated substantially since it began trading on the OTC Bulletin Board in September 1994.  For example, in the current fiscal year which began July 1, 2008, the bid price ranged from a low of $0.0053 in the fourth quarter to a high of $0.055 in the second quarter, and in our last fiscal year which ended June 30, 2008, the bid price ranged from a low of $0.02 in the fourth quarter to a high of $0.088 in the first quarter.  The market price of our shares, like that of the common stock of many other medical device companies, is likely to continue to be highly volatile.  Factors that may have an impact on the price of our common stock include:

•	the timing and results of our clinical trials or those of our competitors,
•	governmental regulation,
•	healthcare legislation,
•	geopolitical events,
•	equity or debt financing, and
•
developments in patent or other proprietary rights pertaining to our competitors or us, including litigation, fluctuations in our operating results, and market conditions for medical device company stocks and life science stocks in general.

We may issue preferred stock at any time to prevent a takeover or acquisition, any of which issuance could dilute the price of our common stock.

Our articles of incorporation authorize the issuance of preferred stock with designations, rights, and preferences that may be determined from time to time by the board of directors.  Our board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting and other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock.  This could substantially dilute the common shareholders’ interest and depress the price of our common stock.  In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change-in-control.  The substantial number of issued and outstanding convertible preferred stock and the convertible debentures, and their terms of conversion may discourage or prevent an acquisition of our company.

Our dependence on our Equity Credit Line for financing our operations could dilute the price of our common stock.

Until the time when we are able to generate material revenues, we are dependent on equity or other financing to continue operations.  We will require substantial additional funds for our operations and the costs associated with the resubmission of our PMA application.  In the event that we are unable to utilize our Equity Credit Line, our common shares may be used for the conversion of new preferred stock or debentures or to accommodate other future issuances of equity securities.

Based on the closing bid price of our common stock on June 1, 2009 of $0.0077 per share, hypothetically 1,853,862,083 shares would be required to be issued to draw the entire $13,347,807 available under the Sixth Private Equity Credit Agreement; however, our ability to use the equity credit line at any particular time will be limited by the number of shares currently authorized and based on our stock price at the time, unless our shareholders approve an increase in our authorized shares.

As of June 1, 2009, we would be required to issue hypothetically 2 billion authorized shares apportioned as follows:

•	1,853,862,083 shares for complete utilization of the Sixth Private Equity Credit Agreement
•	30,132,149 shares required for the exercise of all outstanding options
•	69,828,000 shares required for the full conversion of the remaining $329,000 Debentures
•	15,222,222 shares required for the full exercise of the warrants issued in connection with the sale of the initial debenture.

•	2,666,666 shares required for the full exercise of the warrants issued to the placement agent in connection with the initial Debenture.

We now have issued and outstanding 570,943,175 shares of common stock out of 950,000,000 authorized shares.  In addition, we have reserved 30,132,149 shares to cover outstanding options.

There is potential exposure to us in that certain shares of common stock have been issued by us pursuant to conversion of our convertible debentures and exercise of related warrants, which were resold by the debenture holders relying on the effectiveness of the relevant registration statement.

From November 12, 2008 through December 5, 2008, the debenture holders Whalehaven Capital Fund Ltd. (“Whalehaven”) and Alpha Capital Anstalt (“Alpha”) converted $175,000 principal amount of the first $400,000 debenture, sold on August 1, 2008, for which the relevant registration statement became effective on November 12, 2008.  On November 20, 2008, in connection with the sale of the second $400,000 debenture, the text of the first debenture was amended to add conforming language implementing the $.013 floor price for conversion of the debentures as agreed to by the parties on October 23, 2008.  On December 10, 2008, we entered into an Amendment Agreement with Whalehaven and Alpha (the “Purchasers”) specifically relating to the warrants which accompanied the initial debenture (the “Warrants”).  Under this Amendment Agreement, we agreed to reduce the exercise price of the Warrants to $.015 per share in exchange for the Purchasers' agreement to immediately exercise the Warrants as to 7,000,000 shares (5,000,000 covered by the Whalehaven Warrant and 2,000,000 covered by the Alpha Warrant).  On December 12, 2008, we filed a prospectus supplement reflecting this repricing of the warrants.

As of December 31, 2008, we entered into a second Amendment Agreement with Whalehaven and Alpha specifically relating to the Warrants.  On January 5, 2009, we filed a prospectus supplement.  Under the second Amendment Agreement, we agreed to reduce the exercise price of the Warrants to $.005 per share in exchange for the Purchasers' agreement to immediately exercise the Warrants as to 14,755,555 shares (11,200,000 by Whalehaven and 3,555,555 by Alpha).  We further agreed to issue new Warrants to purchase at $.005 per share up to a number of shares of Common Stock equal to the number of shares underlying the existing Warrants being exercised by Whalehaven and Alpha under the second amendment agreement.  On January 7, 2009, we filed a prospectus supplement reflecting this repricing of the Warrants.

The repricing of the Warrants and amendment of the initial debentures after the effectiveness of the subject registration statement, together with the sale of shares underlying the debentures and warrants after the effectiveness, may have resulted in the unlawful sale of unregistered securities, based on the SEC’s interpretive guidance which permits the registration for resale of securities issued pursuant to a private placement provided that the terms of the private placement are not changed following effectiveness of the registration statement.  The repricing of the Warrants may have been inconsistent with this guidance.  Consequently, third parties who purchased the subject shares after November 12, 2008 could sue us and/or Whalehaven or Alpha for rescission. The measure of damages would be the purchase price paid plus interest. We are unable to assess the amount of damages in the event that there is any liability.  As of the date of this prospectus, neither we nor Whalehaven nor Alpha has been contacted by any third parties seeking rescission.  See Sale of Unregistered Securities -"Debenture Private Placement".

We currently are controlled by our executive officers and directors; however, a change-in-control may occur.

Our management beneficially owns 35,652,794 shares of our common stock or 6.24% (assuming exercise of their currently exercisable options) of our common stock.  Although management owns a minority of the outstanding common stock, since we do not have cumulative voting, and since, in all likelihood the officers and directors will be voting as a block and will be able to obtain proxies of other shareholders, management may remain in a position to elect all of our directors and control our policies and 1,853,862,083 shares to draw the balance of $13,347,807 million available under the Sixth Private Equity Credit Agreement.  The amounts of shares issuable under the Sixth Private Equity Credit Agreement or any subsequent Private Equity Credit Agreement could increase substantially if our common stock price declines.  Dilution to management's ownership percentage as a result of share issuances under the Sixth Private Equity Credit Agreement and subsequent financings could cause a change in control.

We have not paid and do not currently intend to pay dividends, which may limit the current return you may receive on your investment in our common stock.

Since inception, we have not paid a dividend on our common stock and do not intend to pay dividends on our common stock in the foreseeable future.

Risks associated with our technology

We depend on third-party licensing agreements for patents and software without which our operations may be curtailed.

We hold the rights, through an exclusive patent licensing agreement, for the use of the patent for the CTLM® technology.  In addition, we own 20 patents and have 4 additional United States patents pending with regard to optical tomography.  We also have patent rights through a non-exclusive licensing agreement from a third-party as well as three non-exclusive licensing agreements for software from third-parties. If any of these agreements were terminated, our operations may be curtailed until alternative solutions were found.

Our business would lose its primary competitive advantage if we are unable to protect our proprietary technology, or if substantially the same technology is developed by others.

We rely primarily on a combination of trade secrets, patents, copyright and trademark laws, and confidentiality procedures to protect our technology.  Our ability to compete effectively in the medical imaging products industry will depend on our success in protecting our proprietary technology, both in the United States and abroad.  There can be no assurances that any patent that we apply for will be issued, or that any patents issued will not be challenged, invalidated, or circumvented, that we will have the financial resources to enforce them, or that the rights granted will provide any competitive advantage.  We hold 16 foreign patents; however, we have applied for 6 patents in various foreign countries.  We could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted by third parties, the expenditure of which we might not be able to afford.  Although we have entered into confidentiality and invention agreements with our employees and consultants, there can be no assurance that these agreements will be honored or that we will be able to protect our rights to our non-patented trade secrets and know-how effectively.  There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.  In addition, we may be required to obtain licenses to patents or other proprietary rights from third parties.  If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture, or sale of products requiring these licenses could be foreclosed.

Additionally, we may, from time to time, support and collaborate in research conducted by universities and governmental research organizations.  There can be no assurance that we will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations or that disputes will not arise with respect to rights in derivative or related research programs that we conducted in conjunction with these organizations.

It may be necessary to enter into unfavorable agreements or defend lawsuits which would be costly if we infringe upon the intellectual property rights of others.

There has been substantial litigation regarding patent and other intellectual property rights in the medical device and related industries.  We have been, and may be in the future, notified that we may be infringing on intellectual property rights possessed by other third parties.  If any claims are asserted against our intellectual property rights, we may seek to enter into royalty or licensing arrangements.  There is a risk in situations that no license will be available or that a license will not be available on reasonable terms.  Alternatively, we may decide to litigate these claims or design around the patented technology.  These actions could be costly and would divert the efforts and attention of our management and technical personnel.  Consequently, any infringement claims by third parties or other claims for indemnification by customers resulting from infringement claims, whether or not proven to be true, may be costly to defend and may further limit the use of our technology.

We may not be able to keep up with the rapid technological change in the medical imaging industry which could make the CTLM® obsolete.

Methods for the detection of cancer are subject to rapid technological innovation and there can be no assurance that technical changes will not render our proposed products obsolete.  Although we believe that the CTLM® can be upgraded to maintain its state-of-the-art character, the development of new technologies or refinements of existing ones might make our existing system technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our CTLM®.  There can be no assurance that the development and commercial availability of new types of diagnostic medical equipment or technology will not have a material adverse effect on our business, financial condition, and results of operations.  Although we are aware of no substantial technological changes pending, should a change occur, there can be no assurance that we will be able to acquire the new or improved technology which may be required to update the CTLM®.

Risks associated with our business

We must comply with extensive governmental regulations and have no assurance of regulatory approvals or clearances which could cause us to cut back or cease operations.

A delay or inability to obtain any necessary United States, state or foreign regulatory clearances or approvals for our products would prevent us from selling the CTLM® system in the U.S. and other countries.

In the United States, the CTLM® is regulated as a medical device and is subject to the FDA's pre-market clearance or approval requirements.  To obtain FDA approval of an application for pre-market approval of a diagnostic tool such as the CTLM®, the pre-market approval application must demonstrate based on statistically significant results from extensive clinical studies, that the subject device is safe and has clinical utility, meaning that as a diagnostic tool it provides information that measurably contributes to a diagnosis or management of a disease or condition.  We rely on outside FDA consultants to assist us in obtaining the PMA from the FDA.

In addition, sales of medical devices outside the United States may be subject to international regulatory requirements that vary from country to country.  The time required to gain approval for international sales may be longer or shorter than required for FDA approval and the requirements may differ.

Regulatory approvals, if granted, may include significant limitations on the indicated uses for which the CTLM® may be marketed.  In addition, to obtain these approvals, the FDA and certain foreign regulatory authorities may impose numerous other requirements which medical device manufacturers must comply with.  Product approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

The third-party manufacturers upon which we will depend to manufacture our products are required to adhere to applicable FDA regulations regarding quality systems regulations commonly referred to as QSRs, which include testing, control and documentation requirements.  Failure to comply with applicable regulatory requirements, including marketing and promoting products for unapproved use, could result in warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or approval for devices, withdrawal of approvals and criminal prosecution.  Changes in existing regulations or adoption of new government regulations or polices could prevent or delay regulatory approval of our products.  Material changes to medical devices also are subject to FDA review and clearance or approval.

There can be no assurance that we will be able to obtain or maintain the following:

•	FDA approval of a pre-market approval application for the CTLM®,
•	foreign marketing clearances for the CTLM® or regulatory approvals or clearances for other products that we may develop, on a timely basis, or at all,
•	timely receipt of approvals or clearances,
•	continued approval or clearance of previously obtained approvals and clearances, and
•	compliance with existing or future regulatory requirements.

If we do not obtain or maintain any of the above-mentioned standards, there may be material adverse effects on our business, financial condition and results of operations.

We may not be able to develop the family of products that are currently in the early stages of development due to our need for additional capital.

Due to our need for additional capital, our proposed products other than the CTLM® device are at early stages of development.  There can be no assurance that any of our proposed products, including the CTLM®, will:

•	be found to be effective,
•	meet applicable regulatory standards or receive necessary regulatory clearance,
•	be developed into commercial products, manufactured on a large scale or be economical to market, or
•	achieve or sustain market acceptance.

Therefore, there is substantial risk that our product development and commercialization efforts will prove to be unsuccessful.

We depend on market acceptance to sell our products, which have not been proven, and a lack of acceptance of the CTLM® could cause our business to fail.

There can be no assurance that physicians or the medical community in general will accept and utilize the CTLM® or any other products that we develop.  The extent and rate the CTLM® achieves market acceptance and penetration will depend on many variables, including, but not limited to the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of the CTLM® and the advantages of the CTLM® over existing technology and cancer detection methods.

There can be no assurance that the medical community and third-party payers will accept our unique technology.  Similar risks will confront any other products we develop in the future.  Failure of our products to gain market acceptance would hinder our sales efforts resulting in a loss of revenues and potential profit and, ultimately, could cause our business to fail.  It would further prevent us from developing new products.

We depend upon suppliers with whom we have no contracts, which suppliers could cause production disruption if they terminated or changed their relationships with us.

We believe that there are a number of suppliers for most of the components and subassemblies required for the CTLM®; however, components for our laser system are provided by one supplier.  Although these components are provided by a limited number of other suppliers, we believe our laser supplier and their products are the most reliable.  We have no agreement with our laser supplier and purchase the laser components on an as-needed basis.

For certain services and components, we currently rely on single suppliers.  If we encounter delays or difficulties with our third-party suppliers in producing, packaging, or distributing components of the CTLM® device, market introduction and subsequent sales would be adversely affected.

We have limited experience in sales, marketing and distribution, which could negatively impact our ability to enter into collaborative arrangements or other third party relationships which are important to the successful development and commercialization of our products and potential profitability.

We have limited internal marketing and sales resources and personnel.  There can be no assurance that we will be able to establish sales and distribution capabilities or that we will be successful in gaining market acceptance for any products we may develop.  There can be no assurance that we will be able to recruit and retain skilled sales, marketing, service or support personnel, that agreements with distributors will be available on terms commercially reasonable to us, or at all, or that our marketing and sales efforts will be successful.

There can be no assurance that we will be able to further develop our distribution network on acceptable terms, if at all, or that any of our proposed marketing schedules or plans can or will be met.

We depend on qualified personnel to run and develop our specialized business who we may be unable to retain or hire.

Due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel.  We have entered into employment agreements with some of our executive officers.  The loss of the services of existing personnel, as well as the failure to recruit key scientific, technical and managerial personnel in a timely manner would be detrimental to our research and development programs and could have an adverse impact upon our business affairs and finances.  Our anticipated growth and expansion into areas and activities requiring additional expertise, such as marketing, will require the addition of new management personnel.  Competition for qualified personnel is intense and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business.

We have a limited manufacturing history that could cause delays in the production and shipment of our product.

We will have to expand our CTLM® manufacturing and assembly capabilities and contract for the manufacture of the CTLM® components in volumes that will be necessary for us to achieve significant commercial sales in the event we begin foreign sales and/or obtain regulatory approval to market our products in the United States.  We have limited experience in the manufacture of medical products for clinical trials or commercial purposes.  Should we continue to manufacture our products at our facility, our manufacturing facilities would continue to be subject to the full range of the FDA's current quality system regulations.  In addition, there can be no assurance that our manufacturing efforts will be successful or cost-effective.

We depend on third parties who may not be in compliance with the FDA's quality system regulations which may delay the approval or decrease the sales of the CTLM®.

We have used and do use third parties to manufacture and deliver the components of the CTLM® and intend to continue to use third parties to manufacture and deliver these components and other products we may develop.  There can be no assurance that the third-party manufacturers we depend on for the manufacturing of CTLM® components will be in compliance with the quality system regulations (QSR) at the time of the pre-approval inspection or will maintain compliance afterwards.  This failure could significantly delay FDA approval of the pre-market approval application for the CTLM® device.

We will rely on international sales and may be subject to risks associated with international commerce.

We have commenced international sales efforts for the CTLM® in Europe, China, South America, and the Middle East.  Until we receive pre-market approval from the FDA to market the CTLM® in the United States, our revenues, if any, will be derived from sales to international distributors.  A significant portion of our revenues may be subject to the risks associated with international sales, including:

•	economic and political instability,
•	shipping delays,
•	fluctuation of foreign currency exchange rates,
•	foreign regulatory requirements,
•	various trade restrictions, all of which could have a significant impact on our ability to deliver products on a timely basis, and
•	inability to collect outstanding receivables to the extent that irrevocable letters of credit are not used.

Significant increases in the level of customs duties, export quotas or other trade restrictions could have a material adverse effect on our business, financial condition and results of operations.  The regulation of medical devices in foreign countries continues to develop, and there can be no assurance that new laws or regulations will not have an adverse effect on us.  In order to minimize the risk of doing business with distributors in countries which are having difficult financial times, our international distribution agreements all require payment via an irrevocable letter of credit drawn on a United States bank prior to shipment of the CTLM®.

Our business has the risk of product liability claims, and adequate insurance coverage may be too expensive or unavailable, which may expose us to material liabilities.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, and marketing of cancer detection products.  Significant litigation, not involving us, has occurred in the past based on the allegations of false negative diagnoses of cancer.  There can be no assurance that we will not be subjected to claims and potential liability.  Although the FDA does not require product liability insurance with regard to clinical investigations, we obtained and carried product liability insurance in the amount of $3,000,000 during the U.S. Clinical trials.  While we plan to obtain insurance against product liability and defense costs in the future, there can be no assurance that claims against us arising with respect to our products will be successfully defended or that the insurance to be carried by us will be sufficient to cover liabilities arising from any claims.  A successful claim against us in excess of our insurance coverage could have a material adverse effect on us.  Furthermore, there can be no assurance that we will be able to continue to obtain or maintain product liability insurance on acceptable terms.

USE OF PROCEEDS

The selling security holder is selling all of the shares covered by this prospectus for its own account.  Accordingly, we will not receive any proceeds from the resale of the shares.  We will receive proceeds from any sales of common stock under the Sixth Private Equity Credit Agreement to Charlton.  We intend to use the net proceeds received under the Sixth Private Equity Credit Agreement as working capital to cover our general corporate needs until such time, if ever, as we are able to generate a positive cash flow from operations.  Based on the $.0082 market price of our common stock on June 1, 2009, we estimate that we will require the shelf registration of 120 million shares of our common stock in order to receive net proceeds of approximately $960,000 from sales to Charlton of the shares covered by this prospectus.  We expect to use these net proceeds over the next four months in the following approximate amounts: $430,000 for general and administrative expenses, $430,000 for clinical and regulatory expenses; $25,000 for research and development expenses, $25,000 for the purchase of components and parts to manufacture CTLM® systems and $50,000 for sales and marketing expenses.  We will bear all expenses relating to the registration statement of which this prospectus is a part.

We have used the funds previously raised from Charlton to provide working capital, primarily for general and administrative, engineering, research and development, clinical and regulatory expenses.

THE OFFERING

Securities Offered by Selling Security Holders

Common Stock	120,000,000

Equity Securities Outstanding(1)

Common Stock(1),(2)	570,943,175
Debenture Shares(2)	69,828,000
Warrants(2)	17,888,888
Options(3)	30,132,149

(1)	The total number of equity shares outstanding as of June 1, 2009. Our authorized common stock is 950,000,000 shares.
(2)
The total number of shares of common stock does not include (i) 4,320,000 shares of common stock issuable upon conversion of the $20,000 remaining principal balance of our senior secured convertible debentures dated August 1, 2008, or shares issuable as payment of interest on the debentures; (ii) 65,508,000 shares of common stock issuable upon the conversion of our outstanding $309,000 senior secured convertible debentures dated November 20, 2008, or shares issuable as payment of interest on the debentures; (iii) 17,888,888 shares issuable upon exercise of our outstanding warrants; and (iv) 30,132,149 shares of common stock subject to outstanding options.

(3)
The options were issued in connection with our stock option plans and/or in connection with some of our employment agreements and the sale of our commercial property in Plantation, Florida.  The exercise prices of the options range from $.01 to $2.77 per share.

SELLING SECURITY HOLDER

The selling security holder, Charlton Avenue LLC, is the potential purchaser of stock under the Sixth Private Equity Credit Agreement.  The shares offered in this prospectus are based on the Sixth Private Equity Credit Agreement between the selling security holder and us.  We are unable to determine the exact number of shares that will actually be sold according to this prospectus due to:

•	the ability of the selling security holder to determine when and whether it will sell any shares under this prospectus; and
•	the uncertainty as to the number of shares of common stock, which will be issued upon exercise of our put options under the Sixth Private Equity Credit Agreement.

The put option price is 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche.

Neither Charlton nor any of its affiliates has held any position, office, or other material relationship with us in the past five years except that, since April 1999, Charlton has acquired a total of 383,648,340 shares of common stock through conversion of $13,410,000 of our preferred stock and debentures that it purchased and through $42,324,451 in purchases under the Private Equity Agreements.  See “Financing/Equity Line of Credit/Debentures.”

The following table identifies the selling security holder based upon information provided to us by Charlton as of June 1, 2009, with respect to the shares beneficially held by or acquirable by, the selling security holder, and the shares of common stock beneficially owned by the selling security holder which are not covered by this prospectus.

Selling Security Holders' Table

Name and Address Of Security Holder	Registrant’s Relationship With Selling Security Holder Within The Past Three Years	Common Shares Owned Prior To Offering	Total Number Of Shares To Be Registered	Total Number Of Shares Owned by Security Holder After Offering	Percentage Owned (if more than 1%) by Security Holder After Offering
Charlton Avenue LLC* c/o Citco Trustees (Cayman Limited) P.O. Box 31106 SMB Grand Cayman Cayman Island, British West Indies	Investor	-0-	120,000,000	-0-	-0-

* Navigator Management, Ltd. is the director of and has sole voting and investment control over Charlton Avenue LLC.  Arlene DeCastro and Gayle Lettsome are Directors of Navigator and control Navigator’s voting and investment decisions on behalf of Charlton.

PLAN OF DISTRIBUTION

The selling security holder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling security holder may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.  Upon our being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon our being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the shares will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling security holder and/or the purchasers.  The selling security holder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder's business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised the selling security holder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.  If the selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling security holder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling security holder in connection with the resales of its shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.  We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 952,000,000 shares of capital stock of which 950,000,000 shares are common stock, no par value, and 2,000,000 shares are preferred stock, no par value.  As of June 1, 2009, there were issued and outstanding 570,943,175 shares of common stock, warrants to purchase 17,888,888 shares of common stock and options to purchase 30,132,149 shares of common stock.

Common Stock
Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders.  There is no cumulative voting in the election of directors.  Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available.  In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities and any preferential distributions payable to preferred stockholders.  The holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock.  All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock
Our articles of incorporation authorize the issuance of preferred stock with designations, rights, and preferences as may be determined from time to time by the board of directors.  The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common shareholder’s interest and depress the price of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements have been examined by Sherb & Co., LLP, Boca Raton, FL, independent registered public accounting firm, for the periods and to the extent set forth in their report and are used in reliance upon their authority as experts in accounting and auditing.

The validity of the common stock offered in this prospectus will be passed upon for the Company by Carlton Fields, P.A., Miami, Florida.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Imaging Diagnostic Systems, Inc. is a development stage medical technology company.  Since its inception in December 1993, we have been engaged in the development and testing of a Computed Tomography Laser Breast Imaging System for detecting breast cancer (CT Laser Mammography or, "CTLM®").  We are currently in the process of commercializing the CTLM® in certain international markets where approvals to market have been secured although CTLM® is not yet approved for sale in the US.  CTLM® is a Class III medical device and we are continuing efforts to secure the Food and Drug Administration’s PreMarket Approval based upon clinical studies.  CTLM® studies have been declared a Non-Significant risk (NSR) study when used for our intended use.

The CTLM® laser breast imaging system is being marketed as an adjunct to mammography and will not compete directly with X-ray mammography.  CTLM® is, however, an emerging new modality offering the potential of molecular functional imaging, which can visualize the process of angiogenesis which may be used to distinguish between benign and malignant tissue.

We believe that the adjunctive use of CT laser breast imaging will improve early diagnosis, reduce diagnostic uncertainty, decrease the number of biopsies performed on benign lesions, and improve breast cancer case management, especially in dense breasts.

A CTLM® breast exam is non-invasive and can be performed by a medical technician.  A patient lies face down on a scanning table with one breast hanging naturally into a specially designed scanning chamber.  The scanner images the breast in contiguous slices from chest wall to nipple in minutes.  One breast is scanned at a time.  The CTLM® is a sophisticated electro-mechanical scanner under microprocessor and computer control.  Results are available immediately in digital format for comparison to mammography results, consultation, transmission to multi-modality reading stations, or archiving.

Images and study results present as multiple-slice data sets which can be viewed slice-by-slice or as a 3D volume with image manipulation tools.  Images are usually viewed in gray and green color shades, since color displays are common with other molecular imaging modalities such as nuclear medicine, PET, fMRI, and in radiation therapy imaging.

Breast Cancer
The American Cancer Society (ACS) estimated that approximately 182,460 new cases of invasive breast cancer and 67,770 cases of carcinoma in situ (CIS) non-invasive (localized) breast cancer will be diagnosed in the United States during 2008.  Breast cancer ranks as the second leading cause of cancer-related death among women, causing an estimated 40,480 deaths in 2008.

There is widespread agreement that screening for breast cancer, when combined with appropriate follow-up, will reduce mortality from the disease.  According to the National Cancer Institute (NCI), the five-year survival rate decreases from 96% to 78% after the cancer has spread to the lymph nodes, and to 18% after it has spread to other organs such as the lung, liver or brain.  A major problem with current detection methods is that studies have shown that mammography does not detect 15%-20% of breast cancers detected by physical exam alone.

Breast cancer screening is generally recommended as a routine part of preventive healthcare for women over the age of 20 (approximately 90 million in the United States).  For these women, the American Cancer Society (ACS) has published guidelines for breast cancer screening including: (i) monthly breast self-examinations for all women over the age of 20; (ii) a clinical breast exam (CBE) every three years for women in their 20s and 30s; (iii) a baseline mammogram for women by the age of 40; and (iv) an annual mammogram for women age 40 or older.

Each year, approximately eight million women in the United States require diagnostic testing for breast cancer due to a physical symptom, such as a palpable lesion, pain or nipple discharge, discovered through self or physical examination (approximately seven million) or a non-palpable lesion detected by screening x-ray mammography (approximately one million).  Once a physician has identified a suspicious lesion in a woman’s breast, the physician may recommend further diagnostic procedures, including a diagnostic x-ray mammography, an ultrasound study, a magnetic resonance imaging procedure, or a minimally invasive procedure such as fine needle aspiration or large core needle biopsy.  In each case, the potential benefits of additional diagnostic testing must be balanced against the costs, risks and discomfort to the patient associated with undergoing the additional procedures.

Due in part to the limitations in the ability of the currently available modalities to identify malignant lesions, a large number of patients with suspicious lesions proceed to surgical biopsy, an invasive and expensive procedure.  Approximately 1.3 million surgical biopsies are performed each year in the United States, of which approximately 70-80% result in the surgical removal of benign breast tissue.  The average cost of a surgical biopsy ranges from approximately $1,000 to $5,000 per procedure.  Thus, biopsies of benign breast tissue may cost the U.S. health care system approximately $2.45 billion annually.  In addition, biopsies result in pain, scarring, and anxiety to patients.  Patients who are referred to biopsy usually are required to schedule the procedure in advance and generally must wait up to 48 hours for their biopsy results.

Screening and Diagnostic Modalities

Mammography
Mammography is an x-ray imaging modality commonly used for both routine breast cancer screening and as a diagnostic tool.  A mammogram produces either films or electronic images of the internal structure of the breast and surrounding tissues.  In a screening mammogram, radiologists seek to detect suspicious lesions, while a diagnostic mammogram seeks to characterize suspicious lesions.

In the U.S., a certified technologist performs the x-ray procedure under the Congressional Mammography Quality Standards Act (MQSA).  MQSA was enacted to improve x-ray breast cancer detection studies by regulating machine specifications, quality control procedures, technologist training and certification, and other variables.  Still, mammography is viewed as an ‘imperfect’ breast cancer detection tool and is often supplemented with follow-up studies including more x-rays at later dates, closer physical examination of the patient, adjunctive ultrasound exams, and, when available, breast MRI or scintimammography, and biopsy.

Because x-ray mammography exposes the patient to radiation, the American Cancer Society recommends that mammograms be limited to once per year.  X-ray mammography is documented to be less effective for women with dense breasts.  X-ray mammography machines use mechanical means to squeeze or compress the breast and flatten the volume so that x-rays may penetrate more uniform tissue.  These techniques are technically necessary but are often painful and uncomfortable to patients.  Most mammography exams include 2 views of each breast which equates to 4 compressions per session.

According to the CDC, 62.8% of women over age 40 received a mammogram in 2004.  Estimates are that in 2004 there were more than 49 million screening mammograms alone in the U.S. and 117 million world wide (TriMark, Jan. 2005 estimates).

The Medicare billing of a diagnostic mammogram is approximately $120 to $160 per procedure and requires the use of x-ray equipment ranging in cost from $75,000 to $225,000 and perhaps ultrasound equipment ranging from $60,000 to $200,000.

Digital Mammography
Digital mammography, also referred to as “full-field digital” mammography, is the latest form of breast x-ray examination.  These systems eliminate the use of x-ray film and record images directly on electronic panels. The digital images can then be manipulated and examined on an electronic viewing station.  However, the limitations of conventional mammography still exist in digital mammography. Digital mammography units sell for $300,000 to $430,000 and Medicare billing for the procedures ranges from $170 to $200.

Magnetic Resonance Imaging
Magnetic resonance imaging (“MRI”) produces images using a magnetic field and radiofrequency (RF) gradients under computer control to produce proton density images.  MRI has proven effective in imaging breasts with prosthetic implants, detecting recurrent cancer, evaluating the response to chemotherapy and serving as an additional imaging option when mammography or ultrasound fails to provide sufficient imaging information.

MRI offers the advantage over x-ray that not only visualizes fine-details in breast tissue but also detects blood flow and angiogenesis associated with malignancies.  The disadvantages are that MRI systems are not widely available in the global market and the costs of using conventional MRI scanners for breast exams are sometimes prohibitive.  Dedicated breast MRI systems sell for approximately $1,200,000 and Medicare billing is approximately $1,500.

Ultrasound
Ultrasound imaging is routinely used in breast imaging practices.  Ultrasound systems can image breast tissue by ‘sonar’ techniques.  Sound transducers are placed directly on breast tissue coupled with an acoustic gel substance.  Trained sonographers locate suspicious areas by moving the transducer over the area of interest.  In some countries physicians perform the study and interpret the results.

Ultrasound images are localized to areas of suspicion usually detected by a previous mammogram.  If mammographic results suggest the presence of a lesion, ultrasound may help differentiate a solid from a cystic mass and locate a biopsy site.  The Medicare billing rate is approximately $240 per procedure and requires the use of capital equipment ranging in cost from approximately $60,000 to $200,000.

Fluorescence Imaging
Fluorescence and molecular imaging techniques are of growing importance to the drug development industry and for disease detection.  Certain molecules exhibit the phenomenon of emitting light after being illuminated by light of an appropriate wavelength, e.g., from a laser.  The light that is emitted is referred to as “fluorescent” light.  The compounds that produce fluorescence are commonly referred to as fluorescent dyes.  At least one company to our knowledge is developing a fluorescent compound for possible use in breast cancer detection.

The CTLM® system laser diodes can stimulate fluorescent light emissions when used in conjunction with such compounds.  When an appropriate fluorescent compound has been introduced into the blood, areas with an abundance of blood vessels, i.e., the angiogenesis associated with a tumor, may retain a higher concentration of the fluorescent compound.  As the CTLM® scanner illuminates these areas; fluorescent light is emitted and detected.  Reconstructed CTLM® images then locate and quantify the fluorescent area within the area of interest.

Several CTLM®’s were retrofitted with laser diodes tuned to specific wavelengths of light which matched the compounds.  Optical filters limited the spectral responses to selected wavelengths.  Experiments were conducted by placing fluorescent compounds inside a breast equivalent phantom and scanning it with CTLM®.  To our knowledge we were the first with the ability to excite a fluorescent compound, detect its location within the simulated breast, and create an image.  On September 14, 1999, a patent was issued to IDSI titled “Laser Imaging Apparatus Using Biomedical Markers that Bind to Cancer Cells” as Patent No 5,952,664.

In March 2002, we signed an agreement with Schering AG to evaluate the advantages of new fluorescence compounds for the potential use of detecting breast cancer.  We installed three CTLM® systems for Schering AG’s clinical trials: one at Charite’s Robert-Rössle Clinic in Berlin, one at the University of Muenster, and the third at Charite Hospital in Berlin, Germany as part of their Phase 1 clinical studies of fluorescent imaging compounds.  In November 2005, we announced that Schering AG had completed the evaluation of fluorescent imaging compound SF64 with three modified CT Laser Mammography systems.  The loaned systems, which had been modified to Schering AG's specifications were subsequently returned to IDSI and have been re-manufactured.  IDSI is continuing to research and develop fluorescence imaging techniques.

Laser Imager for Lab Animals

Our Laser Imager for Lab Animals “LILA™” program is an optical helical micro-CT scanner in a third-generation configuration.  The system was designed to image numerous compounds, especially green fluorescent protein, derived from the DNA of jellyfish.  The LILA scanner is targeted at pharmaceutical developers and researchers who monitor cancer growth and who use multimodality small animal imaging in their clinical research.

IDSI’s strategic thrust for the LILA project changed, as we decided to focus on women’s health business markets with a family of CTLM® systems and related devices and services.  The animal imager did not fit our business model although the fundamental technology is related to the human breast imager.  Consequently, we sought to align the project with a company already in the animal imaging market that might complete the LILA and commercialize it.

On August 30, 2006 we announced an exclusive license agreement under which Bioscan, Inc. would integrate LILA technology into their animal imaging portfolio.  Under the agreement we would transfer technology to Bioscan by December 2006 upon receipt of the technology transfer fee.  We have received full payment of $250,000 for the technology transfer fee.  The agreement also provides for royalties on future sales.  Bioscan has commenced its work on the LILA project; however, there can be no assurance that it will be successful or that we will receive any royalties from Bioscan.

Government Regulation

United States Regulation
The CTLM® is a medical device and it is subject to the relevant provisions of the United States Food, Drug and Cosmetic Act (FD&C Act”) and its implementing regulations.  Pursuant to the FD&C Act, the FDA regulates, among other things, the manufacturing, labeling, distribution, and promotion of the CTLM® in the United States.  The Act requires that a medical device must (unless exempted by regulation) be cleared or approved by the FDA before being commercially distributed in the United States.  The FD&C Act also requires that manufacturers of medical devices, among other things, comply with specific labeling requirements and manufacture devices in accordance with Current Good Manufacturing Practices, which require that companies manufacture their products and maintain related documentation in a conformed manner with respect to manufacturing, testing, and quality control activities.  The FDA inspects medical device manufacturers and distributors, and has broad authority to order recalls of medical devices, to seize non-complying medical devices, to enjoin and/or impose civil penalties, and to criminally prosecute violators.

The FDA classifies medical devices intended for human use into three classes: Class I; Class II; and Class III.  The CTLM is a Class III device.  Class III devices are devices for which the FDA has insufficient information to conclude that either general controls or special controls would be sufficient to assure safety and effectiveness, and which are life-supporting, life-sustaining, of substantial importance in preventing impairment of human health (e.g., a diagnostic device to detect a life-threatening illness), or present a potentially unreasonable risk of illness or injury.  Manufacturers of Class III devices must apply to the FDA for pre-marketing approval (“PMA”) before marketing can begin.  PMA applications must demonstrate, among other matters, that the medical device is safe and effective.  A PMA application is typically a complex submission, usually including the results of clinical studies and statistical analyses.

Once a PMA application has been filed, the FDA has 180 days to review it; however, the review time may be extended by the FDA asking for additional information or clarification of information already provided in the submission.  The FDA will inspect the manufacturing facility to ensure compliance with the FDA’s quality system regulations commonly referred to as QSRs prior to approval of a PMA.  The PMA process is lengthy and expensive and there can be no assurance that a PMA application will be approved within 180 days.

We have engaged the services of U.S. regulatory consultants who specialize in FDA matters to assist us in the final preparation and submission of our PMA application.  If we are unable to obtain prompt FDA approval, it will have a material adverse effect on our business and financial condition and would result in postponement of the commercialization of the CTLM®.  See “CTLM® Development History, Regulatory and Clinical Status

Any products manufactured or distributed by us pursuant to a PMA are or will be subject to pervasive and continuing regulation by the FDA.  Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission.  In addition, the marketing and use of our products may be regulated by various state agencies.  The export of medical devices is also subject to regulation in certain instances.  Both the FDA and the individual states may inspect the manufacturers of our products on a routine basis for compliance with current QSR regulations and other requirements.

In addition to the foregoing, we are subject to numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, and fire hazard control.  There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon our ability to conduct business.

Foreign Regulation
Sales of CTLM® systems outside of the United States are subject to foreign regulatory requirements that vary widely from country to country.  The time required to obtain approval for sale in foreign countries may be longer or shorter than that required for FDA clearance or approval, and the requirements may differ.  The laws of certain European and Asian countries have permitted us to begin marketing the CTLM® in Europe and Asia before marketing would be permitted in the United States.  In order to sell our products within the European Economic Area (“EEA”), we were required to achieve compliance with requirements of the Medical Devices Directive (“MDD”) and affix a “CE” marking on our products to attest such compliance.  In Europe, we have obtained the certifications necessary to enable the CE mark to be affixed to our products.  In obtaining these certifications, we utilized the services of a notified body (“NB”).  A NB is a private sector regulatory body responsible for the review and approval of the documentation submitted by us to gain CE approval. In November 2000, we were recommended for CE marking, subject to review by UL’s Notified Body.  In January 2001, we received regulatory approval from UL to apply the CE marking to our CTLM® system.  CE marking provides us the opportunity to market the CTLM® within the European Union, one of the largest markets in the world and permits medical device product sales in many other markets worldwide.

In October 2000, we contracted Underwriters Laboratories Inc. (“UL”) to perform safety testing and assist us in achieving the regulatory certifications necessary to begin selling the CTLM® system outside the United States.  We also chose our Notified Body to certify our compliance with EN29000/46001/ISO9000 quality assurance standards.  In January 2001 we received notice from UL of completion for worldwide safety classification of our CTLM® system.  We replaced our European authorized representative with Emergo Europe effective August 1, 2005 in the normal course of business.

In May 2001, we received ISO 9002 certification demonstrating our commitment for quality and our ability to provide consistency, reliability, value and exceptional customer service.  ISO 9002 certification is significant in facilitating the global marketing of our CTLM® system by conforming to an effective quality management system recognized around the world.

On September 25, 2001, we received a Certificate of Exportability from the FDA for the CTLM®.  The FDA requires unapproved Class III products that are subject to PMA requirements to have FDA Certificate of Exportability in order to be exported outside of the United States.   We received a renewal of our Certificate of Exportability dated May 30, 2007, which is valid for two years.

In October 2003, we announced that we received a Certificate of Approval that our Quality Management System has been inspected and upgraded to the following quality assurance standards: ISO 9001:2000, ISO, 13485:2003, and Annex II have been granted.  As of the date of this report, almost 100 countries, including the United States, the United Kingdom, Germany, Australia, Canada, Japan and France have adopted ISO Standards as the primary means for evaluating the quality of manufacturing products.  We have been re-inspected by UL and our Certificates of Approval have been renewed through May 29, 2009.

Corporate Information

Our executive offices are located at 5307 NW 35th Terrace, Fort Lauderdale, Florida 33309, and our telephone number is (954) 581-9800.  Our website is www.imds.com; however, information on our website is not, and should not be considered, part of this prospectus.  Our SEC filings are available on www.sec.gov.

CTLM® DEVELOPMENT HISTORY, REGULATORY AND CLINICAL STATUS

Since inception, the entire mission of IDSI was to further develop and refine the CT Laser Mammography system which was invented in 1989 by our late co-founder, Richard J. Grable.  The 1994 prototype was built on a platform using then state-of-the-art computer processors which were slow and lasers which were very sensitive to temperature changes and required frequent calibration and servicing.

In order to market and sell the CTLM® in the United States, we must obtain marketing clearance from the Food and Drug Administration.  A Pre-Market Approval (PMA) application must be supported by extensive data, including pre-clinical and clinical trial data, as well as evidence to prove the safety and effectiveness of the device.  Under the Food, Drug, and Cosmetic Act, the FDA has 180 days to review a submitted PMA application, although in certain cases the FDA may increase that time period through requests for additional information or clarification of existing information.

We received FDA approval to begin our non-pivotal clinical study in February 1999.  The first CTLM® was installed at Nassau County (NY) Medical Center in July 1999 and a second CTLM® was installed at the University of Virginia Health System.  We submitted the non-pivotal clinical data to the FDA in May 2001.  In spite of our efforts to control operating temperatures with thermal cooling cabinets for the lasers and voltage stabilizers to control power, our engineering team led by Mr. Grable decided that they would re-design the CTLM® system into a compact, robust system using surface-mount technology for the electronics and a solid state diode laser that did not require a separate chiller to control its operating temperature. It was a case where technology had to catch up with the invention.  Unfortunately, Mr. Grable passed away unexpectedly in 2001.   It took several years to re-design and test but our efforts were successful and we began to collect the clinical data necessary to file the PMA application. The application was filed in April 2003.

In August 2003, we received a letter from the FDA citing some deficiencies in the PMA application.  Initially we planned on submitting an amendment to make the PMA approvable and received an extension of time in March 2004 to respond with the amendment. In October 2004, we made a decision to withdraw our current PMA application and resubmit the entire package in a simpler and more clinically and technically robust filing.  The new PMA application would contain a rephrased intended use statement better supported by our data, the inclusion of new clinical cases to improve the biometrics, and with a new clinical protocol to fully support the adjunctive use of CTLM® in clinical mammography settings.

In November 2004, we received a letter from the FDA stating that it had determined that the CTLM® proposed clinical investigation was a non-significant risk (NSR) device study. We believed this new classification would be helpful in securing new research and development collaborative agreements.

In January 2005 we determined that the clinical study we intended to submit to the FDA did not, in our opinion, adequately reflect the capabilities of CTLM® as an adjunctive mammography tool.  The clinical cases were collected on CTLM® systems dating back to 2001.  Since that time we had developed significant improvements in the scanning subsystems, image reconstruction and image display software.  We had also improved quality assurance routines to ensure better operator and physician training, and improved image quality control.  We therefore announced our intention to collect data using our latest systems because we believed the results would yield a stronger study to support our PMA application.  Consequently, we decided to install updated CTLM® systems in the U.S. which extended the time to actual PMA submission from what we were earlier anticipating, but we believed this approach would better support the application.

We reported in our Prospectus dated December 27, 2005 that we experienced further delays because of difficulties in designing a revised clinical protocol and in enlisting hospitals and imaging centers to participate in acquiring new clinical cases.  In spite of the delays we experienced in obtaining the necessary approvals from the hospitals and their respective Institutional Review Boards (“IRB”), we made good progress in advancing PMA activities.  We further reported on March 23, 2006 that changes would be incorporated to bring the CTLM® system to its most current design level.  Those changes were made and do, we believe, improve the device’s image quality and reliability.  Upgraded CTLM® systems were installed at our U.S. clinical sites and data collection proceeded in accordance with our clinical protocol.  We are continuing to research and develop CTLM® technologies to advance the state-of-art of this new imaging modality.  As of May 2009, 10 clinical sites have participated in the clinical trials and we believe we have sufficient clinical data to support our PMA application.  While we anticipate that the remaining PMA process consisting of the reading phase, the statistical tabulation phase and submission of the application to the FDA should be completed in 2009, these milestones cannot be met unless we obtain sufficient financing through the sale of equity or debt securities.

We announced in March 2009, that our research and development team achieved a technical breakthrough with a new reconstruction algorithm that improves visualization of angiogenesis (cancer) in the CTLM® images.  The improved algorithm enhances the images by reducing the number of artifacts occasionally produced during an examination, thereby making diagnosis easier.  We also incorporated streamlined numerical methods into the software so that the new algorithm does not require additional computing resources, allowing us to provide the improved functionality to existing customers as a software upgrade.

The development chronology stated above details how complicated the process is to develop a brand new medical imaging technology.  We believe that we have a strong patent portfolio and are the world leader in optical tomography.  We have received marketing approval in China and Canada, the CE Mark for the European Union, ISO 9001:2000 registration, ISO 13485:2003 registration, UL Electrical Test Certificate, and Product registrations in Brazil and Argentina.  Worldwide, our end users have completed more than 14,000 patient scans, and we have sold 13 CTLM® systems as of the date of this report.  Our decision to fund the Company through the sale of equity has enabled us to reach this important milestone.  In fiscal 2009 we have used the proceeds from the sale of convertible debentures for working capital.  Going forward we intend to use the proceeds of draws from our Sixth Private Equity Credit Agreement and any successor private equity agreements with Charlton and/or alternative financing facilities, which may include issuance of convertible preferred stock, as our sources of working capital.  Substantial additional financing will be required before and after the filing of the PMA application.

Clinical Collaboration Sites Update

CTLM® Systems have been installed and patients are being scanned under clinical collaboration agreements as follows:

1)	Humboldt University of Berlin, Charité Hospital, Berlin, Germany
2)	The Comprehensive Cancer Centre, Gliwice, Poland (Two Systems)
3)	Catholic University Hospital, Rome, Italy
4)	Friendship Hospital, Beijing, Peoples Republic of China
5)	Tianjin Medical University’s Cancer Institute and Hospital, Tianjin, China

We are in discussions with other hospitals and clinics wishing to participate in our clinical collaboration program. We have been commercializing the CTLM® in many global markets and we previously announced our plans to set up this network to foster research and to promote the technology in local markets.  We will continue to support similar programs outside of the United States.  These investments may accelerate CTLM® market acceptance while providing valuable clinical experiences.

Global Commercialization Update

In March 2009, we announced that we had redefined our marketing strategy and launched a new campaign focusing on the international market.  Because of our disappointment with the performance of many of our previous distributors, we have terminated their distribution agreements for non-performance or allowed their agreements to expire.  In April 2009, we were pleased to announce that we renewed our distribution agreement with EDO MED Sp. Z.o.o. as our exclusive distributor in Poland.  EDO MED will continue to market and provide technical service support for the CTLM® throughout Poland, as well as to assist with and promote the ongoing research efforts utilizing CTLM® technology at the Comprehensive Cancer Centre in Gliwice, Poland and other institutes and research centers.  Currently, the CTLM® system is in use at the Comprehensive Cancer Centre, Maria Sklodowska-Curie Memorial Institute, and the Military Institute of Health Services in Gliwice and Warsaw.

In the Asia-Pacific Region, we previously announced that we contracted with BAC, Inc. to manage our representative office in Beijing, existing distributors and develop new areas.  As part of our continuing cost cutting initiatives, we closed our representative office in January 2009, and in December 2008, we terminated our contract with BAC, Inc. for non-performance.  In March 2009, we announced the appointment of Jainsons Pty Ltd Company as our new distributor for Australia, New Zealand and China.  In April 2009, we announced that we hired Dr. Rajesh Suresh Sheth as our Managing Director for India.  Dr. Sheth, a radiologist with more than 18 years of experience, will be responsible for marketing and promoting the CTLM® system to hospitals and imaging centers throughout Mumbai and New Delhi.

In September 2007, we announced the installation of a CTLM® system at the Tianjin Medical University’s Cancer Institute and Hospital (“Tianjin”), the largest breast disease center in China.  The hospital evaluated the CTLM® under three research protocols designed to improve current methods of addressing breast cancer imaging and treatment follow-up.  The Tianjin system is the second research system in China.  The first, at Beijing’s Friendship Hospital, enabled CTLM® clinical procedures to become listed on the Regional and subsequently the National Schedule for patient payments.  Dr. Jin Qi, a radiologist at Tianjin, was selected to present her clinical paper, “CTLM as an Adjunct to Mammography in the Diagnosis of Patients with Dense Breasts” at RSNA 2008.

We previously signed an exclusive distributor in Malaysia, where interest in breast cancer detection and treatment is surging due to publicity surrounding their First Lady, who succumbed to the disease.  In September 2007, we announced the installation of a CTLM® system at the Univeriti Putra Malaysia (“UPM”) in Kuala Lumpur, Malaysia.  The CTLM® was installed at UPM’s academic facility within the jurisdiction of the Ministry of Education and was evaluated by specialists from UPM in conjunction with specialists from Serdang Hospital in Kuala Lumpur.

Activities in Europe and the Middle East are top marketing priorities for IDSI.  As a result of our participation as an exhibitor at the Arab Health Medical Conference in January 2009 in Dubai, UAE, and at the European Congress of Radiology (“ECR”) in March 2009 in Vienna, Austria, we were able to meet with qualified distributors to discuss their interest in representing us in their respective territories.  While attending Arab Health, we hired a Managing Director to market the CTLM® in the UAE and parts of the Middle East.

In March 2009, we announced the appointment of Shihab Muscat United LLC (“SMU”) as our exclusive distributor for the country of Oman.  Additionally, we are negotiating with distributors in Egypt, Saudi Arabia, India, Yemen, Belgrade and Syria.  In April 2009, we signed a non-exclusive agreement with Neomedica d.o.o. Beograd to market the CTLM® system to the private and public sectors of Slovenia, Croatia, Serbia, Montenegro, and Macedonia.  In October 2008, we announced that our distributor, Laszlo Meszaros of Kardia Hungary Kft. purchased the first CTLM® system for Budapest, Hungary.  The CTLM® system has been installed at the new MeDoc HealthCare Center (“MDHC”) located in Budapest, in collaboration with Dr. Maria Gergely, Chief Radiologist of Uzsoki Hospital.  Also in April 2009 we announced that Socrate Medical SRL located in Milan, Italy, has been selected as a distributor for the CTLM® system in Northern and Central Italy.

Among our global users, we have three systems in Poland, four in Italy, two in the Czech Republic, two systems in the United Arab Emirates, and two systems in China as well as one system each in Germany, Hungary and Malaysia.  As of the date of this report IDSI’s users have performed over 14,000 CT Laser Mammography (CTLM®) patient scans worldwide.

Other Recent Events

We previously announced in October 2008 that our distributor, The Oyamo Group (“Oyamo”) placed an order for the first CTLM® system for Jerusalem, Israel.  Oyamo obtained the import license from The Israeli Ministry of Health for the CTLM® system and has recently advised us that they plan to install the system at Sheba Medical Center at Tel Hashomer, which is outside of Tel Aviv, in June 2009.

In December 2008, we announced that a recent study of the CTLM® was one of the featured scientific abstracts at the Radiological Society of North America (“RSNA”) from November 30th to December 5th.  Dr. Jin Qi, a radiologist at the Tianjin Medical University Cancer Institute and Hospital, Tianjin, China was selected for her clinical paper, “CTLM as an Adjunct to Mammography in the Diagnosis of Patients with Dense Breasts.”  Dr. Qi attended RSNA with IDSI and was present at our exhibit.  Dr. Qi’s clinical paper was accepted as one of the European Congress of Radiology’s conference presentations in March 2009.  The study demonstrated that: “when the CTLM® system was used as an adjunct to mammography in heterogeneously and extremely dense breasts, the sensitivity (detecting cancer) increased significantly.”

In December 2008, we announced that a new study evaluating the CTLM system as an adjunct to mammography was featured in the December 2008 issue of Academic Radiology.  Alexander Poellinger, M.D., a radiologist at Charite Hospital in Berlin. Germany, authored “Near-infrared Laser Computed Tomography of the Breast: A Clinical Experience” along with colleagues at Charite and IDSI’s Director of Advanced Development as co-author.  Their work demonstrated an increase in accuracy of diagnosing malignant and benign breast lesions in patients who were examined with mammography and CTLM adjunctively compared to mammography alone.  Dr. Poellinger’s clinical paper was distributed to doctors and distributors visiting our booth at the European Congress of Radiology in March 2009.

In January 2009, we exhibited the CTLM® at the Arab Health 2009 medical conference held from January 26 – 29, in Dubai, United Arab Emirates (UAE).  We demonstrated the CTLM system, identified potential distributors for the Middle East region and obtained prospective sales leads.  The Arab Health Exhibition and Congress is one of the most prestigious healthcare events in the Middle East, with over 3,000 exhibitors from over 65 countries and more than 60,000 medical professionals.

In March 2009, we exhibited our CTLM® clinical results at the annual European Congress of Radiology (ECR 2009) held from March 6 -9, in Vienna, Austria.  ECR 2009 attracted approximately 18,000 participants worldwide.  ECR is one of the largest medical meetings in Europe and the second largest radiology meeting in the world.  The clinical study conducted at Tianjin Medical University Cancer Institute and Hospital was accepted as one of the conferences’ presentations.

In March 2009, we entered into one-year employment agreements and accompanying stock option agreements with two of our executive officers, Linda B. Grable, Chief Executive Officer, and Allan L. Schwartz, Executive Vice President and Chief Financial Officer.  The two employment agreements commenced on March 23, 2009 and have accompanying option agreements which provide each executive a non-qualified option to purchase 3,000,000 shares of the Company’s common stock which vested and became exercisable on March 24, 2009.  The option exercise price per share is $.01 based on the closing price on March 23, 2009 of $.0085.  The Grable agreement, which supersedes her April 16, 2008, employment agreement except that the 1,000,000 options granted in that agreement remain in effect and vested on April 16, 2009, provides an annual base salary of $144,000 and the Schwartz Agreement provides an annual base salary of $192,000.

Laser Imager for Lab Animals

Our Laser Imager for Lab Animals “LILA™” program is an optical helical micro-CT scanner in a third-generation configuration.  The system was designed to image numerous compounds, especially green fluorescent protein, derived from the DNA of jellyfish.  The LILA scanner is targeted at pharmaceutical developers and researchers who monitor cancer growth and who use multimodality small animal imaging in their clinical research.

IDSI’s strategic thrust for the LILA project s changed, as we decided to focus on women’s health business markets with a family of CTLM® systems and related devices and services.  The animal imager did not fit our business model although the fundamental technology is related to the human breast imager.  Consequently, we sought to align the project with a company already in the animal imaging market that might complete the LILA and commercialize it.

On August 30, 2006 we announced an exclusive license agreement under which Bioscan, Inc. would integrate LILA technology into their animal imaging portfolio.  Under the agreement we would transfer technology to Bioscan by December 2006 upon receipt of the technology transfer fee.  We have received full payment of $250,000 for the technology transfer fee and $69,000 for the parts associated with the agreement.  The agreement also provides for royalties on future sales.  Bioscan has commenced its work on the LILA project and placed one of their engineers at our facility so that he can confer with our engineers if necessary.  Bioscan pays us for use of the space and consulting fees if they require our engineering assistance.  There can be no assurance that it will be successful or that we will receive any royalties from Bioscan.

DESCRIPTION OF OUR PROPERTY

On June 2, 2008, we executed a Business Lease Agreement with Ft. Lauderdale Business Plaza Associates, an unaffiliated third-party, for 9,870 square feet of commercial office and manufacturing space at 5307 NW 35th Terrace, Ft. Lauderdale, Florida.  The term of the lease is five years and one month with the first monthly rent payment due September 1, 2008 with an option to renew for one additional period of three years.  The monthly base rent for the initial year is $6,580.00 plus applicable sales tax.  During the term and any renewal term of the lease, the base annual rent shall be increased each year.  Commencing with the first day of August 2009 and each year thereafter, the base annual rent shall be cumulatively increased by 3.5% each lease year plus applicable sales tax.  IDSI will also be obligated to pay as additional rent its pro-rata share of all common area maintenance expenses which is estimated to be $3,084.37 per month for the first 12 months of the lease.  The total monthly rent including Florida sales tax for the first 12 months is $10,244.23.  Upon the execution of the lease, we paid the first month’s rent of $10,244.23 and a security deposit of $13,160.00.  In August 2008, we moved into our new headquarters facility.  We believe that our new facility is adequate for our current and reasonably foreseeable future needs and provides us with a monthly cost savings of $23,196 per month.  We intend to assemble the CTLM® at our facility from hardware components that will be made by vendors to our specifications.

On September 13, 2007, we entered into an agreement with an unaffiliated third-party for the sale and lease-back of our prior facility at 6531 N.W. 18th Court, Plantation, Florida.  On March 31, 2008, pursuant to the sale/lease-back transaction, we closed the sale of our commercial building for $4.4 million to Bright Investments LLC (“Bright”), an unaffiliated third-party and a sister company to Superfun B.V.  On April 29, 2008, we gave six months prior written notice of termination of our lease of the Plantation facility as part of our cost cutting initiatives.

LEGAL PROCEEDINGS

In April 2008, we were served with a lawsuit filed against us in Venice, Italy, by Gio Marco S.p.A. and Gio IDH S.p.A., related Italian companies which, between them, had purchased three CTLM® systems in 2005.  One system was purchased directly from us, and the other two were purchased from our former Italian distributor and an affiliate of the distributor.

The plaintiffs allege that they purchased the CTLM® systems for experimental purposes based on alleged oral assurances by our sales representative to the effect that we would promptly receive PMA approval for the CTLM® and that we would give them exclusive distribution rights in Italy.  The plaintiffs are seeking to recover a total of €628,595, representing the aggregate purchase price of the systems plus related expenses.

Based on our preliminary investigation of this matter, we believe that this claim is completely without merit, and we intend to vigorously defend the case.  Our Italian counsel responded to the lawsuit in November 2008 and requested and was granted an extension to May 27, 2009 to respond.  Our counsel filed our defenses at the Court of Venice and a hearing was scheduled for June 17, 2009.

In December 2008, we were served with a lawsuit against us in Cuyahoga County, Ohio, by Plexar Associates, Inc. (“Plexar”), a company that provides software and algorithm development for medical imaging companies.  On January 23, 2008, we engaged the services of Plexar to provide work over a three-month period relating to artifact reduction.  The initial purchase order was limited to an amount not to exceed $48,700.  A second purchase order for a three-month period was signed on July 8, 2008 with a limit not to exceed $61,000.  Thus, the total commitment was $109,700. As of the date of this quarterly report, we have paid Plexar the sum of $93,910.66 and have not received any useful work product that would help us reduce artifacts in our images.  In their complaint, Plexar is seeking the sum of $65,076.25.  Our counsel reviewed this complaint and on January 8, 2009 requested a 30 day extension which was granted.  We intend to vigorously dispute this case and have filed a counter-claim for non-performance.  Our counsel filed a response on February 6, 2009.  A telephonic status conference was conducted on February 27, 2009 with the Court’s staff attorney whereby it was agreed that both parties were to exchange paper discovery, which should be completed within the next 60 days, at which point the Court would hold another telephonic pretrial conference to see whether the case is ready for mediation.  A telephone status conference was held with the court on May 21, 2009 and the court has referred this matter to mediation.  No date has been scheduled for the mediation.

MARKET PRICE OF THE REGISTRANT'S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the NASDAQ’s OTC Bulletin Board market under the symbol IMDS.  There has been trading in our common stock since September 20, 1994.  The following table sets forth, for each of the fiscal periods indicated, the high and low bid prices for the common stock, as reported on the OTC Bulletin Board.  These per share quotations reflect inter-dealer prices in the over-the-counter market without real mark-up, markdown, or commissions and may not necessarily represent actual transactions.

QUARTER ENDING	High Bid	Low Bid

FISCAL YEAR 2007
First Quarter	$0.15	$0.09
Second Quarter	$0.107	$0.065
Third Quarter	$0.155	$0.068
Fourth Quarter	$0.073	$0.038

FISCAL YEAR 2008
First Quarter	$0.088	$0.035
Second Quarter	$0.074	$0.045
Third Quarter	$0.055	$0.046
Fourth Quarter	$0.049	$0.02

FISCAL YEAR 2009
First Quarter	$0.055	$0.012
Second Quarter	$0.048	$0.02
Third Quarter	$0.023	$0.008
Fourth Quarter (through June 1, 2009)	$0.0085	$0.005

On June 1, 2009, the closing trade price of the common stock as reported on the OTC Bulletin Board was $0.0082.

ANNUAL MEETING

On December 29, 2008, we held our annual meeting of stockholders at the Sheraton Suites Cypress Creek, 555 NW 62nd Street, Fort Lauderdale, Florida for the following purposes:

1.	To elect two directors until the next annual meeting;
2.	To approve a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 450,000,000 to 950,000,000;
3.     To consider and act upon a proposal to adopt the Company's 2007 Non-Statutory Stock Option Plan;
4.	To ratify the appointment by the Board of Directors of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending June 30, 2009;

As to proposal no. 1, the stockholders elected two incumbent directors with the following votes:

Linda B. Grable	FOR 297,598,494	WITHHELD 19,404,926
Allan L. Schwartz	FOR 299,345,051	WITHHELD 17,658,369

As to proposal no. 2, the stockholders voted in favor of the proposal.  The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote was required to approve the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares from 450,000,000 to 950,000,000.  The vote was as follows:

FOR 248,069,095	AGAINST 65,441,285	ABSTAIN 3,493,040

As to proposal no. 3, the stockholders voted to adopt the Company's 2007 Non-Statutory Stock Option Plan.  The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote was required to approve the proposal.  The vote was as follows:

FOR 43,439,030	AGAINST 12,139,683	ABSTAIN 1,588,350

As to proposal no. 4, the stockholders voted to ratify the Board of Directors’ appointment of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending June 30, 2007.  The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote was required to ratify the proposal.

FOR 304,754,785	AGAINST 8,503,228	ABSTAIN 3,745,406

Sale of Unregistered Securities

Debenture Private Placement

On August 1, 2008, we entered into a Securities Purchase Agreement  (the “Initial Purchase Agreement”) with an unaffiliated third party, Whalehaven Capital Fund Limited (“Whalehaven”), relating to a private placement (the “Initial Private Placement”) of a total of up to $800,000 in principal amount of one-year 8% Senior Secured Convertible Debentures (the “Initial Debentures”).  We were required to file within 30 days an S-1 Registration Statement (the “Registration Statement”) covering the shares of common stock underlying the Initial Debentures and related Warrants pursuant to the terms of a Registration Rights Agreement dated August 1, 2008, between IDSI and Whalehaven; however, with Whalehaven’s consent, we were permitted to file the Registration Statement promptly after the filing of our Annual Report on Form 10-K.

The Initial Purchase Agreement provided for the sale of the Initial Debentures in two closings.  The first closing, which occurred on August 4, 2008, was for a principal amount of $400,000.  The second closing would be for up to $400,000 and would occur within the earlier of five business days following the effective date of the Registration Statement and December 1, 2008, provided that the closing conditions in the Initial Purchase Agreement have been met.  We retained the option to use our existing equity credit line until the Registration Statement is declared effective.  Sales under the Initial Purchase Agreement were subject to an 8% placement agent fee.  Thus, the first closing generated proceeds to IDSI of $368,000, before normal transaction costs.

Prior to maturity, the Initial Debentures bear interest at the rate of 8% per annum, payable quarterly in cash or, at our option, in shares of common stock based on the then-existing market price provided that we are in compliance with the Initial Purchase Agreement.

The Initial Debentures may be converted in whole or in part at the option of the holder any time after the closing date into our Common Stock at the lesser of (i) a set price, initially $.019 per share, which was the closing price of our shares on the closing date (“fixed conversion price”) or (ii) 80% of the 3 lowest bid prices during the 10 consecutive trading days immediately preceding a conversion date; however, the terms of each Initial Debenture prevent the holder from converting the Debenture to the extent that the conversion would result in the holder and its affiliates beneficially owning more than 4.99% of the outstanding shares of our common stock; however, the limit may be increased to 9.99% on 61 days prior written notice from the holder.

At any time after closing, we may redeem for cash, upon written notice, any and all of the outstanding Initial Debentures at a 25% premium of the principal amount plus accrued and unpaid interest on the Initial Debentures to be redeemed.

The Initial Debentures are secured by a pledge of substantially all of our assets pursuant to a Security Agreement dated August 1, 2008, between IDSI and Whalehaven.

Pursuant to the first closing of the Initial Private Placement, we issued to Whalehaven five-year Warrants to purchase 22,222,222 shares of our common stock.  The exercise price of these Warrants was $0.0228, i.e., 120% of the market price on the closing date.  The Warrants are subject to cashless exercise at Whalehaven’s option.

The placement agent was entitled to receive a Warrant to purchase common stock equal to 12% of Whalehaven’s Warrants with an exercise price equal to Whalehaven’s exercise price.  Consequently, a Warrant to purchase 2,666,666 shares was issued to the placement agent based on the first closing.

On October 23, 2008, we entered into an Amendment Agreement (the “Amendment”) with Whalehaven relating to the Initial Purchase Agreement, and the Initial Debenture due August 1, 2009, in the principal amount of $400,000 issued by us to Whalehaven pursuant to the Initial Purchase Agreement.  The Amendment provided that the minimum conversion price would be $.013 per share and that the contemplated second closing for another $400,000 debenture would be abandoned.  Consequently, no debenture or warrants would be issued beyond the securities issued in connection with the first closing, as the total facility amount was limited to $400,000.

On November 12, 2008, our Registration Statement relating to the Initial Debenture was declared effective.  On November 20, 2008, we entered into a Securities Purchase Agreement with two unaffiliated third parties, Whalehaven and Alpha Capital Anstalt (“Alpha”), relating to a private placement (the “New Private Placement”) of $400,000 in principal amount of one-year 8% Senior Secured Convertible Debentures (the “New Debentures”).  We were required to file a Registration Statement covering the shares of common stock underlying the New Debentures, including any shares payable as interest, pursuant to the terms of a Registration Rights Agreement dated November 20, 2008, between IDSI and Whalehaven and Alpha promptly following our annual meeting of shareholders, which was held on December 29, 2008.  At the meeting the shareholders voted to approve an amendment to our articles of incorporation to increase the authorized shares from 450,000,000 to 950,000,000 (the “Share Amendment”).  We were required to use commercially reasonable efforts to cause a Registration Statement to be declared effective as promptly as practicable and no later than 75 days after filing.  In the case of a review by the Securities and Exchange Commission the effectiveness date deadline extended to 120 days.  In the absence of timely filing or effectiveness, we would be subject to customary liquidated damages.

The New Private Placement generated gross proceeds of $368,000 after payment of an 8% placement agent fee but before other expenses associated with the transaction.

Prior to maturity, the New Debentures bear interest at the rate of 8% per annum, payable quarterly in cash or, at the Company’s option, in shares of common stock based on the then-existing market price.

The New Debentures may be converted in whole or in part at the option of the holder any time after the shareholders have voted to approve the Share Amendment at the lesser of (i) a set price, initially $.033 (the closing price of the shares on the closing date) or (ii) 80% of the 3 lowest bid prices during the 10 consecutive trading days immediately preceding a conversion date; provided, however, that the Conversion Price is subject to a floor price, initially $0.013, and provided further however, that the terms of each Initial Debenture prevent the holder from converting the Debenture to the extent that the conversion would result in the holder and its affiliates beneficially owning more than 4.99% of the outstanding shares of our common stock; however, the limit may be increased to 9.99% on 61 days prior written notice from the holder.

After the effectiveness of the Registration Statement, we may redeem for cash, upon written notice, any and all of the outstanding Debentures at a 25% premium of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

The New Debentures are secured by a pledge of substantially all of our assets pursuant to a Security Agreement dated November 20, 2008 between IDSI and Whalehaven and Alpha.  This security interest is pari passu with the security interest granted to Whalehaven on August 1, 2008, in connection with the Company’s sale of the $400,000 Initial Debenture to Whalehaven..

In November 2008, Whalehaven converted $160,000 principal amount of the Initial Debenture and received 9,206,065 shares of our common stock as a result.  On November 26, 2008, Whalehaven sold to Alpha $50,000 principal amount of the Initial Debenture and the right to purchase 5,555,555 shares underlying the Warrant.  As a result of this transaction, the Warrant for 22,222,222 shares was replaced by a warrant held by Whalehaven covering 16,666,667 shares (the "Whalehaven Warrant") and a warrant held by Alpha covering 5,555,555 shares (the "Alpha Warrant") (collectively, the "Warrants").

On December 10, 2008, we entered into an Amendment Agreement with Whalehaven and Alpha relating to the Warrants.  Under this Amendment Agreement, we agreed to reduce the exercise price of the Warrants to $.015 per share in exchange for the Purchasers' agreement to immediately exercise the Warrants as to 7,000,000 shares

(5,000,000 covered by the Whalehaven Warrant and 2,000,000 covered by the Alpha Warrant).  We used the $105,000 proceeds from the warrant exercise for working capital.

On December 15, 2008, Alpha converted $15,000 principal amount of its Initial Debenture and received 1,052,628 shares of our common stock as a result.

We entered into a second Amendment Agreement dated as of December 31, 2008, with Whalehaven and Alpha relating to the Warrants.  Under this Amendment Agreement, we agreed to reduce the exercise price of the Warrants to $.005 per share in exchange for the Purchasers' agreement to immediately exercise the Warrants as to 14,755,555 shares (11,200,000 by Whalehaven and 3,555,555 by Alpha).  We further agreed to issue new Warrants to purchase at $.005 per share up to a number of shares of Common Stock equal to the number of shares underlying the existing Warrants being exercised by Whalehaven and Alpha under the second Amendment Agreement.

In December 2008 we received $56,000, and in January 2009 we received $17,778 in proceeds from these Warrant exercises, we used the proceeds for working capital.

After the issuance of shares pursuant to Whalehaven’s Notice of Exercise of its Warrant and subsequent issuance of new Warrants, they have a balance of 11,666,667 shares available for exercise.  After the issuance of shares pursuant to Alpha’s Notice of Exercise of its Warrant and subsequent issuance of new Warrants, they have a balance of 3,555,555 shares available for exercise.

We entered into a third Amendment Agreement dated as of March 20, 2009, with Whalehaven and Alpha.  This Amendment Agreement pertains to a request by the Company to the Holders that they agree to a suspension of the Company’s obligations under the Registration Rights Agreements for both the Initial and New Debentures.  In consideration for such suspensions, the Company agreed to an adjustment in the conversion price for both debentures whereby the floor price was reduced from $0.013 to $0.005 and the set price was reduced from $0.019 to $0.01.  The new formula for determining the conversion price on any Conversion Date shall be equal to the lesser of (a) $0.01, subject to certain standard adjustments (the “Set Price”) and (b) 80% of the average of the 3 lowest Closing Prices during the 10 Trading Days immediately prior to the applicable Conversion Date (subject to adjustments) (the “Conversion Price”); provided, however, that the Conversion Price shall in no event be less than $0.005 (subject to certain standard adjustments).

As of the date of this report, Whalehaven has sold to Alpha a total of $100,000 principal amount of the August Debenture and received from Alpha a total of $50,000 principal amount of the November Debenture, which it had acquired from Alpha on March 17, 2009 in connection with the sale of $50,000 of the August Debenture to Alpha.  Whalehaven now holds a principal amount of $250,000 in the November Debenture.  Whalehaven also holds Warrants to purchase 11,666,667 shares of common stock at an exercise price of $0.005.

As of the date of this report, Whalehaven has converted the $300,000 of the August Debenture which it did not sell to Alpha and has received 36,841,918 shares as a result.  Whalehaven has converted $91,000 of the November Debenture and has received 18,964,687 shares as a result.  Whalehaven holds a principal amount of $159,000 in the November Debenture.

As of the date of this report, Alpha has converted $80,000 of the August Debenture and received 13,313,265 shares as a result.  Alpha holds a principal amount of $20,000 in the August Debenture and holds a principal amount of $150,000 in the November Debenture.  Alpha also holds Warrants to purchase 3,555,555 shares of common stock at an exercise price of $0.005.

There can be no assurance that adequate financing will be available to us when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent us from implementing our business plan or may require us to delay, scale back, or eliminate certain of our research and product development programs or to license to third parties rights to commercialize products or technologies that we would otherwise seek to develop ourselves.  To the extent that we utilize our Private Equity Credit Agreements, or additional funds are raised by issuing equity securities, especially convertible preferred stock and convertible debentures, dilution to existing shareholders will result and future investors may be granted rights superior to those of existing shareholders.  Moreover, substantial dilution may result in a change in our control.

Private Placement of Preferred Stock

We have had to rely on the private placement of preferred and common stock to obtain working capital.  In deciding to issue preferred stock pursuant to the private placements, we took into account the number of common shares authorized and outstanding, the market price of the common stock at the time of each preferred sale and the number of common shares the preferred stock would have been convertible into at the time of the sale.  At the time of each private placement of preferred stock there were enough shares, based on the price of our common stock at the time of the sale of the preferred to satisfy the preferred conversion requirements.  Although our board of directors tried to negotiate a floor on the conversion price of each series of preferred stock prior to sale, it was unable to do so. In order to obtain working capital we will continue to seek capital through debt or equity financing which may include the issuance of convertible preferred stock whose rights and preferences are superior to those of the common stock holders.  We have endeavored to negotiate the best transaction possible taking into account the impact on our shareholders, dilution, loss of voting power and the possibility of a change-in-control; however, in order to satisfy our working capital needs, we have been and may continue to be forced to issue convertible securities and debentures with no limitations on conversion.  In addition, the dividends on the preferred stock affect the net losses applicable to shareholders.  There are also applicable adjustments as a result of the calculation of the deemed preferred stock dividends because we have entered into contracts providing for discounts on the preferred stock when it is converted.

In the event that we issue preferred stock without a limit on the number of shares that can be issued upon conversion and the price of our common stock decreases, the percentage of shares outstanding that will be held by preferred holders upon conversion will increase accordingly.  The lower the market price the greater the number of shares to be issued to the preferred holders, upon conversion, thus increasing the potential profits to the holders when the price per share increases and the holders sell the common shares.  In addition, the sale of a substantial amount of preferred stock to relatively few holders could cause a possible change-in-control.  In the event of a voluntary or involuntary liquidation while the preferred stock is outstanding, the holders will be entitled to a specified preference in distribution of our property available for distribution.  As of the date of this report there are no outstanding shares of preferred stock.

Series K Preferred

See “Financing/Equity Line of Credit”.

Private Placement of Common Stock

Issuance of Stock for Services

We, from time to time, have issued and may continue to issue stock for services rendered by consultants, all of whom have been unaffiliated.

Since we have generated no significant revenues to date, our ability to obtain and retain consultants may be dependent on our ability to issue stock for services.  Since July 1, 1996, we have issued an aggregate of 2,306,500 shares of common stock according to registration statements on Form S-8.  The aggregate fair market value of the shares registered on Form S-8 when issued was $2,437,151.  On July 15, 2008, we entered into a Financial Services Consulting Agreement (the “Agreement”) with R.H. Barsom Company, Inc. of New York, NY, an unaffiliated third-party, to provide us with investor relations services and guidance and assistance in available alternatives to maximize shareholder value.  The term of the Agreement is six months, with payment for services being made with shares of IDSI’s common stock with a restricted legend to Richard E. Barsom.  The total payment will be 5,000,000 restricted shares, with the first payment of 2,500,000 restricted shares paid on July 16, 2008, and the second payment of 2,500,000 restricted shares due three months after July 15, 2008.  The aggregate fair market value of the 5,000,000 restricted shares when issued was $55,000.  The Company agreed to register as soon as practicable the aggregate of 5,000,000 shares in an S-1 Registration Statement.

The issuance of large amounts of our common stock, sometimes at prices well below market price, for services rendered or to be rendered and the subsequent sale of these shares may further depress the price of our common stock and dilute the holdings of our shareholders.  In addition, because of the possible dilution to existing shareholders, the issuance of substantial additional shares may cause a change-in-control.

Issuance of Stock for Settlements In Lieu of Cash

On March 28, 2002, we issued 350,000 restricted shares of common stock to Anthony Giambrone in settlement of a lawsuit for alleged breach of a consulting agreement.  The shares were issued in an exempt transaction pursuant to section 4(2) of the Securities Act of 1933, as amended.  The suit was dismissed by stipulation on April 23, 2002.  In addition we agreed that, if the market price of our common stock on March 28, 2003, was less than $.75 per share, then we would issue to him additional shares of common stock equal to the quotient of (a) 262,500 minus the product of (i) 350,000 and (ii) the market price, divided by (b) the market price.  On March 28, 2003, the market price of our stock was $.17, so we issued to him 1,194,118 additional shares bearing a restricted legend.  Under the settlement agreement, we were obligated to register the shares issued to Mr. Giambrone, subject to certain conditions.  The shares were subsequently registered on July 23, 2003.

On or about September 18, 2003, we entered into a settlement agreement to settle a lawsuit filed by Ladenburg Thalmann & Co. Inc. for alleged breach of an investment-banking contract.  Under this settlement we agreed to issue 401,785 shares of our common stock to Ladenburg in exchange for Ladenburg’s dismissal with prejudice of its claims against us.  As of the date of the Settlement Agreement the value of the stock was approximately $450,000.  We and Ladenburg jointly moved for Court approval of the settlement as fair to Ladenburg so that the delivery of the shares to and the resale of the shares in the United States by Ladenburg may be exempt from registration under Section 3(a)(10) of the Securities Act of 1933.  In an order dated October 24, 2003, the Judge ordered and adjudged that the settlement was approved as fair to the party to whom the shares would be issued within the meaning of Section 3(a)(10) and the case was closed.  The shares were issued on November 12, 2003.

FINANCING/EQUITY LINE OF CREDIT

We will require substantial additional funds for working capital, including operating expenses, clinical testing, regulatory processes and manufacturing and marketing programs and our continuing product development programs.  Our capital requirements will depend on numerous factors, including the progress of our product development programs, results of pre-clinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments and changes in our existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that we may establish.  Moreover, our fixed commitments, including salaries and fees for current employees and consultants, and other contractual agreements are likely to increase as additional agreements are entered into and additional personnel are retained.

From July 2000 until August 2007, when we entered into an agreement for the sale/lease-back of our headquarters facility, Charlton Avenue LLC (“Charlton”) provided all of our necessary funding through the private placement sale of convertible preferred stock with a 9% dividend and common stock through various private equity credit agreements. See “Item 2, Results of Operations, Liquidity and Capital Resources, Sale/Lease-Back”  We initially sold Charlton 400 shares of our Series K convertible preferred stock for $4 million and subsequently issued an additional 95 Series K shares to Charlton for $950,000 on November 7, 2000.  We paid Spinneret Financial Systems Ltd. (“Spinneret”), an independent financial consulting firm unaffiliated with the Company and, according to Spinneret and Charlton, unaffiliated with Charlton, $200,000 as a consulting fee for the first tranche of Series K shares and five Series K shares as a consulting fee for the second tranche.  The total of $4,950,000 was designed to serve as bridge financing pending draws on the Charlton private equity line provided through the various private equity credit agreements described in the following paragraphs.

From November 2000 to April 2001, Charlton converted 445 shares of Series K convertible preferred stock into 5,600,071 common shares and we redeemed 50 Series K shares for $550,000 using proceeds from the Charlton private equity line.  Spinneret converted 5 Series K shares for $63,996.  All Series K convertible preferred stock has been converted or redeemed and there are no convertible preferred shares outstanding.

Prior Equity Agreements
From August 2000 to February 2004, we obtained funding through three Private Equity Agreements with Charlton.  Each equity agreement provided that the timing and amounts of the purchase by the investor were at our sole discretion.  The purchase price of the shares of common stock was set at 91% of the market price.  The market price, as defined in each agreement, was the average of the three lowest closing bid prices of the common stock over the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche.  The only fee associated with the private equity financing was a 5% consulting fee payable to Spinneret.  In September 2001 Spinneret proposed to lower the consulting fee to 4% provided that we pay their consulting fees in advance.  We reached an agreement to pay Spinneret in advance as requested and paid them $250,000 out of proceeds from a put.

From the date of our first put notice, January 25, 2001 to our last put notice, February 11, 2004, under our Third Private Equity Credit Agreement, we drew a total of $20,506,000 and issued 49,311,898 shares to Charlton.  As each of the obligations under these prior agreements was satisfied, the agreements were terminated.  The Third Private

Equity Agreement was terminated on March 4, 2004 upon the effectiveness of our first Registration Statement for the Fourth Private Equity Credit Agreement.

On January 9, 2004, we and Charlton entered into a new “Fourth Private Equity Credit Agreement” which replaced our prior private equity agreements.  The terms of the Fourth Private Equity Credit Agreement were more favorable to us than the terms of the prior Third Private Equity Credit Agreement.  The new, more favorable terms were: (i) The put option price was 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche, while the prior Third Private Equity Credit Agreement provided for 91%, (ii) the commitment period was two years from the effective date of a registration statement covering the Fourth Private Equity Credit Agreement shares, while the prior Third Private Equity Credit Agreement was for three years, (iii) the maximum commitment was $15,000,000, (iv) the minimum amount we were required to draw through the end of the commitment period was $1,000,000, while the prior Third Private Equity Credit Agreement minimum amount was $2,500,000, (v) the minimum stock price requirement was controlled by us as we had the option of setting a floor price for each put transaction (the previous minimum stock price in the Third Private Equity Credit Agreement was fixed at $.10), (vi) there were no fees associated with the Fourth Private Equity Credit Agreement; the prior private equity agreements required the payment of a 5% consulting fee to Spinneret, which was subsequently lowered to 4% by mutual agreement in September 2001, and (vii) the elimination of the requirement of a minimum average daily trading volume in dollars.  The previous requirement in the Third Private Equity Credit Agreement was $20,000.

We made sales under the Fourth Private Equity Credit Agreement from time to time in order to raise working capital on an “as needed” basis.  Under the Fourth Private Equity Credit Agreement we drew down $14,198,541 and issued 66,658,342 shares of common stock.  We terminated use of the Fourth Private Equity Credit Agreement and instead began to rely on the Fifth Private Equity Credit Agreement (described below) upon the April 26, 2006, effectiveness of our S-1 Registration Statement filed March 23, 2006.

On March 21, 2006, we and Charlton entered into a new “Fifth Private Equity Credit Agreement” which has replaced our prior Fourth Private Equity Credit Agreement.  The terms of the Fifth Private Equity Credit Agreement were similar to the terms of the prior Fourth Private Equity Credit Agreement.  The new credit line’s terms were (i) The put option price is 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche (the “Valuation Period”), (ii) the commitment period was two years from the effective date of a registration statement covering the Fifth Private Equity Credit Agreement shares, (iii) the maximum commitment was $15,000,000, (iv) the minimum amount we were required to draw through the end of the commitment period was $1,000,000,  (v)  the minimum stock price, also known as the floor price was computed as follows:  In the event that, during a Valuation Period, the Bid Price on any Trading Day fell more than 18% below the closing trade price on the trading day immediately prior to the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day the parties had no right and were under no obligation to purchase and sell one tenth of the Investment Amount specified in the Put Notice, and the

Investment Amount accordingly would be deemed reduced by such amount.  In the event that during a Valuation Period there existed a Low Bid Price for any three Trading Days—not necessarily consecutive—then the balance of each party’s right and obligation to purchase and sell the Investment Amount under such Put Notice would terminate on such third Trading Day (“Termination Day”), and the Investment Amount would be adjusted to include only one-tenth of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equaled or exceeded the Low Bid Price and (vi) there were no fees associated with the Fifth Private Equity Credit Agreement.

We made sales under the Fifth Private Equity Credit Agreement from time to time in order to raise working capital on an “as needed” basis.  Prior to the expiration of the Fifth Private Equity Credit Agreement on March 21, 2008, we drew down $5,967,717 and issued 82,705,772 shares of common stock.

The Sixth Private Equity Credit Agreement
On April 21, 2008, we and Charlton entered into a new “Sixth Private Equity Credit Agreement” which has replaced our prior Fifth Private Equity Credit Agreement.  The terms of the Sixth Private Equity Credit Agreement are similar to the terms of the prior Fifth Private Equity Credit Agreement.  This new credit line’s terms are (i) The put option price is 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche (the “Valuation Period”), (ii) the commitment period is three years from the effective date of a registration statement covering the Sixth Private Equity Credit Agreement shares, (iii) the maximum commitment is $15,000,000, (iv) There is no minimum commitment amount,  (v)  the minimum stock price, also known as the floor price is computed as follows:  In the event that, during a Valuation Period, the Bid Price on any Trading Day falls more than 20% below the closing trade price on the trading day immediately prior to the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day the parties shall have no right and shall be under no obligation to purchase and sell one tenth of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount.  In the event that during a Valuation Period there exists a Low Bid Price for any three Trading Days—not necessarily consecutive—then the balance of each party’s right and obligation to purchase and sell the Investment Amount under such Put Notice shall terminate on such third Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-tenth of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price and (vi) there are no fees associated with the Sixth Private Equity Credit Agreement.  The conditions to our ability to draw under this private equity line, as described above, may materially limit the draws available to us.

We have made sales under the Sixth Private Equity Credit Agreement from time to time in order to raise working capital on an “as needed” basis.  As of the date of this report, we have drawn down $1,652,193 and issued 141,343,445 shares of common stock.

As of the date of this report, since January 2001, we have drawn an aggregate of $42,324,451 in gross proceeds from our equity credit lines with Charlton and have issued 340,019,457 shares as a result of those draws.

In March 2008, we completed the sale of our Plantation, Florida building for $4.4 million, which was paid for in the following installments:

First Installment	8/02/2007	$1,100,000.00
Second Installment	9/21/2007	$1,100,000.00
Third Installment	12/14/2007	$550,000.00
Fourth Installment	1/04/2008	$550,000.00
Fifth Installment	1/18/2008	$1,056,000.00
Final Payment	3/26/2008	$44,027.00

These funds were used to finance our operations on terms more favorable than those which were available under the Fifth Private Equity Credit Agreement.

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Selected Quarterly Financial Data

Fiscal 2008
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007

Net Sales	$-	$2,695	$9,409	$27,543
Gross Profit	$-	$-	$4,876	$13,827
Operating Loss	$(1,464,692)	$(1,584,063)	$(1,683,645)	$(1,481,560)

Net loss applicable to
common shareholders	$(1,479,191)	$37,762	$(1,683,975)	$(1,498,274)

Net Loss per common share	$(0.00)	$0.00	$(0.01)	$(0.00)
Weighted avg. no. of common shares,
Basic & Diluted	318,673,749	319,185,450	318,303,887	316,602,013

Cash and Cash Equivalents	$49,433	$771,633	$428,643	$1,304,040
Total Assets	$1,583,356	$2,622,194	$4,128,400	$5,135,678
Deficit accumulated during
the development stage	$(102,964,738)	$(101,485,828)	$(101,523,588)	$(99,839,333)
Stockholders' Equity	$(468,761)	$722,018	$660,376	$2,242,352

Fiscal 2007
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Net Sales	$16,365	$25,236	$3,673	$19,862
Gross Profit	$12,115	$18,710	$1,763	$14,678
Operating Loss	$(1,940,854)	$(1,612,451)	$(1,902,461)	$(1,620,315)

Net loss applicable to
common shareholders	$(2,047,351)	$(1,556,376)	$(1,944,629)	$(1,653,966)

Net Loss per common share	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Weighted avg. no. of common shares,
Basic & Diluted	271,667,256	279,782,438	258,612,545	248,208,822

Cash and Cash Equivalents	$477,812	$598,923	$476,252	$542,322
Total Assets	$4,365,427	$4,999,963	$5,008,679	$5,242,328
Deficit accumulated during
the development stage	$(98,341,059)	$(96,293,708)	$(94,737,332)	$(92,792,703)
Stockholders' Equity	$3,441,322	$4,269,812	$4,157,688	$4,587,701

Supplementary Financial Information

On September 13, 2007, we entered into an agreement with an unaffiliated third-party for the sale and lease-back of our prior facility at 6531 N.W. 18th Court, Plantation, Florida.  On March 31, 2008, pursuant to the sale/lease-back transaction, we closed the sale of our commercial building for $4.4 million to Bright Investments LLC (“Bright”), an unaffiliated third-party and a sister company to Superfun B.V.  On April 29, 2008, we gave six months prior written notice of termination of our lease of the Plantation facility as part of our cost cutting initiatives.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the “Selected Financial Data” and the Condensed Financial Statements included elsewhere in this report and the information described under the caption “Risk Factors” below.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to inventories, and intangible assets.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Inventory

Our inventories consist of raw materials, work-in-process and finished goods, and are stated at the lower of cost (first-in, first-out) or market.  As a designer and manufacturer of high technology medical imaging equipment, we may be exposed to a number of economic and industry factors that could result in portions of our inventory becoming either obsolete or in excess of anticipated usage.  These factors include, but are not limited to, technological changes in our markets, our ability to meet changing customer requirements, competitive pressures in products and prices and reliability, replacement and availability of key components from our suppliers.  We evaluate on a quarterly basis, using the guidance of ARB 43, Chapter 4, Statement 5, our ability to realize the value of our inventory based on a combination of factors including the following: how long a system has been used for demonstration or clinical collaboration purpose; the utility of the goods as compared to their cost; physical obsolescence; historical usage rates; forecasted sales or usage; product end of life dates; estimated current and future market values; and new product introductions.  Assumptions used in determining our estimates of future product demand may prove to be incorrect, in which case excess and obsolete inventory would have to be adjusted in the future.  If we determined that inventory was overvalued, we would be required to make an inventory valuation adjustment at the time of such determination.  Although every effort is made to ensure the accuracy of our forecasts of future product demand, significant unanticipated changes in demand could have a significant negative impact on the value of our inventory and our reported operating results. Additionally, purchasing requirements and alternative usage avenues are explored within these processes to mitigate inventory exposure.

Stock-Based Compensation

The computation of the expense associated with stock-based compensation requires the use of a valuation model.  SFAS 123(R) is a very complex accounting standard, the application of which requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation.  The Company currently uses a Black-Scholes option pricing model to calculate the fair value of its stock options.  The Company primarily uses historical data to determine the assumptions to be used in the Black-Scholes model and has no reason to believe that future data is likely to differ materially from historical data.  However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards.  SFAS 123(R) requires the recognition of the fair value of stock compensation in net income.  Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Results of Operations

In the continuing process of commercializing our operations and as part of our transition plan to exit from SFAS 7 reporting as a development stage enterprise, we continue to use the format established for the fiscal year ending June 30, 2005 of our management discussion and analysis of financial condition and results of operations (MD&A) to better disclose and discuss the three most significant categories of expenses, i.e., general and administrative, research and development, and sales and marketing.

Twelve Months Ended June 30, 2008 and June 30, 2007

SALES AND COST OF SALES
Revenues during the year ended June 30, 2008, were $39,647 representing a decrease of $25,489 or 39% from $65,136 during the year ended June 30, 2007.  The decrease in revenues is a result of recording revenue from a payment plan at the time when the customer paid compared to the year ended June 30, 2007 when in addition to recording revenue from payment plans at the time when the customers’ paid, we also recognized certain non-refundable customer deposits as revenue when our customer’s failed to make payments according to the sales agreements.

The Cost of Sales during the year ended June 30, 2008, was $20,944 representing an increase of $3,074 or 17% from $17,870 during the year ended June 30, 2007.  The increase in Cost of Sales is a result of incremental increases in such costs being recorded in proportion to what the customer paid compared to the year ended June 30, 2007.

GENERAL AND ADMINISTRATIVE

Our general and administrative expenses include compensation and related benefits for employees in administration, finance, human resources and information technology.  Also included are travel/subsistence related to general and administrative activities; property and casualty insurance; directors’ and officers’ liability insurance; professional fees associated with our corporate and securities attorneys and independent auditors; patent maintenance; corporate governance expenses; stockholder expenses; consulting; utilities; maintenance; telephones; office supplies and sales and property taxes.

General and administrative expenses during the year ended June 30, 2008, were $2,644,556 representing a decrease of $368,019 or 12% from $3,012,575 during the year ended June 30, 2007.  Of the $2,644,556 and $3,012,575, compensation and related benefits comprised $1,661,477 (63%) and $2,090,560 (69%), respectively, representing a decrease of $429,083 or 21%.  Of the $1,661,477 and $2,090,560 compensation and related benefits, $155,133 (9%) and $360,695 (17%), respectively, were due to non-cash compensation associated with expensing stock options.

The general and administrative decrease of $368,019 is due primarily to decreases of $429,083 in compensation and related benefits as a result of a reduction in staff; $75,230 in proxy service expenses due to not having an annual meeting during the fiscal year; $14,227 in office supplies; $10,153 associated with the maintenance of existing patents; $17,366 in telephone and cell phone expenses as a result of a reduction in staff; $10,802 in postage and shipping expenses; and $7,500 in investor relations expenses as a result of canceling our agreement in March 2008 with LC Group, an investor relation consulting firm.  These reductions were a result of our cost saving initiatives.

The total decrease is partially offset by increases of $85,935 in office rent expense and the corresponding entry to record the rent holiday as a deferred rent liability for the period of March 14, 2008 through June 30, 2008 (See Note 8 – Sale/Lease-Back of Building); $62,851 in consulting expenses during the period due primarily to the consulting agreement with our former CEO, Tim Hansen; $36,171 for our Director and Officer Insurance policy, which increased because we increased the coverage from $5 million to $10 million; and $22,132 in legal expenses associated with general corporate and securities matters.

We do not expect a material increase in our general and administrative expenses until we realize a significant increase in revenue from the sale of our product.

RESEARCH AND DEVELOPMENT

We incur research and development expenses to develop significant enhancements to our sole product, the CTLM®.  These expenses consist primarily of compensation and related benefits; clinical, legal and consulting fees associated with our PMA application; costs of materials and components we use to make product enhancements; new product research; professional fees associated with the research and applications for new patents; and the costs associated with the travel/subsistence, shipping, training, installing and servicing clinical collaboration sites.

Research and development expenses during the year ended June 30, 2008, were $2,080,265 representing a decrease of $9,232 or less than 1% from $2,089,497 during the year ended June 30, 2007.  Of the $2,080,265 and $2,089,497, compensation and related benefits comprised $1,024,852 (49%) and $1,475,076 (71%), respectively, representing a decrease of $450,224 or 31%.  Of the $1,024,852 and $1,475,076 compensation and related benefits, $13,067 (1%) and $40,672 (3%), respectively, were due to non-cash compensation associated with expensing stock options.

The research and development decrease of $9,232 is due primarily to a decrease of $450,224 in compensation and related benefits as a result of a reduction in staff and $63,705 in legal expenses as a result of less patent applications.  The total decrease is partially offset by increases of $399,752 in consulting expenses due to our requirements for consultants in the field of scientific and clinical disciplines; $90,867 primarily as a result of transferring parts that were in inventory to research and development; $7,876 in software expenses related to our advanced development of the CTLM®; and $3,490 in travel expenses due to increased travel to our U.S. clinical sites and to our International clinical collaboration sites.

Clinical expenses during the year ended June 30, 2008, were $254,653 representing a decrease of $3,142 or 1% from $257,795 as a result of continuing PMA process.

We expect a significant increase in our research and development expenses during the fiscal year ending June 30, 2009 due to increased costs associated with conducting clinical trials in the United States required for our PMA application.  We also expect our consulting expenses and professional fees to increase due to the costs associated with our PMA application.  See Item 1. Our Business - “Clinical Collaboration Sites Update”.

SALES AND MARKETING

Our sales and marketing expenses consist primarily of compensation and related benefits for employees in the areas of sales, marketing, sales support and sales administration.  Also included are the expenses associated with advertising and promotion; representative office expense; trade shows; conferences; promotional and training costs related to marketing the CTLM®; commissions; travel/subsistence; consulting; certification expenses; and product liability insurance.

Sales and marketing expenses during the year ended June 30, 2008, were $1,067,655 representing a decrease of $283,866 or 21% from $1,351,521 during the year ended June 30, 2007.  Of the $1,067,655 and $1,351,521, compensation and related benefits comprised $176,005 (16%) and $412,283 (31%), respectively, representing a decrease of $236,278 or 57%.  Of the $176,005 and $412,283 compensation and related benefits, $1,919 (1%) and $29,946 (7%), respectively, were due to non-cash compensation associated with expensing stock options.

The sales and marketing decrease of $283,866 was due primarily to a decrease in compensation and related benefits of $236,278 as a result of the reduction in staff; $17,592 in representative office expense as a result of one-time costs during the prior period for our representative office in Beijing, China; $43,669 in travel expenses associated with sales and marketing related activities; $54,463 in trade show expenses due to a reduction in booth size at RSNA; $16,780 in advertising and promotion; $23,281 in regulatory expenses due to an adjustment with a former distributor who has ceased operations; $13,826 in public relations expense; and $4,107 in translation expenses as we completed the necessary translations in selected countries.  These reductions were a result of our cost saving initiatives.

The total decrease is partially offset by increases of $89,359 in freight expenses as a result of paying the Duty and VAT associated with two systems we shipped to China; and $26,425 in consulting expenses due to an increased reliance on outside sales consultants.

After we file our PMA application, we expect commissions, trade show expenses, advertising and promotion and travel and subsistence costs to increase as we continue to implement our global commercialization program.  We plan to expand our sales and marketing department and will continue to maintain our representative office in Beijing, China to support sales and service for our distribution network in that country.

AGGREGATED OPERATING EXPENSES

Total operating expenses (general and administrative, research and development, sales and marketing, inventory valuation adjustments and depreciation and amortization) during the year ended June 30, 2008, were $6,232,663 representing a decrease of $890,684 or 13% from $7,123,347 when compared to the operating expenses during the year ended June 30, 2007.  The overall reduction in expenses were a result of the implementation of cost saving initiatives.

Compensation and related benefits during the year ended June 30, 2008, were $2,862,334 representing a decrease of $1,115,586 or 28% from $3,977,920 during the year ended June 30, 2007 due to a reduction in staff.  Of the $2,862,334 and $3,977,920 compensation and related benefits, $170,119 (6%) and $431,313 (11%), respectively, were due to non-cash compensation associated with expensing stock options.  The net decrease of $1,115,586 was due to a decrease of cash compensation of $854,392 combined with a $261,194 decrease in the recording of non-cash compensation related to the expensing of stock options.

Inventory valuation adjustments during the year ended June 30, 2008, were $258,375 representing a decrease of $235,221 or 48% from $493,596 during the year ended June 30, 2007.  The decrease is due primarily to the recording of a one-time Inventory Reserve of $300,000 in fiscal year 2007.  See “Critical Accounting Policy – Inventory”.

Depreciation and amortization during the year ended June 30, 2008, were $181,812 representing an increase of $5,654 or 3% from $176,158 during the year ended June 30, 2007.

Interest expense during the fiscal year ended June 30, 2008, was $40,447 representing a decrease of $347,250 or 90% from $387,697 during the year ended June 30, 2007.  Because of the decreased use of our equity credit lines, we recorded less interest associated with the discount on our equity credit lines with Charlton Avenue, LLC (“Charlton”).  See Item 5.  Market for Registrant’s Common Equity and Related Stockholder Matters – “Financing/Equity Line of Credit”

Other income during the year ended June 30, 2008, was $7,827 representing a decrease of $242,174 or 97% from $250,001 during the year ended June 30, 2007.  The $7,827 represents the monthly rent expense and fees we charge Bioscan and the $250,001 represents payments for the technology transfer fee pursuant to the Bioscan Agreement (See Item 1 Our Business -“Laser Imager for Lab Animals”).

Twelve Months Ended June 30, 2007 and June 30, 2006

SALES AND COST OF SALES
Revenues during the year ended June 30, 2007, were $65,136 representing a decrease of $610,708 or 90% from $675,844 during the year ended June 30, 2006.  The Cost of Sales during the year ended June 30, 2007, was $17,870 representing a decrease of $298,319 or 94% from $316,189 during the year ended June 30, 2006.  The decrease in revenues and Cost of Sales is a result of no CTLM® sales being recorded compared to selling five CTLM® Systems during the year ended June 30, 2006.

GENERAL AND ADMINISTRATIVE

Our general and administrative expenses include compensation and related benefits for employees in administration, finance, human resources and information technology.  Also included are travel/subsistence related to general and administrative activities; property and casualty insurance; directors’ and officers’ liability insurance; professional fees associated with our corporate and securities attorneys and independent auditors; patent maintenance; corporate governance expenses; stockholder expenses; consulting; utilities; maintenance; telephones; office supplies and sales and property taxes.

General and administrative expenses during the year ended June 30, 2007, were $3,012,575 representing a decrease of $353,851 or 11% from $3,366,426 during the year ended June 30, 2006.  Of the $3,012,575 and $3,366,426, compensation and related benefits comprised $2,090,560 (69%) and $2,228,994 (66%), respectively, representing a decrease of $138,434 or 6%.  Of the $2,090,560 and $2,228,994 compensation and related benefits, $360,695 (17%) and $481,556 (22%), respectively, were due to non-cash compensation associated with expensing stock options. The general and administrative decrease of $353,851 is due primarily to decreases of $138,434 in compensation and related benefits; $124,256 in consulting expenses as we did not incur any general and administrative consulting expenses during the period; $64,502 in proxy service expenses as a result of reduced printing charges due to the elimination of the color pages to the annual report and lower mailing costs due to online delivery of materials and shareholder voting during the period; and $18,027 in board meeting expenses as a result of fewer board of directors meetings and workshop days. These reductions were a result of our cost control measures.

We do not expect a material increase in our general and administrative expenses until we realize a significant increase in revenue from the sale of our product.

RESEARCH AND DEVELOPMENT

We incur research and development expenses to develop significant enhancements to our sole product, the CTLM®.  These expenses consist primarily of compensation and related benefits; clinical, legal and consulting fees associated with our PMA application; costs of materials and components we use to make product enhancements; new product research; professional fees associated with the research and applications for new patents; and the costs associated with the travel/subsistence, shipping, training, installing and servicing clinical collaboration sites.

Research and development expenses during the year ended June 30, 2007, were $2,089,497 representing an increase of $42,809 or 2% from $2,046,688 during the year ended June 30, 2006.  Of the $2,089,497 and $2,046,688, compensation and related benefits comprised $1,475,076 (71%) and $1,470,539 (72%), respectively, representing an increase of $4,538 or 0%.  Of the $1,475,076 and $1,470,539 compensation and related benefits, $40,672 (3%) and $125,423 (9%), respectively, were due to non-cash compensation associated with expensing stock options.

The research and development increase of $42,809 is due primarily to increases of $142,092 in clinical expenses due to costs associated with our PMA clinical trials; and $4,538 in research and development compensation and related benefits.  The total increase is partially offset by decreases of $71,105 in consulting expenses because of decreased use of consultants in the field of scientific and clinical disciplines; and $31,960 in travel expenses due to decreased travel to our international clinical collaboration sites.

Clinical expenses during the year ended June 30, 2007, were $257,795 representing an increase of $142,092 or 124% from $115,703 as a result of higher clinical activity in the current year.

We expect a significant increase in our research and development expenses during the fiscal year ending June 30, 2008 due to increased costs associated with conducting clinical trials in the United States required for our PMA application.  We also expect our consulting expenses and professional fees to increase due to the costs associated with our PMA application.  See Item 1. Our Business - “Clinical Collaboration Sites Update”.

SALES AND MARKETING

Our sales and marketing expenses consist primarily of compensation and related benefits for employees in the areas of sales, marketing, sales support and sales administration.  Also included are the expenses associated with advertising and promotion; representative office expense; trade shows; conferences; promotional and training costs related to marketing the CTLM®; commissions; travel/subsistence; consulting; certification expenses; and product liability insurance.

Sales and marketing expenses during the year ended June 30, 2007, were $1,351,521 representing an increase of $140,604 or 12% from $1,210,917 during the year ended June 30, 2006.  Of the $1,351,521 and $1,210,917, compensation and related benefits comprised $412,283 (31%) and $429,568 (35%), respectively, representing a decrease of $17,285 or 4%.  Of the $412,283 and $429,568 compensation and related benefits, $29,946 (7%) and $25,578 (6%), respectively, were due to non-cash compensation associated with expensing stock options.

The sales and marketing increase of $140,604 was due primarily to increases of $222,550 in representative office expense as a result of opening our representative office in Beijing, China; $24,681 in travel expenses associated with sales and marketing related activities; $20,146 in advertising and promotion; and $9,162 in translation expenses.  The total increase is partially offset by decreases of $72,281 in regulatory expense due to the recording of the Chinese regulatory fee in the prior fiscal year; $26,974 in consulting expenses due to a reduced reliance on outside sales consultants; $17,285 in compensation and related benefits; and $17,915 in commission expense as a result of having no sales subject to commissions during the current fiscal year compared to five sales in the prior fiscal year.

We expect commissions, trade show expenses, advertising and promotion and travel and subsistence costs to increase as we continue to implement our global commercialization program.  We are in the process of expanding our sales and marketing department and have opened a representative office in Beijing, China to support sales and service for our distribution network in that country.

AGGREGATED OPERATING EXPENSES

Total operating expenses (general and administrative, research and development, sales and marketing, inventory valuation adjustments and depreciation and amortization) during the year ended June 30, 2007, were $7,123,347 representing an increase of $139,290 or 2% from $6,984,057 when compared to the operating expenses during the year ended June 30, 2006.

Compensation and related benefits during the year ended June 30, 2007, were $3,977,920 representing a decrease of $151,180 or 4% from $4,129,100 during the year ended June 30, 2006.  Of the $3,977,920 and $4,129,100 compensation and related benefits, $431,313 (11%) and $632,558 (15%), respectively, were due to non-cash compensation associated with expensing stock options.  The net decrease of $151,180 was due to a $201,245 decrease in the recording of non-cash compensation related to the expensing of stock options combined with an increase of cash compensation of $50,065.

Inventory valuation adjustments during the year ended June 30, 2007, were $493,596 representing an increase of $309,377 or 168% from $184,219 during the year ended June 30, 2006.  The increase is due primarily to the recording of a one-time Inventory Reserve of $300,000 at the end of the fiscal year.  See “Critical Accounting Policy – Inventory”.

Depreciation and amortization during the year ended June 30, 2007, were $176,158 representing an increase of $351 or 0% from $175,807during the year ended June 30, 2006.

Interest expense during the fiscal year ended June 30, 2007, was $387,697 representing a decrease of $178,100 or 31% from $565,797 during the year ended June 30, 2006.  The decrease is due primarily to the reduced dollar amount of the draws and the recording of the 7% discount on our equity credit line as interest with Charlton Avenue, LLC (“Charlton”).  See Item 5.  Market for Registrant’s Common Equity and Related Stockholder Matters – “Financing/Equity Line of Credit”

Other income during the year ended June 30, 2007, was $250,001 representing an increase of $228,501 or 1,068% from $21,500 during the year ended June 30, 2006.  The $250,001 represents payments for the technology transfer fee pursuant to the Bioscan Agreement (See Item 1 Our Business -“Laser Imager for Lab Animals”).  The $21,500 was a result of the extinguishment of debt from a loan and related accrued interest payable as of June 30, 2006.  See Notes to the Financial Statements, Note 10 “Short-Term Debt”.

Balance Sheet Data
We have financed our operations since inception by the issuance of equity securities with aggregate net proceeds of approximately $65,400,367 and through loan transactions in the aggregate net amount of $2,595,029.  Furthermore, we issued equity securities for the conversion of all outstanding convertible debentures in the aggregate net amount of $3,240,000.

Our combined cash and cash equivalents totaled $49,433 at June 30, 2008.  We do not expect to generate a positive internal cash flow for at least the next 12 months due to our efforts to obtain the PMA, the expected costs of commercializing our initial product, the CTLM®, and the time required for homologations from certain countries.

Our inventory, which consists of raw materials, work in process (including completed units under testing), finished goods less Inventory Reserve, totaled $647,169 at June 30, 2008 and $1,363,156 at June 30, 2007.  Raw materials used for research and development or other purposes are expensed and not included in inventory.  This decrease is primarily due to the reclassification of the net realizable value of $311,252 of CTLM® systems in Inventory to Clinical Equipment, re-classification of parts totaling $90,818 to research and development and inventory valuation adjustments of $258,375 recorded during the year.  During the year ended June 30, 2007, we re-classed $121,094 from Inventory to Clinical Equipment to reflect systems on consignment for international demonstration, clinical collaboration, training and research.  We expect to recover our investment because the CTLM® represents a new technology for imaging the breast using a laser beam instead of ionizing x-ray to produce three dimensional images.  During fiscal year 2008, we have received encouraging results from our various clinical collaboration sites worldwide.  We expect over time that the CTLM® will gain worldwide acceptance in the medical community because its basis in science is Computed Tomography.  See Note 6 “Inventories”.

Our property and equipment, net, totaled $495,076 at June 30, 2008 and $2,030,795 at June 30, 2007.  The overall decrease of $1,535,719 is due primarily to the sale of our building during fiscal year 2008 (See Note 8 – Sale/Lease-Back of Building).

Our Intangible assets (formerly “Other assets”) totaled $239,235 at June 30, 2008 compared to $273,412 at June 30, 2007.  This decrease is due to the amortization of a patent licensing agreement.

Liquidity and Capital Resources
We are currently a development stage company and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt and/or equity financing.  We have yet to generate a positive internal cash flow, and until significant sales of our product occur, we are mostly dependent upon debt and equity funding from outside investors.  In the event that we are unable to obtain debt or equity financing or are unable to obtain such financing on terms and conditions acceptable to us, we may have to cease or severely curtail our operations.  This would materially impact our ability to continue as a going concern.

We have financed our operating and research and development activities through several private placement transactions.  Net cash used for operating and product development expenses, which include our purchase of additional materials to continue the manufacture of CTLM® Systems in anticipation of receiving orders from our distributors in certain countries where permitted by law was $4,705,988 during fiscal 2008, compared to net cash used by operating activities and product development of the CTLM® and related software development of $5,416,092 during fiscal 2007.  At June 30, 2008, we had working capital of ($77,137) compared to working capital of $1,137,115 at June 30, 2007.  On June 27, 2007, we borrowed the sum of $250,000 from Charlton Avenue LLC, and we repaid the loan plus a $20,000 premium on August 2, 2007.

If and when we receive a PMA from the FDA, which cannot be assured, we believe that, based on our current business plan approximately $5 million will be required above and beyond normal operating expenses over the next year to complete all necessary stages in order for us to market the CTLM® in the United States and foreign countries.  The $5 million will be used to purchase inventory, sub-contracted components, tooling and manufacturing templates and pay non-recurring engineering costs associated with preparation for full capacity manufacturing and assembly and marketing, advertising and promotion, training, ongoing regulatory expenses, and other costs associated with product launch.  We used the proceeds of $4.4 million from the sale/lease-back of our property to finance our current operations from August 2007 through May 2008.  See “Item 9B. Other Information”.  On April 21, 2008, we replaced our Fifth Private Equity Credit Agreement, which expired on March 21, 2008, with a new Sixth Private Equity Credit Agreement with Charlton.  On May 7, 2008, we filed an S-1 Registration Statement to provide a shelf registration for 50,000,000 common shares for use with the Sixth Private Equity Credit Agreement, which became effective on May 28, 2008.  See “Item 5. Market for Registrant’s Common Equity and Related Stockholder Matters/Financing/Equity Line of Credit”.

During fiscal 2008, we raised a total of $490,000 less expenses through private placement transactions pursuant to our Sixth and Fifth Private Equity Credit Agreements.  We do not expect to generate a positive internal cash flow for at least the next 12 months due to our need to obtain the PMA, the expected costs of commercializing our initial product, the CTLM®, and the expense of our continuing product development program.  We will require additional funds for operating expenses, FDA regulatory processes, manufacturing and marketing programs and to continue our product development program.  We plan to raise additional capital through our new Sixth Private Equity Credit Agreement dated April 21, 2008 or other sources of financing. In the event we are unable to draw from this new private equity line, alternative financing will be required to continue operations, and there is no assurance that we will be able to obtain alternative financing on commercially reasonable terms.  There is no assurance that, if and when Food and Drug Administration (“FDA”) marketing clearance is obtained, the CTLM® will achieve market acceptance or that we will achieve a profitable level of operations.

As of the date of this report, we have issued and outstanding 357,606,849 shares of common stock out of 450,000,000 authorized shares.  In addition, we have reserved approximately 23,726,561 shares to cover outstanding options.  We had anticipated that revenues would have been a significant source of cash by the date of this report, but commercialization has been slower than expected largely due to the delay in obtaining the PMA from the FDA, which we believe has depressed our stock price.  We were able to obtain relief from further dilution through the sale of common stock in connection with the use of our private equity credit agreement because we were able to use the proceeds received from the sale of our building from August 2007 through May 2008 to finance current operations.  In May 2008, we returned to equity funding through the use of our Sixth Private Equity Credit Agreement.

Capital expenditures for fiscal 2008 were $320,045 as compared to $16,500 for the prior year.  During fiscal 2008, we reclassified the net realizable value of $311,252 of CTLM® systems in Inventory to Clinical equipment as these CTLM® systems continue to be used as clinical systems associated with the data collection for our PMA application with the FDA, which we plan to submit to the FDA in December 2008.  The expenditures relating to the purchases of computer and other equipment, office, warehouse and manufacturing fixtures and computer software totaled $8,793.  We anticipate that our capital expenditures for fiscal 2009 will be approximately $25,000.

During the year ending June 30, 2008, there were no changes in our existing debt agreements and we had no outstanding bank loans as of June 30, 2008.  Our annual fixed commitments, including salaries and fees for current employees and consultants, rent, payments under license agreements and other contractual commitments are approximately $7.2 million, as of the date of this report, and are likely to increase as additional agreements are entered into and additional personnel are retained.  We will require substantial additional funds for our product development programs, operating expenses, regulatory processes, and manufacturing and marketing programs, which are presently estimated at an aggregate of approximately $600,000 per month.  The foregoing projections are subject to many conditions, most of which are beyond our control.  Our future capital requirements will depend on many factors, including the following: the progress of our product development projects, the time and cost involved in obtaining regulatory approvals; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; competing technological and market developments; changes and developments in our existing collaborative, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that we may establish; and the development of commercialization activities and arrangements.

We do not expect to generate a positive internal cash flow for at least 12 months as substantial costs and expenses continue due principally to the international commercialization of the CTLM®, activities related to our FDA PMA process, and advanced product development activities.  We plan to raise additional capital through our new Sixth Private Equity Credit Agreement dated April 21, 2008 or other sources of financing. In the event we are unable to draw from this new private equity line, alternative financing will be required to continue operations, and there is no assurance that we will be able to obtain alternative financing on commercially reasonable terms.  There is no assurance that, if and when Food and Drug Administration (“FDA”) marketing clearance is obtained, the CTLM® will achieve market acceptance or that we will achieve a profitable level of operations.  No assurances, however, can be given that this financing or any necessary future financing will be available or, if available, that it will be obtained on terms satisfactory to us.  Our ability to effectuate our business plan and continue operations is dependent on our ability to raise capital, structure a profitable business, and generate revenues.  If our working capital were insufficient to fund our operations, we would have to explore additional sources of financing.  We plan to continue our policy of investing excess funds, if any, in a High Performance Money Market savings account at Wachovia Bank N.A.

Updating of Prospectus

We have undertaken to update the registration statement by post-effective amendment:

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

10-K  Financial Statements

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	55

Financial Statements

Balance Sheets	56

Statements of Operations	57

Statements of Stockholders’ Equity	58

Statements of Cash Flows	69

Notes to Financial Statements	71

10-K Financial Table of Contents

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

To the Board of Directors and
Stockholders of Imaging Diagnostic Systems, Inc.

We have audited the accompanying balance sheets of Imaging Diagnostic Systems, Inc. (A Development Stage Enterprise) as of June 30, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years ended June 30, 2008, 2007, 2006 and for the period December 10, 1993 (date of inception) to June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period December 10, 1993 (date of inception) to June 30, 2008 reflect total revenues and a net loss $2,072,875 and $96,116,977, respectively of the cumulative totals. The other auditors’ report has been furnished to us and our opinion, insofar as it relates to amounts included for such period, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2008 and 2007, and the results of its operations and cash flows for each of the years then ended June 30, 2008, 2007 and 2006 and for the period December 10, 1993 (date of inception) to June 30, 2008 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Imaging Diagnostic Systems, Inc. will continue as a going concern.  As more fully described in Note 5, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 5.  The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Imaging Diagnostic Systems, Inc.’s internal control over financial reporting as of June 30, 2008 and 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated September 11, 2008 expressed an unqualified opinion on management’s assessment of internal control over financial reporting and an unqualified opinion on the effectiveness of internal control over financial reporting.

/s/  SHERB & CO, LLP

Certified Public Accountants

Boca Raton, Florida
September 12, 2008

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Balance Sheets

June 30, 2008 and 2007

ASSETS
	2008	2007
Current assets:
Cash and cash equivalents	$49,433	$477,812
Accounts receivable, net of allowances for doubtful accounts
of $67,000 and $29,967, respectively	39,718	119,866
Loans receivable	57,357	63,602
Inventories, net of reserve of $408,000 and $408,000, respectively	647,169	1,363,156
Prepaid expenses	55,368	36,784

Total current assets	849,045	2,061,220

Property and equipment, net	495,076	2,030,795
Intangible assets, net	239,235	273,412

Total assets	$1,583,356	$4,365,427

LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$800,068	$585,991
Customer deposits	126,114	88,114
Short term debt	-	250,000

Total current liabilities	926,182	924,105

Long-Term Liabilities:
Commitments and contingencies	-	-
Deferred Rent Liability	85,935	-
Deferred Gain - Sale of Building	1,040,000	-

Total Long-Term liabilities	1,125,935	-

Total liabilities	2,052,117	924,105

Stockholders equity (Deficit):
Common stock, no par value; authorized 450,000,000 shares,
issued 325,517,468 and 311,538,038 shares, respectively	99,651,145	99,120,731
Additional paid-in capital	2,844,832	2,661,650
Deficit accumulated during the development stage	(102,964,738)	(98,341,059)

Total stockholders' equity (Deficit)	(468,761)	3,441,322

Total assets & stockholders' equity (Deficit)	$1,583,356	$4,365,427

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Operations
				From Inception
				(December 10,
	Year Ended	Year Ended	Year Ended	1993) to
	June 30, 2008	June 30, 2007	June 30, 2006	June 30, 2008

Net Sales	$39,647	$65,136	$675,844	$2,072,875
Cost of Sales	20,944	17,870	316,189	885,559

Gross Profit	18,703	47,266	359,655	1,187,316

Operating Expenses:
General and administrative	2,644,556	3,012,575	3,366,426	52,610,301
Research and development	2,080,265	2,089,497	2,046,688	20,467,297
Sales and marketing	1,067,655	1,351,521	1,210,917	8,157,373
Inventory valuation adjustments	258,375	493,596	184,219	4,670,385
Depreciation and amortization	181,812	176,158	175,807	2,954,885
Amortization of deferred compensation	-	-	-	4,064,250

Total Operating Expenses	6,232,663	7,123,347	6,984,057	92,924,491

Operating Loss	(6,213,960)	(7,076,081)	(6,624,402)	(91,737,175)

Gain (Loss) on sale of fixed assets	1,609,525	-	(2,439)	1,612,671
Interest income	13,377	11,455	8,416	307,765
Other income	76,954	250,001	21,500	758,417
Other income - LILA Inventory	(69,127)	-	-	(69,127)
Interest expense	(40,447)	(387,697)	(565,797)	(6,989,528)

Net Loss	(4,623,678)	(7,202,322)	(7,162,722)	(96,116,977)

Dividends on cumulative preferred stock:
From discount at issuance	-	-	-	(5,402,713)
Earned	-	-	-	(1,445,047)

Net loss applicable to
common shareholders	$(4,623,678)	$(7,202,322)	$(7,162,722)	$(102,964,737)

Net Loss per common share:
Basic and diluted	$(0.01)	$(0.03)	$(0.03)	$(0.97)

Weighted average number of
common shares outstanding:
Basic and diluted	318,673,749	271,667,256	218,846,738	106,483,084

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at December 10, 1993 (date of inception)	0	$-	0	$-	$-	$-	$-	$-	$-

Issuance of common stock, restated for reverse
stock split	-	-	510,000	50,000	-	-	-	-	50,000

Acquisition of public shell	-	-	178,752	-	-	-		-	-

Net issuance of additional shares of stock	-	-	15,342,520	16,451	-	-		-	16,451

Common stock sold	-	-	36,500	36,500	-	-		-	36,500

Net loss	-		-	-	-	(66,951)		-	(66,951)

Balance at June 30, 1994	-	-	16,067,772	102,951	-	(66,951)	-	-	36,000

Common stock sold	-	-	1,980,791	1,566,595	-	-	(523,118)	-	1,043,477

Common stock issued in exchange for services	-	-	115,650	102,942	-	-	-	-	102,942

Common stock issued with employment agreements	-	-	75,000	78,750	-	-	-	-	78,750

Common stock issued for compensation	-	-	377,500	151,000	-	-	-	-	151,000

Stock options granted	-	-	-	-	622,500	-	-	(622,500)	-

Amortization of deferred compentsation	-	-	-	-	-	-	-	114,375	114,375

Forgiveness of officers' compensation	-	-	-	-	50,333	-	-	-	50,333

Net loss	-	-	-	-	-	(1,086,436)	-	-	(1,086,436)

Balance at June 30, 1995	-	-	18,616,713	2,002,238	672,833	(1,153,387)	(523,118)	(508,125)	490,441

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 1995	-	-	18,616,713	2,002,238	672,833	(1,153,387)	(523,118)	(508,125)	490,441

Preferred stock sold, including dividends	4,000	3,600,000	-	-	1,335,474	(1,335,474)	-	-	3,600,000

Common stock sold	-	-	700,471	1,561,110	-	-	-	-	1,561,110

Cancellation of stock subscription	-	-	(410,500)	(405,130)	-	-	405,130	-	-

Common stock issued in exchange for services	-	-	2,503,789	4,257,320	-	-	-	-	4,257,320

Common stock issued with exercise of stock options	-	-	191,500	104,375	-	-	(4,375)	-	100,000

Common stock issued with exercise of options
for compensation	-	-	996,400	567,164	-	-	-	-	567,164

Conversion of preferred stock to common stock	(1,600)	(1,440,000)	420,662	1,974,190	(534,190)	-	-	-	-

Common stock issued as payment of preferred
stock dividends	-	-	4,754	14,629	-	(14,629)	-	-	-

Dividends accrued on preferred stock not
yet converted	-	-	-	-	-	(33,216)	-	-	(33,216)

Collection of stock subscriptions	-	-	-	-	-	-	103,679	-	103,679

Amortization of deferred compentsation	-	-	-	-	-	-	-	232,500	232,500

Forgiveness of officers' compensation	-	-	-	-	100,667	-	-	-	100,667

Net loss (restated)	-	-	-	-	-	(6,933,310)	-	-	(6,933,310)

Balance at June 30, 1996 (restated)	2,400	2,160,000	23,023,789	10,075,896	1,574,784	(9,470,016)	(18,684)	(275,625)	4,046,355
See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 1996 (restated)	2,400	2,160,000	23,023,789	10,075,896	1,574,784	(9,470,016)	(18,684)	(275,625)	4,046,355

Preferred stock sold, including dividends	450	4,500,000	-	-	998,120	(998,120)	-	-	4,500,000

Conversion of preferred stock to common stock	(2,400)	(2,160,000)	1,061,202	2,961,284	(801,284)	-	-	-	-

Common stock issued in exchange for services	-	-	234,200	650,129	-	-	-	-	650,129

Common stock issued for compensation	-	-	353,200	918,364	-	-	-	-	918,364

Common stock issued with exercise of stock options	-	-	361,933	1,136,953	-	-	(33,750)	-	1,103,203

Common stock issued to employee	-	-	(150,000)	(52,500)	-	-	-	-	(52,500)

Common stock issued as payment of preferred
stock dividends	-	-	20,760	49,603	-	(16,387)	-	-	33,216

Dividends accrued on preferred stock not
yet converted	-	-	-	-	-	(168,288)	-	-	(168,288)

Stock options granted	-	-	-	-	1,891,500	-	-	(1,891,500)	-

Collection of stock subscriptions	-	-	-	-	-	-	16,875	-	16,875

Amortization of deferred compentsation	-	-	-	-	-	-	-	788,000	788,000

Net loss (restated)	-	-	-	-	-	(7,646,119)	-	-	(7,646,119)

Balance at June 30, 1997 (restated)	450	4,500,000	24,905,084	15,739,729	3,663,120	(18,298,930)	(35,559)	(1,379,125)	4,189,235

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 1997 (restated)	450	4,500,000	24,905,084	15,739,729	3,663,120	(18,298,930)	(35,559)	(1,379,125)	4,189,235

Preferred stock sold, including dividends
and placement fees	501	5,010,000	-	-	1,290,515	(1,741,015)	-	-	4,559,500

Conversion of preferred stock to common stock	(340)	(3,400,000)	6,502,448	4,644,307	(1,210,414)	-	-	-	33,893

Common stock sold	-	-	500,000	200,000	-	-	-	-	200,000

Common stock issued in exchange for services	-	-	956,000	1,419,130	-	-	-	-	1,419,130

Common stock issued for compensation	-	-	64,300	54,408	-	-	-	-	54,408

Common stock issued with exercise of stock options	-	-	65,712	22,999	-	-	-	-	22,999

Common stock issued in exchange for
licensing agreement	-	-	3,500,000	1,890,000	(3,199,000)	-	-	-	(1,309,000)

Dividends accrued on preferred stock not
yet converted	-	-	-	-	-	(315,000)	-	-	(315,000)

Stock options granted	-	-	-	-	1,340,625	-	-	(1,340,625)	-

Collection of stock subscriptions	-	-	-	12,500	-	-	21,250	-	33,750

Amortization of deferred compentsation	-	-	-	-	-	-	-	1,418,938	1,418,938

Net loss (restated)	-	-	-	-	-	(6,715,732)	-	-	(6,715,732)

Balance at June 30, 1998 (restated)	611	6,110,000	36,493,544	23,983,073	1,884,846	(27,070,677)	(14,309)	(1,300,812)	3,592,121

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 1998 (restated)	611	6,110,000	36,493,544	23,983,073	1,884,846	(27,070,677)	(14,309)	(1,300,812)	3,592,121	*

Preferred stock issued - satisfaction of debt	138	1,380,000	-	-	(161,348)	(492,857)	-	-	725,795

Conversion of preferred stock to common stock	(153)	(1,530,000)	4,865,034	1,972,296	(442,296)	-	-	-	-

Common stock sold	-	-	200,000	60,000	-	-	-	-	60,000

Common stock issued - exchange for services
and compensation	-	-	719,442	301,210	-	-	-	-	301,210

Common stock issued - repayment of debt	-	-	2,974,043	1,196,992	-	-	-	-	1,196,992

Common stock issued in exchange for loan fees	-	-	480,000	292,694	-	-	-	-	292,694

Common stock issued with exercise of stock options	-	-	65,612	124,464	-	-	-	-	124,464

Common stock issued in satisfaction of
licensing agreement payable	-	-	3,500,000	1,890,000	-	-	-	-	1,890,000

Redeemable preferred stock sold, deemed dividend	-	-	-	-	-	(127,117)	-	-	(127,117)

Dividends accrued-preferred stock not yet converted	-	-	-	-	-	(329,176)	-	-	(329,176)

Stock options granted	-	-	-	-	209,625	-	-	(209,625)	-

Amortization of deferred compentsation	-	-	-	-	-	-	-	1,510,437	1,510,437

Net loss (restated)	-	-	-	-	-	(6,543,292)	-	-	(6,543,292)

Balance at June 30, 1999 (restated)	596	5,960,000	49,297,675	29,820,729	1,490,827	(34,563,119)	(14,309)	-	2,694,128

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 1999 (restated)	596	5,960,000	49,297,675	29,820,729	1,490,827	(34,563,119)	(14,309)	-	2,694,128

Conversion of convertible debentures	-	-	4,060,398	3,958,223	-	-	-	-	3,958,223

Conversion of preferred stock to common, net	(596)	(5,960,000)	45,415,734	7,313,334	(648,885)	-	-	-	704,449

Common stock sold	-	-	100,000	157,000	-	-	-	-	157,000

Common stock issued - exchange for services
and compensation, net of cancelled shares	-	-	137,000	(18,675)	-	-	-	-	(18,675)

Common stock issued - repayment of debt
and accrued interest	-	-	5,061,294	1,067,665	-	-	-	-	1,067,665

Common stock issued in exchange for
interest and loan fees	-	-	7,297	2,408	-	-	-	-	2,408

Common stock issued with exercise of stock options	-	-	1,281,628	395,810	157,988	-	(13,599)	-	540,199

Common stock issued with exercise of warrants	-	-	150,652	121,563	97,850	-	-	-	219,413

Issuance of note payable with warrants at a discount	-	-	-	-	500,000	-	-	-	500,000

Dividends accrued-preferred stock not yet converted	-	-	-	-	-	(145,950)	-	-	(145,950)

Net loss (restated)	-	-	-	-	-	(6,531,662)	-	-	(6,531,662)

Balance at June 30, 2000 (restated)	-	-	105,511,678	42,818,057	1,597,780	(41,240,731)	(27,908)	-	3,147,198

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 2000 (restated)	-	-	105,511,678	42,818,057	1,597,780	(41,240,731)	(27,908)	-	3,147,198

Preferred stock sold, including dividends	500	5,000,000	-	-	708,130	(708,130)	-	-	5,000,000

Conversion of preferred stock to common, net	(500)	(5,000,000)	5,664,067	5,580,531	(708,130)	-	-	-	(127,599)

Common stock issued - line of equity transactions	-	-	3,407,613	3,143,666	-	-	-	-	3,143,666

Common stock issued - exchange for services
and compensation	-	-	153,500	227,855	-	-	-	-	227,855

Common stock issued - repayment of debt
and accrued interest	-	-	810,000	1,393,200	-	-	-	-	1,393,200

Common stock issued with exercise of stock options	-	-	3,781,614	1,868,585	-	-	13,599	-	1,882,184

Common stock issued with exercise of warrants	-	-	99,375	119,887	-	-	-	-	119,887

Dividends accrued-preferred stock	-	-	-	-	-	(422,401)	-	-	(422,401)

Net loss (restated)	-	-	-	-	-	(9,532,450)	-	-	(9,532,450)

Balance at June 30, 2001 (restated)	-	-	119,427,847	55,151,781	1,597,780	(51,903,712)	(14,309)	-	4,831,540

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 2001 (restated)	-	-	119,427,847	55,151,781	1,597,780	(51,903,712)	(14,309)	-	4,831,540

Common stock issued - line of equity transactions	-	-	11,607,866	6,213,805	-	-	-	-	6,213,805

Common stock issued - exchange for services
and compensation	-	-	560,000	294,350	-	-	-	(117,600)	176,750

Net loss (restated)	-	-	-	-	-	(7,997,652)	-	-	(7,997,652)

Balance at June 30, 2002 (restated)	-	-	131,595,713	61,659,936	1,597,780	(59,901,364)	(14,309)	(117,600)	3,224,443

Common stock issued - line of equity transactions	-	-	29,390,708	8,737,772	-	-	-	-	8,737,772

Common stock issued - exchange for services
and compensation	-	-	2,007,618	970,653	-	-	-	117,600	1,088,253

Payment of subscriptions receivable	-	-	-	-	-	-	14,309	-	14,309

Net loss (restated)	-	-	-	-	-	(8,358,774)	-	-	(8,358,774)

Balance at June 30, 2003 (restated)	-	-	162,994,039	71,368,361	1,597,780	(68,260,138)	-	-	4,706,003

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 2003 (restated)	-	-	162,994,039	71,368,361	1,597,780	(68,260,138)	-	-	4,706,003

Common stock issued - line of equity transactions	-	-	8,630,819	6,541,700	-	-	-	-	6,541,700

Common stock issued - exchange for services
and compensation	-	-	734,785	832,950	-	-	-	-	832,950

Common stock issued - exercise of stock options	-	-	967,769	492,701	-	-	-	-	492,701

Net loss	-	-	-	-	-	(8,402,959)	-	-	(8,402,959)

Balance at June 30, 2004 (Restated)	-	-	173,327,412	79,235,712	1,597,780	(76,663,097)	-	-	4,170,395

Common stock issued - line of equity transactions	-	-	26,274,893	7,797,807	-	-	-	-	7,797,807

Common stock issued - exchange for services
and compensation	-	-	285,000	113,850	-	-	-	-	113,850

Common stock issued - exercise of stock options	-	-	13,264	3,404	-	-	-	-	3,404

Net loss	-	-	-	-	-	(7,312,918)	-	-	(7,312,918)

Balance at June 30, 2005	-	$-	199,900,569	$87,150,773	$1,597,780	$(83,976,015)	$-	$-	4,772,538

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 2005	-	-	199,900,569	87,150,773	1,597,780	(83,976,015)	-	-	4,772,538

Common stock issued - line of equity transactions	-	-	47,776,064	7,409,543	-	-	-	-	7,409,543

Fair Value of Stock Option Expenses	-	-	-	-	632,557	-	-	-	632,557

Net loss	-	-	-	-	-	(7,162,722)	-	-	(7,162,722)

Balance at June 30, 2006	-	-	247,676,633	94,560,316	2,230,337	(91,138,737)	-	-	5,651,916

Common stock issued - line of equity transactions	-	-	63,861,405	4,560,415	-	-	-	-	4,560,415

Fair Value of Stock Option Expenses	-	-	-	-	431,313	-	-	-	431,313

Net loss	-	-	-	-	-	(7,202,322)	-	-	(7,202,322)

Balance at June 30, 2007	-	-	311,538,038	99,120,731	2,661,650	(98,341,059)	-	-	3,441,322

** See Note 16 for a detailed breakdown by Series.
See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Statements of Stockhoders' Equity (Deficit) (Continued)

From December 10, 1993 (date of inception) to June 30, 2008
						Deficit
						Accumulated
	Preferred Stock (**)		Common Stock		Additional	During the
	Number of		Number of		Paid-in	Development	Subscriptions	Deferred
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Compensation	Total

Balance at June 30, 2007	-	-	311,538,038	99,120,731	2,661,650	(98,341,059)	-	-	3,441,322

Common stock issued - line of equity transactions	-	-	13,979,430	530,414	-	-	-	-	7,409,543

Fair Value of Stock Option Expenses	-	-	-	-	183,182	-	-	-	183,182

Net loss	-	-	-	-	-	(4,623,679)	-	-	(4,623,679)

Balance at June 30, 2008	-	-	325,517,468	99,651,145	2,844,832	(102,964,738)	-	-	(468,761)

** See Note 16 for a detailed breakdown by Series.
See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(A Development Stage Company)

Statement of Cash Flows

				From Inception
				(December 10,
	Year Ended	Year Ended	Year Ended	1993) to
	June 30, 2008	June 30, 2007	June 30, 2006	June 30, 2008

Net loss	$(4,623,679)	$(7,202,322)	$(7,162,722)	$(96,116,978)
Adjustments to reconcile net loss to net cash
used for operating activities:
Depreciation and amortization	181,812	176,158	183,450	2,962,528
(Gain) Loss on sale of fixed assets	(1,609,525)	-	2,439	(1,612,671)
Extinguishment of debt	-	-	(21,500)	(431,462)
Inventory valuation adjustment	258,375	493,596	184,219	4,670,385
Amoritization of deferred compensation	-	-	-	4,064,250
Noncash interest, compensation and consulting services	40,414	367,698	565,373	18,979,983
Fair Value of Stock Option Expenses	183,182	431,313	632,557	1,247,052
(Increase) decrease in accounts and
loans receivable - employees, net	49,360	332,267	(266,590)	(202,760)
Increase (decrease) in allowance for
doubful account	37,033	(10,033)	40,000	67,000
(Increase) decrease in inventories, net	457,612	(85,942)	(55,625)	(2,380,385)
(Increase) decrease in prepaid expenses	(18,584)	6,062	(8,659)	(55,368)
(Increase) decrease in other assets	-	-	-	(306,618)
Increase (decrease) in accounts payable and
accrued expenses	214,077	26,997	(224,974)	965,502
Increase (decrease) in other current liabilities	38,000	48,114	10,000	126,114
Increase in deferred rent liability	85,935	-	-	85,935

Total adjustments	(82,309)	1,786,230	1,040,690	28,179,485

Net cash used for operating activities	(4,705,988)	(5,416,092)	(6,122,032)	(67,937,493)

Cash flows from investing activities:
Proceeds from sale of property & equipment	4,357,654	-	104	4,387,615
Prototype equipment	-	-	-	(2,799,031)
Capital expenditures	(320,045)	(16,500)	(20,079)	(4,786,765)

Net cash used for investing activities	4,037,609	(16,500)	(19,975)	(3,198,181)

Cash flows from financing activities:
Repayment of capital lease obligation	-	-	-	(50,289)
Proceeds from convertible debenture	-	-	-	3,240,000
Proceeds from (repayments) loan payable, net	(250,000)	250,000	-	2,595,029
Proceeds from issuance of preferred stock	-	-	-	18,039,500
Proceeds from exercise of stock options	-	-	-	903,989
Net proceeds from issuance of common stock	490,000	4,192,717	6,844,171	46,456,878

Net cash provided by financing activities	240,000	4,442,717	6,844,171	71,185,107

Net increase (decrease) in cash and cash equivalents	(428,379)	(989,875)	702,164	49,433

Cash and cash equivalents at beginning of period	477,812	1,467,687	765,523	-

Cash and cash equivalents at end of period	$49,433	$477,812	$1,467,687	$49,433

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(A Development Stage Company)

Statement of Cash Flows (Continued)

				From Inception
				(December 10,
	Year Ended	Year Ended	Year Ended	1993) to
	June 30, 2008	June 30, 2007	June 30, 2006	June 30, 2008
Supplemental disclosures of cash
flow information:

Cash paid for interest	$-	$-	$-	$215,962

Supplemental disclosures of noncash
investing and financing activities:

Issuance of common stock and options
in exchange for services	$-	$-	$-	$6,306,350

Issuance of common stock as loan fees in
connection with loans to the Company	$-	$-	$-	$293,694

Issuance of common stock as satisfaction of
loans payable and accrued interest	$-	$-	$-	$3,398,965

Issuance of common stock as satisfaction of
certain accounts payable	$-	$-	$-	$257,892

Issuance of common stock in
exchange for property and equipment	$-	$-	$-	$89,650

Issuance of common stock and other current liability
in exchange for patent liceensing agreement	$-	$-	$-	$581,000

Issuance of common stock for
compensation	$-	$-	$-	$2,691,788

Issuance of common stock through
exercise of incentive stock options	$-	$-	$-	$3,117,702

Issuance of common stock as
payment for preferred stock dividends	$-	$-	$-	$507,645

Acquisition of property and equipment
through the issuance of a capital
lease payable	$-	$-	$-	$50,289

See accompanying notes to the financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements

(1)           BACKGROUND

The Company, ("Imaging Diagnostic Systems, Inc.") was organized in the state of New Jersey on November 8, 1985, under its original name of Alkan Corp.  On April 14, 1994, a reverse merger was effected between Alkan Corp. and the Florida corporation of Imaging Diagnostic Systems, Inc. ("IDSI-Fl.").  IDSI-Fl. was formed on December 10, 1993. (See Note 4)  Effective July 1, 1995 the Company changed its corporate status to a Florida corporation.

The Company is a development stage enterprise and during fiscal year ending June 30, 2008, utilized the proceeds of $4.4 million from the sale and lease-back of it’s property in Plantation, FL (See Note 22).  As additional working capital will be required, the Company will obtain such capital through the use of its Sixth Private Equity Credit Agreement and other sources of financing.  Since January 2003, the Company has had revenues of $2,072,875 from the sale of its CTLM® Breast Imaging System.  There is no assurance that once the development of the CTLM® device is completed and finally receives Federal Drug Administration marketing clearance, that the Company will achieve a profitable level of operations.

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(b) Revenue Recognition

We recognize revenue in accordance with the guidance presented in the SEC’s Staff Accounting Bulletin No. 104.  We sell our medical imaging products, parts, and services to independent distributors and in certain unrepresented territories directly to end-users.  Revenue is recognized when persuasive evidence of a sales arrangement exists, delivery has occurred such that title and risk of loss have passed to the buyer or services have been rendered, the selling price is fixed or determinable, and collectibility is reasonable assured.  Unless agreed otherwise, our terms with international distributors provide that title and risk of loss passes F.O.B. origin.

To be reasonably assured of collectibility, our policy is to minimize the risk of doing business with distributors in countries which are having difficult financial times by requesting payment via an irrevocable letter of credit (“L/C”) drawn on a United States bank prior to shipment of the CTLM®.  It is not always possible to obtain an L/C from our distributors so in these cases we must seek alternative payment arrangements which include third-party financing, leasing or extending payment terms to our distributors.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c) Allowance for Doubtful Accounts

In the event that management determines that a receivable becomes uncollectible, or events or circumstances change, which result in a temporary cessation of payments from the distributor, we will make our best estimate of probable or potential losses in our accounts receivable balance using the allowance method for each quarterly period.  Management will periodically review the receivables at the end of each quarterly reporting period and the appropriate accrual will be made based on current available evidence and historical experience.

Our allowance for doubtful accounts increased to $67,000 as of June 30, 2008 from $29,967 in the prior fiscal year.

(d) Cash and cash equivalents

Holdings of highly liquid investments with original maturities of three months or less and investment in money market funds are considered to be cash equivalents by the Company.

(e) Inventory

Inventories, consisting principally of raw materials, work-in-process (including completed units under testing), finished goods and units placed on consignment, are carried at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method.  Raw materials consist of purchased parts, components and supplies.  Work-in-process includes completed units undergoing final inspection and testing.

We have used and will continue to use CTLM® systems from finished goods as demonstrators or for clinical collaboration.  At the conclusion of the demonstration or clinical collaboration period, the CTLM® may be sold at reduced prices.  On a quarterly basis, using the guidance of ARB 43, Chapter 4, Statement 5, our ability to realize the value of our inventory is based on a combination of factors including the following: how long a consigned system has been used for demonstration or clinical collaboration purpose; the utility of the goods as compared to their cost; physical obsolescence; historical usage rates; forecasted sales or usage; product end of life dates; estimated current and future market values; and new product introductions.

Due to recent technological advances resulting in overall lower costs for certain inventory components; the Company has reduced these components of its inventory to their net realizable value.  The inventory valuation adjustments are reflected in the statement of operations and amounted to $258,375, $493,596, $184,219, and $4,670,385, for the years ended June 30, 2008, 2007 and 2006, and for the period December 10, 1993 (date of inception) to June 30, 2008, respectively.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f) Property, equipment and software development costs

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization are computed using straight-line methods over the estimated useful lives of the related assets.  Expenditures for renewals and betterments which increase the estimated useful life or capacity of the asset are capitalized; expenditures for repairs and maintenance are expensed when incurred.

Under the criteria set forth in Statement of Financial Accounting Standards No. 86, capitalization of software development costs begins upon the establishment of technological feasibility for the product.  The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology.  After considering the above factors, the Company has determined that software development costs, incurred subsequent to the initial acquisition of the basic software technology, should be properly expensed.  Such costs are included in research and development expense in the accompanying statements of operations.

(g) Research and development

Research and development expenses consist principally of expenditures for equipment and outside third-party consultants, raw materials which are used in testing and the development of the Company's CTLM® device or other products, product software and compensation to specific company personnel.  The non-payroll related expenses include testing at outside laboratories, parts associated with the design of initial components and tooling costs, and other costs which do not remain with the developed CTLM® device.  The software development costs are with outside third-party consultants involved with the implementation of final changes to the developed software.  All research and development costs are expensed as incurred.

(h) Net loss per share

In 1998, the Company adopted SFAS No. 128, (“Earnings Per Share”), which requires the reporting of both basic and diluted earnings per share.  Basic net loss per share is determined by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted loss per share reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock, as long as the effect of their inclusion is not anti-dilutive.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i) Patent license agreement

The patent license agreement will be amortized over the seventeen-year life of the patent, the term of the agreement.  See Note 2(m) Intangible Assets for disclosure on impairment policy.

(j) Stock-based compensation

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $183,182, $431,313 and $632,558, respectively, in additional compensation expense for the twelve months ended June 30, 2008, 2007, and 2006.

The fair value concepts were not changed significantly in SFAS 123(R); however, in adopting this Standard, companies were given the option to choose among alternative valuation models and amortization assumptions.  We elected to continue to use the Black-Scholes option pricing model and expense the options as compensation over the requisite service period of the grant.  We will reconsider use of the Black-Scholes model if additional information becomes available in the future that indicates another model would be more appropriate, or if grants issued in future periods have characteristics that cannot be reasonably estimated using this model.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

From Inception
(December 10,
1993) to
June 30, 2005
(Restated)
Net loss to common shareholders,
as reported	$ (83,976,015)

Less: stock-based employee compensation
determined under the fair value method,
net of income tax effect	5,537,149

Net loss to common shareholders,
pro forma	$ (89,513,164)

Basic and diluted loss per share -
As reported	$ (1.02)

Pro forma	$ (1.09)

For purposes of the preceding pro forma disclosures, the weighted average fair value of each option has been estimated on the date of grant using the Black-Scholes options-pricing model with the weighted average assumptions listed below used for grants in 2008, 2007 and 2006, respectively.

	Year Ended	Year Ended	Year Ended
	June 30, 2008	June 30, 2007	June 30, 2006
Volatility	63.32%	72.34%	71.11%
Risk Free Interest Rate	5%	5%	4%
Expected Term	8 yrs	8 yrs	8 yrs

Our expected term assumption of eight years for the year ended June 30, 2008, was based upon the guidance provided by SEC Staff Accounting Bulletin 107 enabling us to use the simplified method for “plain vanilla” options for this calculation.  This provision was allowed to be used for grants made on or before December 31, 2007.  On December 21, 2007, the SEC issued Staff Accounting Bulletin 110 which extended the timeframe we will have to use the simplified method on an interim basis.  The SEC will suspend use of this method once detailed information on exercise terms become readily available.  We then will be required to estimate the expected term of an option using historical data.

See Note 19 – Stock Options

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k) Long-lived assets

Effective July 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121. “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” (“SFAS 121”).  This statement requires companies to write down to estimated fair value long-lived assets that are impaired.  The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  In performing the review of recoverability the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition.  If the sum of the expected future cash flows is less than the carrying amount of the assets, an impairment loss is recognized.

The Company has determined that no impairment losses need to be recognized through the fiscal year ended June 30, 2008.

In August of 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), which addresses accounting and financial reporting for the impairment and disposal of long-lived assets. This statement is effective for the Company beginning July 1, 2002. The Company does not believe that the adoption of SFAS 144 will have a significant impact on its financial position and results of operations.

(l) Income taxes

The Company provides for income taxes using the asset and liability method as required by Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”).  This method recognizes the amount of federal and state taxes payable or refundable for the current year as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the financial statements and income tax returns.  Deferred income tax assets and liabilities are adjusted to recognize the change in tax laws or tax rates. These changes are recognized in income in the year that includes the enactment date.

(m) Intangible assets

Intangible assets, consisting of the patent license agreement and certain initial UL and CE costs are reflected in “Intangible Assets” on the balance sheet, net of accumulated amortization (Note 8).  The patent license agreement has a fixed life of seventeen years and will continue to be amortized over its remaining useful life.  During the fiscal year ending June 30, 1999, we incurred costs of $8,225 related to the process of obtaining UL and CE approvals and determined that these costs should be amortized based on their useful life of three years on a straight-line basis.

Long-lived assets, including patents, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The impairment analysis for patents can be very subjective as we rely upon signed distribution, dealer or license agreements with variable cash flows to substantiate the recoverability of these long-lived assets.  In our analysis we also take into account our position as a world-wide market leader in CT optical tomography; net sales of CTLM® systems of $2,072,875 since January 2003; the growing acceptance of our technology with over 14,000 scans performed world-wide; approvals or product registration in the following countries: CE Mark for the European Union, Canada, Peoples Republic of China, Argentina, Brazil and Colombia.  We believe the fair value of our patent license clearly exceeds the carrying amount of $239,235.

We have recorded accumulated amortization of $341,765 with a balance remaining of $239,235, which will be amortized over the next seven years at $8,544 per quarter.  We will continue to test for impairment on an annual basis or more frequently if events and circumstances change using the guidance provided in FAS-142.  Examples of such events and circumstances are:

•	A significant adverse change in legal factors or in the business climate
•	An adverse action or assessment by a regulator
•	Unanticipated competition
•	Loss of key personnel
•	An expectation that all or a significant portion of a reporting unit will be sold or otherwise disposed of.

Based on our analysis, we determined that there was no impairment as of June 30, 2008.

(n) Warranty Reserve

The Company established a warranty reserve effective for the fiscal year ending June 30, 2005.  The table below reflects the Warranty Reserve established for the last three fiscal years.  Although the Company tests its product in accordance with its quality programs and processes, its warranty obligation is affected by product failure rates and service delivery costs incurred in correcting a product failure. Should actual product failure rates or service costs differ from the Company’s estimates, which are based on limited historical data, where applicable, revisions to the estimated warranty liability would be required.

	Year Ended	Year Ended	Year Ended
	June 30, 2008	June 30, 2007	June 30, 2006
Warranty Reserve	$8,502	$14,952	$24,799

    (o) Deemed preferred stock dividend

The accretion resulting from the incremental yield embedded in the conversion terms of the convertible preferred stock is computed based upon the discount from market of the common stock at the date the preferred stock was issued.  The resulting deemed preferred stock dividend subsequently increases the value of the common shares upon conversion.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p) Discount on convertible debt

The discount which arises as a result of the allocation of proceeds to the beneficial conversion feature upon the issuance of the convertible debt increases the effective interest rate of the convertible debt and will be reflected as a charge to interest expense.  The amortization period will be from the date of the convertible debt to the date the debt first becomes convertible.

(q) Comprehensive income

SFAS 130, “Reporting Comprehensive Income”, requires a full set of general-purpose financial statements to be expanded to include the reporting of “comprehensive income”.  Comprehensive income is comprised of two components, net income and other comprehensive income.  For the period from December 10, 1993 (date of inception) to June 30, 2008, the Company had no items qualifying as other comprehensive income.

(r) Impact of recently issued accounting standards

All other issued but not yet effective accounting pronouncements have been deemed to be not applicable hence when adopted these new accounting pronouncements are not expected to have any impact on the financial position of the company.

In April 2008, the Financial Accounting Standards Board (FASB) Staff Position (FSP) No. 142-3, Determination of the Useful Life of Intangible Assets, was finalized.  FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  The Position applies to intangible assets that are acquired individually or with a group of other assets and both intangible assets acquired in business combinations and asset acquisitions.  The Company is currently evaluating the provisions of FSP No. 142-3 and the resulting impact of adoption on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which replaces SFAS No. 141, Business Combinations. SFAS No. 141R establishes the principles and requirements for how an acquirer recognizes and measures the identifiable assets acquired, the liabilities assumed, the goodwill acquired and any noncontrolling interest in the acquiree.  SFAS No. 141R also establishes the disclosure requirements for a business combination.  The provisions of SFAS No. 141R are effective for the Company’s 2010 fiscal year, beginning on July 1, 2009.  The Company is currently evaluating the provisions of SFAS No.141R and the resulting impact of adoption on its financial statements.
Also in December 2007, the FASB ratified the consensus reached by the Emerging Issues Task Force (EITF) on Issue No. 07-1, Accounting for Collaborative Arrangements. EITF 07-1 defines collaborative arrangements and establishes reporting and disclosure requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties.  The provisions of EITF 07-1 are effective for the Company’s 2010 fiscal year, beginning on July 1, 2009. The Company is currently evaluating the provisions of EITF 07-1 and the resulting impact of adoption on its financial statements.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS 159”). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in Statement 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact this adoption will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, rather it applies under existing accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which will be our fiscal year 2009.  We are currently evaluating the impact of SFAS No. 157 on our financial statements.

In June 2006, the FASB issued Interpretation (FIN) No. 48 Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 Accounting for Income Taxes.  This Interpretation prescribes a recognition threshold and measurement attribute for financial statement recognition, measurement and disclosure of tax positions that a company has taken or expects to be taken on a tax return.  Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and transition.  FIN 48 is effective for fiscal years beginning after December15, 2006, with early adoption permitted.  The Company currently expects that adoption of FIN 48 will not have a material effect on the Company’s consolidated financial position and results of operations.

(s) Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform with the current period presentation.

(3)           OTHER INCOME

During the fiscal year ending June 30, 2008 the Company recorded $7,827 as Other Income which represents the monthly rent expense and fees we charged Bioscan Inc.  During the fiscal year ending June 30, 2007, the Company sold its LILA technology to Bioscan Inc. for the sum of $250,001 which we received and recorded as Other Income.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

 (4)           MERGER

On April 14, 1994, IDSI-Fl. acquired substantially all of the issued and outstanding shares of Alkan Corp.  The transaction was accounted for as a reverse merger in accordance with Accounting Principles Board Opinion No. 16, wherein the shareholders of IDSI-Fl. retained the majority of the outstanding stock of Alkan Corp. after the merger. (see Note 17)

As reflected in the Statement of Stockholders’ Equity, the Company recorded the merger with the public shell at its cost, which was zero, since at that time the public shell did not have any assets or equity.  There was no basis adjustment necessary for any portion of the merger transaction as the assets of IDSI-Fl. were recorded at their net book value at the date of merger.  The 178,752 shares represent the exchange of shares between the companies at the time of merger.

As part of the transaction, the certificate of incorporation of Alkan was amended to change its name to Imaging Diagnostic Systems, Inc.

(5)           GOING CONCERN

The Company is currently a development stage enterprise and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt and/or equity financing.  We have yet to generate a positive internal cash flow, and until significant sales of our product occur, we are mostly dependent upon debt and equity funding.  See Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

In the event that we are unable to obtain debt or equity financing or we are unable to obtain such financing on terms and conditions acceptable to us, we may have to cease or severely curtail our operations.  This would materially impact our ability to continue as a going concern.  In the event that we are unable to draw on our private equity line, alternative financing would be required to continue operations.  Management has been able to raise the capital necessary to reach this stage of product development and has been able to obtain funding for capital requirements to date. There is no assurance that, if and when Food and Drug Administration (“FDA”) marketing clearance is obtained, the CTLM® will achieve market acceptance or that we will achieve a profitable level of operations.

We have commenced our planned principal operations of the manufacture and sale of our sole product, the CTLM®, CT Laser Mammography System. We are continuing to appoint distributors and are installing systems under our clinical collaboration program as part of our global commercialization program.  We have sold a total of 13 systems as of June 30, 2008; however, we continue to operate as a development stage enterprise because we have yet to produce significant revenues.  Should additional working capital be required, the Company will obtain such capital through the use of its Sixth Private Equity Credit Agreement and other sources of financing (See Note 22).  We have to create product awareness as a foundation to developing our markets through our existing distributor network and through the appointment of additional distributors and the training of their field service engineers.  We would be able to exit SFAS 7 Development Stage Enterprise reporting upon having sufficient revenues for two successive quarters such that we would not have to utilize our Sixth Private Equity Credit Agreement or alternative funding sources for capital to cover our quarterly operating expenses.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(6)           INVENTORIES

Inventories consisted of the following:

	June 30,
	2008	2007
Raw materials consisting of purchased parts, components and supplies	$578,144	$848,254
Work-in process including units undergoing final inspection and testing	28,939	44,058
Finished goods	448,086	878,844

Sub-Total Inventories	$1,055,169	$1,771,156

Less Inventory Reserve	(408,000)	(408,000)

Total Inventory - Net	$647,169	$1,363,156

We review our Inventory for parts that have become obsolete or in excess of our manufacturing requirements and our Finished Goods for valuation pursuant to our Critical Accounting Policy for Inventory.  For the fiscal year ending June 30, 2008 since such finished goods are being utilized for collecting data for the PMA, we reclassified the net realizable value of $311,252 of CTLM® systems in Inventory to Clinical equipment.  For the fiscal year ending June 30, 2007 we had identified $408,000 of Inventory that we deem impaired due to the lack of inventory turnover.

(7)           PROPERTY AND EQUIPMENT

The following is a summary of property and equipment, less accumulated depreciation:

	June 30,
	2008	2007
Furniture and fixtures	$262,264	$262,264
Building and land (See Note 8)	-	2,092,529
Computers, equipment and software	425,642	416,849
CTLM® software costs	352,932	352,932
Trade show equipment	298,400	298,400
Clinical equipment	432,346	121,094
Laboratory equipment	212,560	212,560

Total Property & Equipment	1,984,144	3,756,628
Less: accumulated depreciation	(1,489,068)	(1,725,833)

Total Property & Equipment - Net	$495,076	$2,030,795

For the fiscal year ending June 30, 2008, we reclassified the net realizable value of $311,252 of CTLM® systems in Inventory to Clinical equipment as these CTLM® systems continue to be used as clinical systems associated with the data collection for our PMA application with the FDA which we plan to submit to the FDA in December 2008.

For the fiscal year ending June 30, 2007, we reclassified the net realizable value of $121,094 of CTLM® systems in Inventory to Clinical equipment as these CTLM® systems continue to be used as product demonstrators and for international clinical collaboration.

The estimated useful lives of property and equipment for purposes of computing depreciation and amortization are:

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(7)           PROPERTY AND EQUIPMENT (Continued)

Furniture, fixtures, clinical, computers, laboratory
equipment and trade show equipment	5-7 years
Building	40 years
CTLM® software costs	5 years

Telephone equipment, acquired under a long-term capital lease at a cost of $50,289, is included in furniture and fixtures.  The CTLM® software is fully amortized.

(8)           SALE/LEASE-BACK OF BUILDING

On March 31, 2008, we closed the sale of our commercial building at 6531 NW 18th Court, Plantation, Florida for $4.4 million to Bright Investments LLC (“Bright”), an unaffiliated third-party and a sister company to Superfun B.V.  Pursuant to FAS-98, we recorded the sale, removed the sold property and its related liabilities from the Balance Sheet and deferred the gain over the five year term of the operating lease in accordance with the provisions of FAS-13 amended by FAS-28.  We computed the amount of gain on the sale portion of the sale/lease-back in accordance with the provisions of FAS-66.  In this regard, we recorded a gain of $1,609,525 and recorded a deferred gain of $1,040,000, which is the present value of the lease payments over the five year term of the lease.  We will amortize the deferred gain in proportion to the gross rental charged to expense over the lease term.  The lease provided a six-month rent holiday with rent payments commencing on September 14, 2008.  To account for the rent holiday, we recorded $13,935 for Rent Expense and accrued that amount as a deferred rent liability.  From April 1st to September 14th, we will continue to record rent expense of $24,000 per month and accrue that amount as a deferred rent liability. The $144,000 deferred rent liability will be amortized on a straight-line basis over the lease term.

On April 29, 2008, as part of our cost saving initiatives, we gave six months prior written notice of termination of our lease of our Plantation, Florida facility.  On June 2, 2008, we executed a Business Lease Agreement with Ft. Lauderdale Business Plaza Associates, an unaffiliated third-party, for 9,870 square feet of commercial office and manufacturing space at 5307 NW 35th Terrace, Ft. Lauderdale, Florida. (See Note 14 - Leases)

(9)           INTANGIBLE ASSETS

Intangible assets consist of the following:

	June 30,
	2008	2007

Patent license agreement, net of accumulated
amortization of $341,765 and $307,588 respectively	$239,235	$273,412
UL & CE approvals, net of accumulated amortization of $8,225
and $8,225 respectively	-	-

Totals	$239,235	$273,412

During June 1998, the Company signed an exclusive Patent License Agreement with its former chief executive officer. (See Note 22)  The officer was the originator of patents issued on December 2, 1997 which covers some of the technology of the CTLM®.  Pursuant to the terms of the agreement, the Company was granted the exclusive right to modify, customize, maintain, incorporate, manufacture, sell, and otherwise utilize and practice the Patent, all improvements thereto and all technology related to the process, throughout the world.  The license shall apply to any extension or re-issue of the Patent.  The term of license is for the life of the Patent and any renewal thereof, subject

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(9)           INTANGIBLE ASSETS (Continued)

to termination, under certain conditions.  As consideration for the License, the Company issued to the officer 7,000,000 shares of common stock (See Note 18). The License agreement has been recorded at the historical cost basis of the chief executive officer, who owned the patent.  The amortization expense for the year ended June 30, 2008 for the patent license agreement is $34,176, with a balance to be amortized over the remaining life of the patent which is seven (7) years.  We will review the value of this patent and test it for impairment on an annual basis.  No impairment of this intangible asset was identified for the fiscal year ending June 30, 2008.

The core costs of obtaining the initial UL and CE approvals have an indefinite life, and intangible assets having an indefinite life are not amortized at the point of acquisition or subsequent to point of acquisition in accordance with the guidance of SFAS 142.  We recorded the initial costs of these systems and protocols as an intangible asset with an indefinite life because we believed that the costs of obtaining them applied to our Company’s entire functional process including manufacturing, labeling and compliance.  We followed the guidance provided in a paradigm, Figure 23-1: Summary of Accounting for Intangible Assets by SFAS 142, in which questions are asked relative to indefinite life, asset impairment and whether assumption of indefinite life is still valid.

(10)           ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	June 30,
	2008	2007

Accounts payable - trade	$658,524	$329,391
Accrued property taxes payable	30,819	30,819
Accrued compensated absences	47,409	138,868
Accrued wages payable	21,855	-
Other accrued expenses	41,461	86,913

Totals	$800,068	$585,991

(11)           CUSTOMER DEPOSITS

Customer deposits consisted of the following:

	June 30,
	2008	2007

Customer deposits	$126,114	$88,114

Total	$126,114	$88,114

Deposits received from customers are identified and accounted for as customer deposits and are presented as both a current asset and an offsetting current liability on our balance sheet.  In the event of a cancellation or termination of a customers’ order, the deposit is refunded less any fees previously agreed to.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(12)           SHORT-TERM DEBT

Short-term debt consisted of the following:

	June 30,
	2008	2007

Loan payable	$-	$250,000

Total	$-	$250,000

The Company executed a promissory note dated June 27, 2007 for $250,000 from Charlton Avenue. LLC., which was repaid in full on August 2, 2007.  The Company has no other short-term debt.

(13)           EQUITY LINE OF CREDIT

On August 17, 2000 the Company finalized a financing agreement with a private institutional equity investor, which contained two component parts, a $25 million Private Equity Agreement and a private placement of 500 shares of Series K convertible preferred stock as bridge financing in the amount of $5,000,000 (See Note 15). The Private Equity Agreement committed the investor to purchase up to $25 million of common stock subject to certain conditions pursuant to Regulation D over the course of 12 months after an effective registration of the shares.  The timing and amounts of the purchase by the investor were at the sole discretion of the Company.  However, they were required to draw down a minimum of $10 million from the credit line over the twelve-month period.  The purchase price of the shares of common stock was set at 91% of the market price.  The market price, as defined in the agreement, was the average of the three lowest closing bid prices of the common stock over the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche.

On May 15, 2002, the Company entered into a second private equity agreement, which replaced the original Private Equity Agreement.  The terms of the second Private Equity Agreement were substantially equivalent to the terms of the original agreement, except that (i) the commitment period was three years from the effective date of a registration statement covering the second Private Equity Agreement shares, (ii) the minimum amount required to be drawn through the end of the commitment period was $2,500,000, (iii) the minimum stock price requirement was reduced to $.20, and (iv) the minimum average trading volume was reduced to $40,000.

On October 29, 2002, the Company entered into a new “Third Private Equity Credit Agreement” which the Company intended to supplement the second Private Equity Agreement.  The terms of the Third Private Equity Credit Agreement were substantially equivalent to the terms of the prior agreement, in that (i) the commitment period was three years from the effective date of a registration statement covering the Third Private Equity Credit Agreement shares, (ii) the maximum commitment was $15,000,000, (iii) the minimum amount required to be drawn through the end of the commitment period was $2,500,000, (iv) the minimum stock price requirement was reduced to $.10, and (v) the minimum average trading volume in dollars was reduced to $20,000.

On January 9, 2004, the Company entered into a new “Fourth Private Equity Credit Agreement” which replaced the prior private equity agreements.  The terms of the Fourth Private Equity Credit Agreement were more favorable to the Company than the terms of the prior Third Private Equity Credit Agreement.  The new, more favorable terms were: (i) The put option price was 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche, while the prior Third Private Equity Credit Agreement provided for 91%, ii) the commitment period was two years from the effective date of a registration statement covering the Fourth Private Equity Credit Agreement shares, while the prior Third Private Equity Credit Agreement was for three years, (iii) the maximum commitment was $15,000,000, (iv) the minimum amount the Company was required to draw through the end of the commitment period was $1,000,000, while the prior Third Private Equity Credit Agreement minimum amount was  $2,500,000, (v) the minimum stock price requirement was controlled by the Company as it had the option of setting a floor price for

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(13)           EQUITY LINE OF CREDIT (Continued)

each put transaction (the previous minimum stock price in the Third Private Equity Credit Agreement was fixed at $.10), (vi) there were no fees associated with the Fourth Private Equity Credit Agreement; the prior private equity agreements required the payment of a 5% consulting fee, which was subsequently lowered to 4% by mutual agreement in September 2001, and (vii) the elimination of the requirement of a minimum average daily trading volume in dollars.  The previous trading volume requirement in the Third Private Equity Credit Agreement was $20,000.

On March 21, 2006, the Company and Charlton entered into a new “Fifth Private Equity Credit Agreement,” which replaced the Company’s prior Fourth Private Equity Credit Agreement upon the April 25, 2006, effectiveness of our S-1 Registration Statement filed on March 23, 2006 to register shares underlying the Fifth Private Equity Credit Agreement.  The terms of the Fifth Private Equity Credit Agreement are similar to the terms of the prior Fourth Private Equity Credit Agreement.  The new credit line’s material terms are (i) The put option price is 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche (the “Valuation Period”), (ii) the commitment period is two years from the effective date of a registration statement covering the Fifth Private Equity Credit Agreement shares, (iii) the maximum commitment is $15,000,000, (iv) the minimum amount the Company must draw through the end of the commitment period is $1,000,000,  (v)  the minimum stock price, also known as the floor price is computed as follows:  In the event that, during a Valuation Period, the Bid Price on any Trading Day falls more than 18% below the closing trade price on the trading day immediately prior to the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day the parties shall have no right and shall be under no obligation to purchase and sell one tenth of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount.  In the event that during a Valuation Period there exists a Low Bid Price for any three Trading Days—not necessarily consecutive—then the balance of each party’s right and obligation to purchase and sell the Investment Amount under such Put Notice shall terminate on such third Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-tenth of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price and (vi) there are no fees associated with the Fifth Private Equity Credit Agreement.  The conditions to the Company’s ability to draw under this private equity line, as described above, may materially limit the draws available to the Company.

These financing agreements have had no warrants attached to either the bridge financing or the private equity line.  Furthermore, the Company was not required to pay the investor’s legal fees, but the Company previously paid a 5% consulting fee for the money funded in all prior transactions up until the approval of the Fourth Private Equity Credit Agreement.  The Company sold $2,840,000 of common stock under the terms of the initial private equity agreement during the year ended June 30, 2001.  The total shares issued by the Company amounted to 3,407,613.  The Company incurred $139,985 of consulting fees and recorded $303,666 of deemed interest expense as a result of the 9% discount off of the market price. During the year ended June 30, 2002, an additional $5,585,000 of common stock was sold under the terms of the applicable equity credit line agreement, and the Company issued a total of 11,607,866 shares of common stock.  The Company incurred $296,250 of consulting fees and recorded $628,805 of deemed interest expense as a result of the 9% discount off of the market price. During the year ended June 30, 2003, an additional $7,881,000 of common stock was sold under the terms of the applicable equity credit line agreement, and the Company issued a total of 29,390,708 shares of common stock.  The Company incurred $211,800 of consulting fees and recorded $856,772 of deemed interest expense as a result of the 9% discount off of the market price.  During the year ended June 30, 2004, an additional $5,850,000 of common stock was sold under the terms of the equity credit line agreements, and the Company issued a total of 8,630,819 shares of common stock.  The Company incurred $188,000 of consulting fees which was solely from the Third Private Equity Credit Agreement and recorded a total of $691,701 of deemed interest expense of which $555,897 is a result of the 9% discount off the market price under the Third Private Equity Credit Agreement and $135,804 is a result of the 7% discount off the market price under the Fourth Private Equity Credit Agreement.  During the year ended June 30, 2005, an additional $7,204,370 of common stock was sold under the terms of the Fourth Private Equity Credit Agreement and the Company issued a total of 26,274,893 shares of common stock.  The Company recorded a total of $593,437 of deemed interest expense as a result of the 7% discount off the market price under the Fourth Private Equity Credit Agreement.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(13)           EQUITY LINE OF CREDIT (Continued)

During the year ended June 30, 2006, an additional $6,844,171 of common stock was sold under the terms of the equity credit line agreements, and the Company issued a total of 47,776,064 shares of common stock.  The Company recorded a total of $565,372 of deemed interest expense as a result of the 7% discount off the market price under the Fourth Private Equity Credit Agreement and Fifth Private Equity Credit Agreement.

During the year ended June 30, 2007, an additional $4,192,717 of common stock was sold under the terms of the Fifth Private Equity Credit Agreement and the Company issued a total of 63,861,405 shares of common stock.  The Company recorded a total of $367,698 of deemed interest expense as a result of the 7% discount off the market price under the Fifth Private Equity Credit Agreement.

On April 21, 2008, we and Charlton entered into a new “Sixth Private Equity Credit Agreement” which has replaced our prior Fifth Private Equity Credit Agreement.  The terms of the Sixth Private Equity Credit Agreement are similar to the terms of the prior Fifth Private Equity Credit Agreement.  This new credit line’s terms are (i) The put option price is 93% of the three lowest closing bid prices in the ten day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche (the “Valuation Period”), (ii) the commitment period is three years from the effective date of a registration statement covering the Sixth Private Equity Credit Agreement shares, (iii) the maximum commitment is $15,000,000, (iv) There is no minimum commitment amount,  (v)  the minimum stock price, also known as the floor price is computed as follows:  In the event that, during a Valuation Period, the Bid Price on any Trading Day falls more than 20% below the closing trade price on the trading day immediately prior to the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day the parties shall have no right and shall be under no obligation to purchase and sell one tenth of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount.  In the event that during a Valuation Period there exists a Low Bid Price for any three Trading Days—not necessarily consecutive—then the balance of each party’s right and obligation to purchase and sell the Investment Amount under such Put Notice shall terminate on such third Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-tenth of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price and (vi) there are no fees associated with the Sixth Private Equity Credit Agreement.  The conditions to our ability to draw under this private equity line, as described above, may materially limit the draws available to us.

During the year ended June 30, 2008, an additional $275,000 of common stock was sold under the terms of the Fifth Private Equity Credit Agreement and the Company issued a total of 7,726,647 shares of common stock.  The Company recorded a total of $23,782 of deemed interest expense as a result of the 7% discount off the market price under the Fifth Private Equity Credit Agreement.

During the year ended June 30, 2008, an additional $215,000 of common stock was sold under the terms of the Sixth Private Equity Credit Agreement and the Company issued a total of 6,252,783 shares of common stock.  The Company recorded a total of $16,665 of deemed interest expense as a result of the 7% discount off the market price under the Fifth Private Equity Credit Agreement.

(14)           LEASES

The Company leases certain office equipment under capital leases expiring in future years.  Minimum future lease payments under the non-cancelable operating lease having a remaining term in excess of one year as of June 30, 2008 are as follows:

Total rent expense for capital leases amounted to $5,239, $7,749, and $9,090 for the years ended June 30, 2008, 2007 and 2006, respectively, and $371,726 from inception (December 10, 1993) to June 30, 2008.

Total rent expense for operating leases amounted to $85,935, $0 and $0 for the years ended June 30, 2008, 2007 and 2006, respectively, and $85,935 from inception (December 10, 1993) to June 30, 2008.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(14)           LEASES (Continued)

	Payments Due by Fiscal Year

	Total	2009	2010	2011	2012	2013
Capital Lease Obligations	$14,485	$3,888	$3,888	$3,888	$2,821	$-

Operating Lease -	$38,160	$38,160	$-	$-	$-	$-
Bright Investments, LLC

Operating Lease –	$643,392	$102,442	$127,414	$132,489	$137,773	$143,273
Fort Lauderdale Business
Plaza Associates

Operating Lease – Bright Investments, LLC
On September 13, 2007, we entered into an agreement with an unaffiliated third-party for the sale and lease-back of our property at 6531 N.W. 18th Court, Plantation, Florida.  On March 31, 2008, we closed the sale of our commercial building for $4.4 million to Bright Investments LLC, an unaffiliated third-party and a sister company to Superfun B.V.  Terms of the triple net lease were five years with the first monthly rent payment due six months from the commencement date of the lease.  The monthly rent for the base year is $24,000 plus applicable sales tax.  During the term and any renewal term of the lease, the minimum annual rent shall be increased each year.  Commencing with the first day of the second lease year and on each lease year anniversary thereafter, the minimum annual rent shall be cumulatively increased by $24,000 per each lease year or $2,000 per month plus applicable sales tax.  Either party may cancel the lease without penalty or fault upon 180 days prior notice given to the other party. On April 29, 2008, we gave six months prior written notice of termination of our lease of our Plantation, Florida facility as part of our cost cutting initiatives.

The lease provided a six-month rent holiday with rent payments commencing on September 14, 2008.  To account for the rent holiday, we recorded $13,935 for Rent Expense and accrued that amount as a deferred rent liability.  From April 1st to September 14th, we will continue to record rent expense of $24,000 per month and accrue that amount as a deferred rent liability. The $144,000 deferred rent liability will be amortized on a straight-line basis over the lease term.

Operating Lease – Fort Lauderdale Business Plaza Associates
On June 2, 2008, the Company executed a Business Lease Agreement with Ft. Lauderdale Business Plaza Associates, an unaffiliated third-party, for 9,870 square feet of commercial office and manufacturing space at 5307 NW 35th Terrace, Ft. Lauderdale, Florida.  The term of the lease is five years and one month with the first monthly rent payment due September 1, 2008 with an option to renew for one additional period of three years.  The monthly base rent for the initial year is $6,580.00 plus applicable sales tax.  During the term and any renewal term of the lease, the base annual rent shall be increased each year.  Commencing with the first day of August 2009 and each year thereafter, the base annual rent shall be cumulatively increased by 3.5% each lease year plus applicable sales tax.  IDSI will also be obligated to pay as additional rent its pro-rata share of all common area maintenance expenses which is estimated to be $3,084.37 per month for the first 12 months of the lease.  The total monthly rent including Florida sales tax for the first 12 months is $10,244.23.  Upon the execution of the lease, we paid the first month’s rent of $10,244.23 and a security deposit of $13,160.00.  The Lease Agreement is attached as Exhibit 10.84.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(15)           INCOME TAXES

No provision for income taxes has been recorded in the accompanying financial statements as a result of the Company's net operating losses.  The Company has unused tax loss carryforwards of approximately $80,000,000 to offset future taxable income.  Such carryforwards expire in years beginning 2014 through 2028.  There would be no limitation as to the utilization of the net operating losses in future years resulting from the issuance of additional common stock during the fiscal year ended June 30, 2008.  The deferred tax asset recorded by the Company as a result of these tax loss carryforwards is approximately $30,400,000 and $28,724,000 at June 30, 2008 and 2007, respectively.  The Company has reduced the deferred tax asset resulting from its tax loss carryforwards by a valuation allowance of an equal amount as the realization of the deferred tax asset is uncertain.  The net change in the deferred tax asset and valuation allowance from July 1, 2007 to June 30, 2008 was an increase of approximately $1,676,000. The reconciliation of income tax computed at the U.S. federal statutory rate of 35% and the state rate net of federal benefit of 3%, has been offset by permanent differences relating to stock option expense and the discount recorded on the equity lines of credit in the amount of 15% per annum and by a full valuation allowance against the related net operating loss for each of the respective years then ended.

(16)           REDEEMABLE CONVERTIBLE PREFERRED STOCK

On March 17, 1999, the Company finalized the private placement to foreign investors of 35 shares of its Series G Redeemable Convertible Preferred Stock at a purchase price of $10,000 per share and two year warrants to purchase 65,625 shares of the Company’s common stock at an exercise price of $.50 per share. The agreement was executed pursuant to Regulation D as promulgated by the Securities Act of 1933, as amended.  A total of 43,125 warrants were exercised during the year ended June 30, 2000, and an additional 9,375 warrants were exercised during the year ended June 30, 2001.

The Series G Preferred Stock had no dividend provisions.  The preferred stock was convertible, at any time, for a period of two years thereafter, in whole or in part, without the payment of any additional consideration, into fully paid and nonassessable shares of the Company’s no par value common stock based upon the “conversion formula”.  The conversion formula stated that the holder of the Series G Preferred Stock would receive shares determined by dividing (i) the sum of $10,000 by the (ii) “Conversion Price” in effect at the time of conversion.  The “Conversion Price” shall be equal to the lesser of $.54 or seventy-five percent (75%) of the Average Closing Price of the Company’s common stock for the ten-day trading period ending on the day prior to the date of conversion.

In connection with the sale, the Company issued three preferred shares to an unaffiliated investment banker for placement and legal fees, providing net proceeds to the Company of $350,000.  The shares underlying the preferred shares and warrant are entitled to demand registration rights under certain conditions.

Pursuant to the Registration Rights Agreement (“RRA”) the Company was required to register 100% of the number of shares that would be required to be issued if the Preferred Stock were converted on the day before the filing of the S-2 Registration Statement.  In the event the Registration Statement was not declared effective within 120 days, the Series G Holders had the right to force the Company to redeem the Series G Preferred Stock at a redemption price of 120% of the face value of the preferred stock.  The Registration Statement was declared effective on July 29, 2000.  During the year ended June 30, 2000, the Series G Preferred Stock was converted into 3,834,492 shares of the Company’s common stock.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(17)           CONVERTIBLE PREFERRED STOCK

On April 27, 1995, the Company amended the Articles of Incorporation to provide for the authorization of 2,000,000 shares of no par value preferred stock.  The shares were divided out of the original 50,000,000 shares of no par value common stock.  All Series of the convertible preferred stock are not redeemable and automatically convert into shares of common stock at the conversion rates three years after issuance.

The Company issued 4,000 shares of “Series A Convertible Preferred Stock” (“Series A Preferred Stock”) on March 21, 1996 under a Regulation S Securities Subscription Agreement.  The agreement called for a purchase price of $1,000 per share, with net proceeds to the Company, after commissions and issuance costs, amounting to $3,600,000.

The holders of the Series A Preferred Stock could have converted up to 50% prior to May 28, 1996, and may convert their remaining shares subsequent to May 28, 1996 without the payment of any additional consideration, into fully paid and nonassessable shares of the Company’s no par value common stock based upon the “conversion formula”.  The conversion formula states that the holder of the Preferred Stock will receive shares determined by dividing (i) the sum of $1,000 plus the amount of all accrued but unpaid dividends on the shares of Convertible Preferred Stock being so converted by the (ii) “Conversion Price”.  The “Conversion Price” shall be equal to seventy-five percent (75%) of the Market Price of the Company’s common stock; provided, however, that in no event will the “Conversion Price” be greater than the closing bid price per share of common stock on the date of conversion.

As of June 30, 1996, 1,600 shares of the Series A Preferred Stock had been converted into a total 425,416 shares (including accumulated dividends) of the Company’s common stock.  The remaining 2,400 shares of Series A Preferred Stock were converted into 1,061,202 shares (including accumulated dividends) of the Company’s common stock during the fiscal year ended June 30, 1997.

The Company issued 450 shares of “Series B Convertible Preferred Stock” (“Series B Preferred Stock”) and warrants to purchase up to an additional 112,500 shares of common stock on December 17, 1996 pursuant to Regulation D and Section 4(2) of the Securities Act of 1933.  The agreement called for a purchase price of $10,000 per share, with proceeds to the Company amounting to $4,500,000.

The holders of the Series B Preferred Stock could have converted up to 34% of the Series B Preferred Stock 80 days from issuance (March 7, 1997), up to 67% of the Series B Preferred Stock 100 days from issuance (March 27, 1997), and may convert their remaining shares 120 days from issuance (April 19, 1997) without the payment of any additional consideration, into fully paid and nonassessable shares of the Company’s no par value common stock based upon the “conversion formula”.  The conversion formula states that the holder of the Series B Preferred Stock will receive shares determined by dividing (i) the sum of $10,000 by the (ii) “Conversion Price” in effect at the time of conversion.  The “Conversion Price” shall be equal to eighty-two percent (82%) of the Market Price of the Company’s common stock; provided, however, that in no event will the “Conversion Price” be greater than $3.85.  The warrants are exercisable at any time for an exercise price of $5.00 and will expire five years from the date of issue.

On September 4, 1998, the Company received a notice of conversion from the Series B Holders.  The Series B Holders filed a lawsuit against the Company on October 7, 1998.  The Company was served on October 19, 1998.  The lawsuit alleged that the Company has breached its contract of sale to the Series B Holders by failing to convert the Series B Holders and failure to register the common stock underlying the Preferred Stock.  The Series B Holders demanded damages in excess of $75,000, to be determined at trial, together with interest costs and legal fees.  On April 6, 1999, the Series B Holders sold their preferred stock to an unaffiliated third party (“the Purchaser”) with no prior relationship to the Company, or the Series B Holders.  As part of the purchase agreement, the Series B Holders were required to dismiss the lawsuit with prejudice and the Company and the Series B Holders exchanged mutual general releases (see Series I).

As of June 30, 2000, the Series B Preferred Stock has been converted into 30,463,164 shares of the Company’s common stock, and 60 shares were canceled at the request of the holder.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(17)           CONVERTIBLE PREFERRED STOCK (Continued)

During the years ended June 30, 1999 and 1998 the Company issued a total of six Private Placements of convertible preferred stock (see schedule incorporated into Note 16).  The Private Placements are summarized as follows:

Series C Preferred Stock
On October 6, 1997, the Company finalized the private placement to foreign investors of 210 shares of its Series C Convertible Preferred Stock at a purchase price of $10,000 per share and warrants to purchase up to 160,000 shares of the Company’s common stock at an exercise price of $1.63 per share, and warrants to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.562 per share.  The agreement was executed pursuant to Regulation S as promulgated by the Securities Act of 1933, as amended.  As of June 30, 2001, 40,000 warrants at the $1.63 exercise price were exercised, and the remaining 140,000 warrants had expired.  The remaining 50,000 warrants ($1.562 exercise price) are outstanding as of June 30, 2001.

In connection with the sale, the Company paid an unaffiliated investment banker $220,500 for placement and legal fees, providing net proceeds to the Company of $1,879,500.

Series D Preferred Stock
On January 9, 1998, the Company finalized the private placement to foreign investors of 50 shares of its Series D Convertible Preferred Stock at a purchase price of $10,000 per share and warrants to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.22 per share. The agreement was executed pursuant to Regulation S as promulgated by the Securities Act of 1933, as amended.  As of June 30, 2001 the warrants had expired.

In connection with the sale, the Company issued four preferred shares to an unaffiliated investment banker for placement fees and paid legal fees of $5,000, providing net proceeds to the Company of $495,000.  The shares underlying the preferred shares and warrant are entitled to demand registration rights under certain conditions.

Series E Preferred Stock
On February 5, 1998, the Company finalized the private placement to foreign investors of 50 shares of its Series E Convertible Preferred Stock at a purchase price of $10,000 per share and warrants to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.093 per share. The agreement was executed pursuant to Regulation S as promulgated by the Securities Act of 1933, as amended.  As of June 30, 2001 the warrants had expired.

In connection with the sale, the Company issued four preferred shares to an unaffiliated investment banker for placement fees and paid legal fees of $5,000, providing net proceeds to the Company of $495,000.  The shares underlying the preferred shares and warrant are entitled to demand registration rights under certain conditions.

Series F Preferred Stock
On February 20, 1998, the Company finalized the private placement to foreign investors of 75 shares of its Series F Convertible Preferred Stock at a purchase price of $10,000 per share. The agreement was executed pursuant to Regulation S as promulgated by the Securities Act of 1933, as amended.

In connection with the sale, the Company paid an unaffiliated investment banker $50,000 for placement and legal fees, providing net proceeds to the Company of $700,000. The shares underlying the preferred shares and warrant are entitled to demand registration rights under certain conditions.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(17)           CONVERTIBLE PREFERRED STOCK (Continued)

Series H Preferred Stock
On June 2, 1998, the Company finalized the private placement to foreign investors of 100 shares of its Series H Convertible Preferred Stock at a purchase price of $10,000 per share and Series H-“A” warrants to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $1.00 per share, and Series H-“B” warrants to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The agreement was executed pursuant to Regulation D as promulgated by the Securities Act of 1933, as amended.  As of June 30, 2001 none of the warrants had been exercised.

In connection with the sale, the Company issued eight preferred shares and paid $10,000 to an unaffiliated investment banker for placement and legal fees, providing net proceeds to the Company of $990,000.  The shares underlying the preferred shares and warrant are entitled to demand registration rights under certain conditions.

The Company was in technical default of the Registration Rights Agreement (“RRA”), which required the S-2 Registration Statement to be declared effective by October 2, 1998.  Pursuant to the RRA, the Company was required to pay the Series H holders, as liquidated damages for failure to have the Registration Statement declared effective, and not as a penalty, 2% of the principal amount of the Securities for the first thirty days, and 3% of the principal amount of the Securities for each thirty day period thereafter until the Company procures registration of the Securities. On March 25, 1999, the Company issued 424,242 shares of common stock as partial payment of the liquidated damages.  The cumulative liquidated damages expense for the years ended June 30, 2001 amounted to $140,000.

Series I Preferred Stock
On April 6, 1999, the Company entered into a Subscription Agreement with the Purchaser of the Series B Preferred Stock whereby the Company agreed to issue 138 shares of its Series I, 7% Convertible Preferred Stock ($1,380,000).  The consideration for the subscription agreement was paid as follows:

1.  Forgiveness of approximately $725,795 of accrued interest (dividends) in connection with the Series B Convertible Preferred stock.  The Company recorded the forgiveness of the accrued interest (dividends) by reducing the accrual along with a reduction in the accumulated deficit.

2. Settlement of all litigation concerning the Series B Convertible Preferred stock.
3. Cancellation of 112,500 warrants that were issued with the Series B Convertible Preferred stock.
4. A limitation on the owner(s) of the Series B Convertible Preferred stock to ownership of not more than 4.99% of the Company’s outstanding common stock at any one time.

The Series I Preferred stock pays a 7% premium, to be paid in cash or freely trading common stock at the Company’s sole discretion, upon conversion.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(17)           CONVERTIBLE PREFERRED STOCK (Continued)

Series K Preferred Stock
On July 17, 2000, the Company finalized the private placement to foreign investors of 500 shares of its Series K Convertible Preferred Stock at a purchase price of $10,000 per share. The agreement was executed in accordance with and in reliance upon the exemption from securities registration by Rule 506 under Regulation D as promulgated by the Securities Act of 1933, as amended.

The entire amount of the Series K Convertible Preferred Stock was converted or redeemed by the Company during the year ended June 30, 2001 into 5,664,067 shares of common stock, including 219,225 shares as payment of the 9% accrued dividend.

The following schedule reflects the number of shares of preferred stock that have been issued, converted and are outstanding as of June 30, 2008, including certain additional information with respect to the deemed preferred stock dividends that were calculated as a result of the discount from market for the conversion price per share:

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(17) COVERTIBLE PREFERRED STOCK (Continued)

	Series A		Series B		Series C		Series D		Series E		Series F		Series H		Series I		Series K		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at June 30, 1995	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-

Sale of Series A	4,000	3,600,000																	4,000	3,600,000

Series A conversion	(1,600)	(1,440,000)																	(1,600)	(1,440,000)

Balance at June 30, 1996	2,400	2,160,000																	2,400	2,160,000

Sale of Series B			450	4,500,000															450	4,500,000

Series A conversion	(2,400)	(2,160,000)																	(2,400)	(2,160,000)

Balance at June 30, 1997	-	-	450	4,500,000															450	4,500,000

Sale of preferred stock
(Series C - H)					210	2,100,000	54	540,000	54	540,000	75	750,000	108	1,080,000					501	5,010,000

Conversion of preferred stock					(210)	(2,100,000)	(25)	(250,000)	(30)	(300,000)	(75)	(750,000)							(340)	(3,400,000)

Balance at June 30, 1998	-	-	450	4,500,000	-	-	29	290,000	24	240,000	-	-	108	1,080,000					611	6,110,000

Sale of Series I															138	1,380,000			138	1,380,000

Conversion of preferred stock			(60)	(600,000)			(29)	(290,000)	(24)	(240,000)			(40)	(400,000)					(153)	(1,530,000)

Balance at June 30, 1999	-	-	390	3,900,000	-	-	-	-	-	-	-	-	68	680,000	138	1,380,000	-	-	596	5,960,000

Conversion of preferred stock, net			(390)	(3,900,000)									(68)	(680,000)	(138)	(1,380,000)			(596)	(5,960,000)

Balance at June 30, 2000	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Sale of Series K																	50	5,000,000	50	5,000,000

Conversion of preferred stock																	(50)	(5,000,000)	(50)	(5,000,000)

Balance at June 30, 2001	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-

Additional information:
Discount off market price		25%		18%		25%		25%		25%		30%		25%		25%		12.5%
Fair market value-issue rate		$8.31		$3.25		$1.63		$0.99		$1.07		$1.24		$0.57		$0.38		$1.13
Deemed preferred stock dividend		$1,335,474		$998,120		$705,738		$182,433		$182,250		$318,966		$351,628		$492,857		$708,130

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK

On June 8, 1994, at a special meeting of shareholders of the Company, a one for one hundred reverse stock split was approved reducing the number of issued and outstanding shares of common stock from 68,875,200 shares to 688,752 shares (510,000 shares of original stock, for $50,000, and the 178,752 shares acquired in the merger).  In addition, the board of directors approved the issuance of an additional 27,490,000 shares of common stock that had been provided for in the original merger documents.  However, during April, 1995 the four major shareholders agreed to permanently return 12,147,480 of these additional shares.  Therefore, the net additional shares of common stock issued amounts to 15,342,520 shares, and the net additional shares issued as a result of this transaction have been reflected in the financial statements of the Company (See Statement of Stockholders’ Equity).

The Company has sold 1,290,069 shares of its common stock through Private Placement Memorandums dated April 20, 1994 and December 7, 1994, as subsequently amended.  The net proceeds to the Company under these Private Placement Memorandums were approximately $1,000,000.  In addition, the Company has sold 690,722 shares of "restricted common stock" during the year ended June 30, 1995.  These shares are restricted in terms of a required holding period before they become eligible for free trading status.  As of June 30, 1995, receivables from the sale of common stock during the year amounted to $523,118.  During the year ended June 30, 1996, 410,500 shares of the common stock related to these receivables were canceled and $103,679 was collected on the receivable.  The unpaid balance on these original sales and other subsequent sales of common stock, in the amount of $35,559, as of June 30, 1997, is reflected as a reduction to stockholder’s equity on the Company’s balance sheet.

During the year ended June 30, 1995, 115,650 shares of common stock were issued to satisfy obligations of the Company amounting to $102,942, approximately $.89 per share. The stock was recorded at the fair market value at the date of issuance.

In addition, during the year ended June 30, 1995, wages accrued to the officers of the Company in the amount of $151,000, were satisfied with the issuance of 377,500 shares of restricted common stock.  Compensation expense has been recorded during the fiscal year pursuant to the employment agreements with the officers.  In addition, during the year ended June 30, 1995, 75,000 shares of restricted common stock were issued to a company executive pursuant to an employment agreement. Compensation expense of $78,750 was recorded in conjunction with this transaction.

During the year ended June 30, 1996, the Company sold, under the provisions of Regulation S, a total of 700,471 shares of common stock.  The proceeds from the sale of these shares of common stock amounted to $1,561,110.  The Company issued an additional 2,503,789 shares ($4,257,320) of its common stock as a result of the exercise of stock options issued in exchange for services rendered during the year.  Cash proceeds associated with the exercise of these options and the issuance of these shares amounted to $1,860,062, with the remaining $2,397,258 reflected as noncash compensation.  These 2,503,789 shares were issued at various times throughout the fiscal year.  The stock has been recorded at the fair market value at the various grant dates for the transactions.  Compensation, aggregating $2,298,907, has been recorded at the excess of the fair market value of the transaction over the exercise price for each of the transactions.

As of June 30, 1996, there were a total of 425,416 shares of common stock issued as a result of the conversion of the Series A Convertible Preferred Stock and the related accumulated dividends (See Note 16).

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK (Continued)

Common stock issued to employees as a result of the exercise of their incentive stock options and their non-qualified stock options during the fiscal year ended June 30, 1996 amounted to 1,187,900, of which 996,400 shares were issued pursuant to the provisions of the non-qualified stock option plan and were exercised in a “cash-less” transaction, resulting in compensation to the officers of $567,164.  Compensation cost was measured as the excess of fair market value of the shares received over the value of the stock options tendered in the transaction.  The excess of fair market value at July 15, 1995 approximated $.57 per share on the 996,400 shares issued.

During the year ended June 30, 1997, the Company issued a total of 1,881,295 shares ($5,461,589) of its common stock.  The conversion of Series A Convertible Preferred Stock, including accrued dividends (See Note 16), accounted for the issuance of 1,081,962 shares ($2,808,643).  The remaining 799,333 shares were issued as follows:

1. Services rendered by independent consultants in exchange for 31,200 shares.  Research and development expenses of $90,480 were charged as the fair market value at November 20, 1996 was $2.90 per share.

2. On December 20, 1996, bonus stock was issued to Company employees, 3,200 shares.  Compensation expense of $10,463 was charged as the fair market value at that date was $3.27 per share.

3. On January 3, 1997 bonus stock was issued to the officers of the Company, 350,000 shares.  Compensation expense of $907,900 was charged, as the fair market value at that date was $2.59 per share.

4. On February 13, 1997, 4,000 shares were issued to an outside consultant in exchange for services performed.  Consulting services of $11,500 were recorded, representing the fair market value ($2.88 per share) on that date.

5. Services rendered by an independent consultant during June 1997 in exchange for 199,000 shares.  Consulting expenses of $548,149 were charged, as the fair market value on the date of the transaction was approximately $2.75 per share.

6. Exercise of incentive stock options comprised of 27,000 shares ($33,750) exercised and paid for at $1.25 per share, and 334,933 shares ($1,103,203) acquired in the exchange for options tendered in a cash-less transaction.

7. The Company repurchased 150,000 shares ($52,500), which had been previously acquired by one of its employees.

During the year ended June 30, 1998, the Company issued a total of 11,588,460 shares ($8,583,721) of its common stock.  The conversion of Convertible Preferred Stock (see Note 16) accounted for the issuance of 6,502,448 shares ($4,984,684).  The remaining 5,056,012 shares were issued as follows:

1. Services rendered by independent consultants in exchange for 100,000 shares.  Consulting expenses of $221,900 were charged as the fair market value at July 10, 1997 was $2.22 per share.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK (Continued)

2. Services rendered by an independent consultant in exchange for 200,000 shares.  Consulting expenses of $400,000 were charged as the fair market value at August 20, 1997 was $2.00 per share.

3. Services rendered by an independent consultant in exchange for 40,000 shares.  Consulting expenses of $67,480 were charged as the fair market value at September 4, 1997 was $1.69 per share.

4. Services rendered by a public relations company in exchange for 166,000 shares.  Public relations expenses of $269,750 were charged as the fair market value at October 24, 1997 was $1.63 per share.

5. On December 15, 1997, bonus stock was issued to Company employees, for 39,300 shares.  Compensation expense of $41,658 was charged as the fair market value at that date was $1.06 per share.

6. Services rendered by an independent consultant in exchange for 250,000 shares.  Consulting expenses of $320,000 were charged as the fair market value at January 7, 1998 was $1.28 per share.

7. Services rendered by an independent consultant during May 1998 in exchange for 200,000 shares.  Consulting expenses of $140,000 were charged, as the fair market value on that date was $.70 per share.

8. The Company sold 500,000 shares on May 15, 1998 in a Regulation D offering at $.40 per share, and received cash proceeds of $200,000.

9. On June 5, 1998, the Company issued to its chief executive officer 3,500,000 shares ($1,890,000) as consideration for an exclusive Patent License Agreement (see Note 8).  The market value of the stock on this date was $.54 per share.  The excess of the fair market value of the common stock over the historical cost basis of the patent license was recorded as a distribution to the shareholder; recorded as a reduction to additional paid-in capital of $3,199,000.

10. On June 11, 1998, the Company issued 25,000 shares to its corporate counsel as additional bonus compensation.  Legal expenses of $12,750 were recorded as the market value of the stock on that date was $.51 per share.

11.  A total of 65,712 non-qualified stock options were exercised and proceeds of $22,999 ($.35 per share) was received by the Company.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK (Continued)

On July 10, 1998, the majority shareholders of the Company authorized, by written action, the Company’s adoption of an Amendment to the Company’s Articles of Incorporation increasing the Company’s authorized shares of common stock from 48,000,000 shares to 100,000,000 shares.  The Florida Statutes provide that any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the action is taken by a majority of outstanding stockholders of each voting group entitled to vote.  On August 5, 1998, the Company filed an Information Statement with the Securities and Exchange Commission with regard to the Written Action.  The Majority Shareholders consent with respect to the Amendment was effective on February 18, 1999. The number of authorized shares was further increased to 150,000,000 shares during the shareholders annual meeting held on May 10, 2000, and increased again during the 2002 annual meeting to 200,000,000 shares, effective January 3, 2003.

During the year ended June 30, 1999, the Company issued a total of 12,804,131 shares ($5,837,656) of its common stock.  The conversion of Convertible Preferred Stock (see Note 16) accounted for the issuance of 4,865,034 shares ($1,972,296).  The remaining 7,939,097 shares were issued as follows:

1. The Company sold 200,000 shares on August 5, 1998 in a Regulation D offering at $.30 per share, and received cash proceeds of $60,000.

2. In June 1999, the Company issued to its chief executive officer 3,500,000 shares ($1,890,000), representing the balance of shares to be issued as consideration for the exclusive Patent License Agreement (see Note 8).

3. On November 9, 1998, the Company issued 15,000 shares to its corporate counsel as additional bonus compensation.  Legal expenses of $10,800 were recorded as the market value of the stock on that date was $.72 per share.

4. A total of 65,612 non-qualified stock options were exercised and proceeds of $22,964 ($.35 per share) was received by the Company.  An additional $101,500 was received this year for stock sold in the prior year.

5. A total of 480,000 shares were issued in connection with loans that were received by the Company.  The total loan fee expenses (based on the market value of the stock at the date of issuance) charged to the statement of operations for the year was $292,694, or an average of $.61 per share.

6. A total of 2,974,043 shares were issued as repayment of various accounts payable and loans payable during the year.  A total of $1,196,992 (average of $.40 per share) of debts were satisfied through the issuance of the stock.

7. On December 11, 1998, bonus stock was issued to Company employees, for 130,200 shares.  Compensation expense of $79,422 was charged as the fair market value at that date was $.61 per share.

8. On March 26, 1999, the Company issued 424,242 shares of stock as partial-payment ($140,000) on the liquidated damages in connection with Series H Preferred Stock.  The fair market value at that date was $.33 per share.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK (Continued)

9. During the year a total of 150,000 shares were issued for to various independent parties for services rendered to the Company.  Expenses of $81,788 were charged, or an average price of $.50 per share.

During the year ended June 30, 2000, the Company issued a total of 56,214,003 shares ($12,997,328) of its common stock.  The conversion of Convertible Debentures accounted for the issuance of 4,060,398 shares ($3,958,223), the conversion of Redeemable Convertible Preferred Stock (see Note 15) accounted for the issuance of 3,834,492 shares ($507,115), and the conversion of Convertible Preferred Stock (see Note 16) accounted for the issuance of 41,581,242 shares ($6,806,219).  The remaining 6,737,871 shares were issued as follows:

1. The Company sold 100,000 shares on April 27, 2000 in a Regulation D offering at $1.57 per share, and received cash proceeds of $157,000.

2. A total of 5,061,294 shares were issued as repayment of various loans payable during the year.  A total of $1,067,665 (average of $.21 per share) of debts were satisfied through the issuance of the stock.

3. On November 12, 1999, bonus stock was issued to Company employees, for 145,000 shares.  Compensation expense of $12,325 was charged as the fair market value at that date was $.09 per share.  The company also canceled 8,000 shares, which had been previously issued to an independent contractor for consulting services.  A reduction of $31,000 was recorded to consulting expenses for the year.

4. A total of 7,297 shares were issued in connection with a loan that was received by the Company.  The total loan fee expense and interest charged to income amounted to $2,408 during the year.

5. During the year at total of 150,652 shares were issued for the exercise of warrants.  On March 21, 2000, the Company received $100,000 for the exercise of 107,527 warrants at an exercise price of $.93 per share.  The Company recorded a charge to consulting expense, as the fair market value at the date the warrants were issued was $1.84.  The Company also received $21,563 from the exercise of 43,125 of Series G Preferred Stock warrants during the last quarter of the fiscal year.

6. Exercise of 1,281,628 incentive stock options, ($395,810) exercised and paid for at prices ranging from $.13 per share to $1.13 per share.

During the year ended June 30, 2001, the Company issued a total of 13,916,169 shares ($12,333,724) of its common stock.  The conversion of Convertible Preferred Stock (see Note 16) accounted for the issuance of 5,664,067 shares ($5,580,531), and the common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 3,407,613 shares ($3,143,666).  The remaining 4,844,489 shares were issued as follows:

1. A total of 810,000 shares were issued as repayment of a loan payable during the year.  A total of $530,000 of debt was satisfied through the issuance of the stock, and an additional $863,200 was charged as interest expense as the fair market value of the stock at the date of issuance was $1.72 per share.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK (Continued)

2. On December 7, 2000, 143,500 shares of bonus stock were issued to Company employees.  Compensation expense of $219,555 was charged as, the fair market value of the common stock at that date was $1.53 per share.  The Company also issued 10,000 shares on May 17, 2001.  Consulting services of $8,300 was charged, as the fair market value of the stock was $.83 per share.

3. During the year a total of 99,375 shares of common stock were issued for the exercise of warrants.  The Company received $4,687 from the exercise of 99,375 Series G Preferred Stock warrants.  On August 10, 2000, the Company received $65,200 for the exercise of 40,000 Series C Preferred Stock warrants at an exercise price of $1.63 per share.

4. Common stock issued to officers as a result of the exercise of their incentive stock options and their non-qualified stock options amounted to 3,755,414 shares.  The options were exercised in a “cash-less” transaction, resulting in compensation to the officers of $1,848,566.  An additional 26,200 shares were issued to employees upon the exercise of their incentive stock options during the year, at exercise prices ranging from $.35 per share to $.60 per share.

During the year ended June 30, 2002, the Company issued a total of 12,167,866 shares ($6,508,155) of its common stock.  The common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 11,607,866 shares ($6,213,805).  The remaining 560,000 shares were issued as follows:

1. On November 21, 2001, 210,000 shares of bonus stock were issued to Company employees.  Deferred compensation of $117,600 was charged as, the fair market value of the common stock at that date was $.56 per share, and the stock will not be physically delivered to the employees until January 2003.

2. A total of 350,000 shares were issued in conjunction with the settlement on March 22, 2002 of a lawsuit.  Settlement expense of $176,750 has been charged on the statement of operations, as the fair market value of the stock at the date of issuance was $.51 per share.

During the year ended June 30, 2003, the Company issued a total of 31,398,326 shares ($9,708,425) of its common stock.  The common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 29,390,708 shares ($8,737,772).  The remaining 2,007,618 shares were issued as follows:

1. During December 2002, 258,500 shares of bonus stock were issued to Company employees.  Compensation of $62,425 was charged as, the fair market value of the common stock on the dates of issuance averaged $.24 per share.  In addition, the Company recorded an adjustment for deferred compensation, which resulted in a reduction to common stock for $73,500.

2. A total of 1,194,118 shares were issued in conjunction with the settlement on June 5, 2003 of a lawsuit.  Settlement expense of $841,853 has been charged on the statement of operations, as the fair market value of the stock at the date of issuance was $.70 per share.

3. During the year a total of 555,000 shares were issued to various parties for services rendered to the Company.  Expenses of $139,875 were charged, or an average price of $.25 per share.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(18)           COMMON STOCK (Continued)

During the year ended June 30, 2004, the Company issued a total of 10,333,373 shares ($7,867,351) of its common stock.  The common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 8,630,819 shares ($6,541,700).  The remaining 1,702,554 shares were issued as follows:

1. During November 2003, 401,785 shares were issued in conjunction with the settlement on September 18, 2003 of a lawsuit.  Settlement expense of $450,000 has been charged on the statement of operations as the fair market value of the stock at the date of the settlement agreement was $1.12 per share.

2. During January 2004, 333,000 shares of bonus stock were issued to Company employees.  Compensation of $382,950 was charged as the fair market value of the common stock on the date of issuance was $1.15 per share.

3. Common stock issued to directors as a result of the exercise of their incentive stock options amounted to 450,000 shares during the year.  The Company received $262,500 from the exercise of 450,000 option shares.  The exercise prices range from $.55 per share to $.65 per share.

4. Common stock issued to employees as a result of the exercise of their incentive stock options amounted to 517,769 shares during the year.  The Company received $230,201 from the exercise of 517,769 option shares. The exercise prices range from $.19 per share to $.65 per share.

During the year ended June 30, 2005, the Company issued a total of 26,573,157 shares ($7,915,061) of its common stock.  The common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 26,274,893 shares ($7,797,807).  The remaining 298,264 shares were issued as follows:

1. During September 2004, 100,000 restricted shares were issued to our CEO in conjunction with his employment agreement.  Compensation of $38,000 was charged as the fair market value of the common stock on the date of issuance was $.38 per share.

2. During January 2005, 185,000 shares of bonus stock were issued to Company employees.  Compensation of $75,850 was charged as the fair market value of the common stock on the date of issuance was $.41 per share.

3. Common stock issued to employees as a result of the exercise of their incentive stock options amounted to 13,264 shares during the year.  The Company received $3,404 from the exercise of 13,264 option shares.  The exercise prices range from $.20 per share to $.27 per share.

During the year ended June 30, 2006, the Company issued a total of 47,776,064 shares ($7,409,543) of its common stock.  The common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 47,776,064 shares ($7,409,543).

During the year ended June 30, 2007, the Company issued a total of 63,861,405 shares ($4,560,415) of its common stock.  The common stock issued through the equity line of credit (See Note 12) accounted for the issuance of 63,861,405 shares ($4,560,415).

During the year ended June 30, 2008, the Company issued a total of 13,979,430 shares ($490,000) of its common stock.  The common stock issued through the equity line of credit (See Note 13) accounted for the issuance of 13,979,430 shares ($490,000).

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)           STOCK OPTIONS

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future.  In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  The Company cannot assess its forfeiture rate at this time.

The Company continues to use an expected term of eight years as provided by Staff Accounting Bulletin 110.  Our expected term assumption of eight years for the year ended June 30, 2008, was based upon the guidance provided by SEC Staff Accounting Bulletin 107 enabling us to use the simplified method for “plain vanilla” options for this calculation.  This provision was allowed to be used for grants made on or before December 31, 2007.  On December 21, 2007, the SEC issued Staff Accounting Bulletin 110 which extended the timeframe we will have to use the simplified method on an interim basis.  The SEC will suspend use of this method once detailed information on exercise terms become readily available.  We then will be required to estimate the expected term of an option using historical data by analyzing its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.  If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period.  The impact of applying SFAS No. 123R approximated $183,182, $431,313 and $632,558, respectively, in additional compensation expense for the twelve months ended June 30, 2008, 2007, and 2006.

During July 1994, the Company adopted a non-qualified Stock Option Plan (the "Plan"), whereby officers and employees of the Company could be granted options to purchase shares of the Company’s common stock.  Under the plan and pursuant to their employment contracts, an officer could be granted non-qualified options to purchase shares of common stock over the next five calendar years, at a minimum of 250,000 shares per calendar year.  The exercise price shall be thirty-five percent of the fair market value at the date of grant.  On July 5, 1995 the Board of Directors authorized an amendment to the Plan to provide that upon exercise of the option, the payment for the shares exercised under the option may be made in whole or in part with shares of the same class of stock.  The shares to be delivered for payment would be valued at the fair market value of the stock on the day preceding the date of exercise. The plan was terminated effective July 1, 1996, however the officers will be issued the options originally provided under the terms of their employment contracts.

On March 29, 1995, the incentive stock option plan was approved by the Board of Directors and adopted by the shareholders at the annual meeting.  This original plan was revised and on January 3, 2000 the Board of Directors adopted the Company’s “2000 Non-Statutory Plan”, and the plan was subsequently approved by the shareholders on May 10, 2000 at the annual meeting.  This plan provided for the granting, exercising and issuing of incentive stock options pursuant to Internal Revenue Code Section 422. The Company was entitled to grant incentive stock options to purchase up to 4,850,000 shares of common stock.  This Plan also allowed the Company to provide long-term incentives in the form of stock options to the Company's non-employee directors, consultants and advisors, who were not eligible to receive incentive stock options. In January 2002, the Board replaced the 1995 Plan and 2000 Plan with a new combined stock option plan, the 2002 Incentive and Non-Statutory Stock Option Plan (the "2002 Plan"), which provided for the grant of incentive and non-statutory options to purchase an aggregate of 6,340,123 shares of Common Stock.  Upon approval of the 2002 Plan, all options outstanding under the 1995 and 2000 Plans remained outstanding; however, no new options could be granted under those plans.  The Board of Directors or a company established compensation committee had direct responsibility for the administration of these plans.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)           STOCK OPTIONS (Continued)

The exercise price of the non-statutory stock options was required to be equal to no less than 50% of the fair market value of the common stock on the date such option is granted.

On February 4, 2004, the Board of Directors adopted the Company’s 2004 Non-Statutory Stock Option Plan (the “2004 Plan”), which was adopted by the shareholders on March 24, 2004 at the annual meeting, to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company.  The maximum number of options that may be granted under the 2004 Plan shall be options to purchase 8,432,392 shares of Common Stock (5% of our issued and outstanding common stock as of February 4, 2004).  Options may be granted under the 2004 Plan for up to 10 years after the date of the 2004 Plan.  The 2004 Non-Statutory Stock Plan replaced the 2002 Incentive and Non-Statutory Stock Option Plan.

On August 24, 2005, the Board Of Directors resolved that the Company’s 1995, 2000, 2002 and 2004 Stock Option Plans and Stock Options Agreements that were entered into pursuant to these plans, be amended to increase the post-termination exercise period following the termination of the Optionee’s employment/directorship or in the event of change of control of the Company, to be three (3) years from the date of termination or change of control, subject to those options that were vested as of the date of termination or change of control and subject to the original term of the option, which ever time is less.

On July 26, 2007, the Board of Directors adopted the Company’s 2007 Non-Statutory Stock Option Plan (the “2007 Plan”), which must be adopted by the shareholders at the annual meeting which must occur within one year of the Board’s adoption of the 2007 Plan.  The 2007 Plan will provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company.  The maximum number of options that may be granted under the 2007 Plan shall be options to purchase 15,693,358 shares of Common Stock (5% of our issued and outstanding common stock as of July 26, 2007).  Options may be granted under the 2007 Plan for up to 10 years after the date of the 2007 Plan.  The 2007 Non-Statutory Stock Plan replaced the 2004 Non-Statutory Stock Option Plan.

Transactions and other information relating to the plans are summarized as follows:

Employee Plan:
	Incentive Stock Options		Non Statutory Stock Options
	Shares	Wtd. Avg. Price	Shares	Wtd. Avg. Price

Outstanding at June 30, 1994	-0-		-0-
Granted	75,000	$ 1.40	1,500,000	$ 1.12
Exercised	-		-

Outstanding at June 30, 1995	75,000	1.40	1,500,000	1.12
Granted	770,309	1.66	750,000	1.44
Exercised	(164,956)	.92	(1,800,000)	1.50

Outstanding at June 30, 1996	680,353	1.81	450,000.13
Granted	371,377	3.27	750,000	3.88
Exercised	(395,384)	1.10	-

Outstanding at June 30, 1997	656,346	3.07	1,200,000	2.47
Granted	220,755	1.95	750,000	2.75
Exercised	-		(65,712)	.35
Canceled	(175,205)	4.25	-

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)           STOCK OPTIONS (Continued)

Employee Plan (Continued)
Outstanding at June 30, 1998	701,896	2.42	1,884,288	2.66
Granted	786,635.48		750,000.43
Exercised	-		(65,612)	.35
Canceled	(82,500)	3.37	-

Outstanding at June 30, 1999	1,406,031	.53 **	2,568,676	2.24
Granted	3,139,459.34		-
Exercised	(770,702)	.37	(318,676)	.35
Canceled	(64,334)	.47	-

Outstanding at June 30, 2000	3,710,454.42		2,250,000	2.35
Granted	1,915,700	2.59	-
Exercised	(3,030,964)	.32	(750,000)	.31
Canceled	(279,982)	.60	(1,500,000)	2.75

Outstanding at June 30, 2001	2,315,208	2.38	-
Granted	6,839,864.68		-
Exercised	-		-
Canceled	(2,695,482)	1.17	-

Outstanding at June 30, 2002	6,459,590.85		-
Granted	1,459,705.38		-
Exercised	-		-
Canceled	(56,788)	.74	-

Outstanding at June 30, 2003	7,862,507.76		-
Granted	1,576,620	1.12	31,748.69
Exercised	(517,769)	.44	-
Canceled	(97,525)	.78	-

Outstanding at June 30, 2004	8,823,833.84		31,748.69
Granted	-		4,253,159.34
Exercised	(13,264)	.26	-
Canceled	(142,891)	.68	-

Outstanding at June 30, 2005	8,667,678.98		4,284,907.34
Granted	-		532,855.18
Exercised	-		-
Canceled	(254,277)	.74	(23,100)	.26

Outstanding at June 30, 2006	8,413,401.96		4,794,662.32
Granted	-		3,927,437.10
Exercised	-		-
Canceled	(4,804)	.70	(131,684)	.16

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)           STOCK OPTIONS (Continued)

Employee Plan (Continued)
Outstanding at June 30, 2007	8,408,597.96	8,590,415.22
Granted		2,336,526.05
Exercised
Canceled	(29,750)	(2,707,852)	.14

Outstanding at June 30, 2008	8,378,847.90	8,219,089.20

** On June 25, 1999, the exercise price of 502,225 outstanding incentive stock options was restated to $.60 per share.  The Company has recorded compensation of $330,569 during the fiscal year ended June 30, 1999 as a result of this re-pricing, in accordance with the guidelines discussed in the FASB Interpretation No. 44, of APB Opinion No. 25.

Director Plan:
	Incentive Stock Options		Non Statutory Stock Options
	Shares	Wtd. Avg. Price	Shares	Wtd. Avg. Price

Outstanding at June 30, 2000	-0-
Granted	150,000	$.65
Exercised	-
Canceled	-

Outstanding at June 30, 2001	150,000.65
Granted	300,000.55
Exercised	-
Canceled	-

Outstanding at June 30, 2002	450,000.58
Granted	400,000.18
Exercised	-
Canceled	-

Outstanding at June 30, 2003	850,000.40		-
Granted	100,000	1.07	700,000.76
Exercised	(450,000)	.58	-
Canceled	-		-

Outstanding at June 30, 2004	500,000.39		700,000.76
Granted	-		800,000.35
Exercised	-		-
Canceled	-		-

Outstanding at June 30, 2005	500,000.39		1,500,000.54
Granted	-		800,000.14
Exercised	-		-
Canceled	-		-

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)           STOCK OPTIONS (Continued)

Director Plan (Continued)
Outstanding at June 30, 2006	500,000.39	2,300,000.40
Granted	-	800,000.08
Exercised	-	-
Canceled	-	-

Outstanding at June 30, 2007	500,000.39	3,100,000.32
Granted	-	600,000.05
Exercised	-	-
Canceled	-	-

Outstanding at June 30, 2008	500,000.39	3,700,000.27

A summary of the vested and exercisable stock options of the Company is presented as follows:

	June 30, 2008	June 30, 2007	June 30, 2006
Employee ISO	8,367,819	8,377,119	8,023,860
Director ISO	500,000	500,000	500,000
Employee Non-Statutory	5,723,630	3,748,584	2,261,800
Director Non-Statutory	3,600,000	2,550,000	1,750,000

Total	18,191,449	15,175,703	12,535,660

Shares of authorized common stock have been reserved for the exercise of all options outstanding.  The following summarizes the option transactions that have occurred:

On July 5, 1994 the Company issued non-qualified options to its officers and directors to purchase an aggregate of 750,000 shares of common stock at 35% of the fair market value at the date of grant.  Compensation expense of $567,164 was recorded during the year ended June 30, 1996 as a result of the discount from the market value.

On November 7, 1994, the Company granted 300,000 non-qualified options to its general counsel, then a vice-president of the Company, at an exercise price of $0.50 per share.  Deferred compensation of $150,000 was recorded on the transaction and is being amortized over the vesting period.  The options were all exercised as of June 30, 1997.

On March 30, 1995, the Company granted to the director of engineering, a non-qualified option to purchase up to 150,000 shares of common stock per year, or a total of 450,000 shares, during the period March 30, 1995 and ending March 31, 1999.  The exercise price shall be $0.35 per share.  The options did not “vest” until one year from the anniversary date.  Deferred compensation of $472,500 was recorded on the transaction and is being amortized over the vesting period.  The Company also granted the individual, incentive options to purchase 75,000 shares of common stock at an exercise price of $1.40 per share.  The options originally expired on March 30, 1998, but were reissued on March 30, 1998 for two years.

On July 5, 1995 the Company issued non-qualified options to its officers and directors to purchase an aggregate of 750,000 shares of common stock at 35% of the fair market value at the date of grant.  Compensation expense was recorded during the year ended June 30, 1996 as a result of the discount from the market value.

On September 1, 1995, the Company issued to its three officers and directors incentive options to purchase 107,527 shares, individually, at an exercise price of $0.93 per share (110% of the fair market value).  The options expired on September 1, 1999.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)	STOCK OPTIONS (Continued)

On September 1, 1995, the Company issued to an employee incentive options to purchase 119,047 shares of common stock at an exercise price of $0.84 per share.  The options expired on September 1, 1999

At various dates during the fiscal year ended June 30, 1996, the Company issued to various employees incentive options to purchase 328,681 shares of common stock at prices ranging from $0.81 to $8.18.  In all instances, the exercise price was established as the fair market value of the common stock at the date of grant, therefore no compensation was recorded on the issuance of the options.  In most cases, one-third of the options vested one year from the grant date, with one-third vesting each of the next two years.  The options expire in ten years from the grant date.

On July 4, 1996, the Company issued to its three officers and directors incentive options to purchase 22,883 shares, individually, at an exercise price of $4.37 per share (110% of the fair market value).  The options expired on July 4, 2001.

On July 5, 1996 the Company issued non-qualified options to its officers and directors to purchase an aggregate of 750,000 shares of common stock at 35% of the fair market value at the date of grant.  Deferred compensation of $1,891,500 was recorded on the transaction and was being amortized over the remaining term of the employment contracts (three years).

At various dates during the year ended June 30, 1997, the Company issued to various employees incentive options to purchase 264,778 shares of common stock at prices ranging from $2.56 to $3.81.  In all instances, the exercise price was established as the fair market value of the common stock at the date of grant, therefore no compensation was recorded on the issuance of the options.  In most cases, one-third of the options vested one year from the grant date, with one-third vesting each of the next two years.  The options expired in ten years from the grant date.

On July 4, 1997, the Company granted to its three officers and directors incentive options to purchase 34,000 shares, individually, at an exercise price of $2.94 per share (110% of the fair market value).  The options expired on July 4, 2002.

On July 5, 1997, the Company issued non-qualified options to its officers and directors to purchase 750,000 shares of common stock at 35% of the fair market value at the date of grant.  Deferred compensation of $1,340,625 was recorded on the transaction and was amortized over the remaining term of the employment contract (two years).

At various dates during the year ended June 30, 1998, the Company issued to various employees incentive options to purchase 204,905 shares of common stock at prices ranging from $.55 to $2.60.  In all instances, the exercise price was established as the fair market value of the common stock at the date of grant, therefore no compensation was recorded on the issuance of the options.  In most cases, one-third of the options vested one year from the grant date, with one-third vesting each of the next two years.  The options expired in ten years from the grant date.

On July 5, 1998, the Company issued non-qualified options to its officers and directors to purchase 750,000 shares of common stock at 35% of the fair market value at the date of grant.  Deferred compensation of $622,500 was recorded on the transaction and was amortized over the remaining term of the employment contract (one year).

At various dates during the year ended June 30, 1999, the Company issued to various employees incentive options to purchase 786,635 shares of common stock at prices ranging from $.46 to $.60.  In all instances, the exercise price was established as the fair market value of the common stock at the date of grant, therefore no compensation was recorded on the issuance of the options.  In most cases, one-third of the options vested one

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)	STOCK OPTIONS (Continued)

year from the grant date, with one-third vesting each of the next two years.  The options expired in ten years from the grant date.

At various dates during the year ended June 30, 2000, the Company issued to its officers and various employees incentive options to purchase 3,139,459 shares of common stock at prices ranging from $.23 to $4.38.  The exercise price was established at the fair market value of the common stock at the date of grant for employees and 110% of the fair market value at the date of grant for officers, therefore no compensation was recorded on the issuance of the options.  The officers’ options vested immediately, while the employees’ options vested one-third from the grant date, with one-third vesting each of the next two years.  The options expire in five years from the grant date.

At various dates during the year ended June 30, 2001, the Company issued to its officers and various employees incentive options to purchase 1,915,700 shares of common stock at prices ranging from $.65 to $2.85.  The exercise price was established as the fair market value of the common stock at the date of grant for employees and 110% of the fair market value at the date of grant for officers, therefore no compensation was recorded on the issuance of the options.  The officers’ options vested immediately, while the employees’ options vested one-third from the grant date, with one-third vesting each of the next two years.  The options expired in five years from the grant date.

In addition, on November 20, 2000 the Company granted to each director a stock option to purchase 50,000 shares (an aggregate of 150,000 shares) of the Company’s common stock at an exercise price of $.65 per share.  The option expires in ten years and became exercisable on a quarterly pro-rata basis (12,500 shares) from the date of grant.  The option is not intended to be an incentive stock option pursuant to Section 422 of the Internal Revenue Code.

At various dates during the year ended June 30, 2002, the Company issued to its officers and various employees incentive options to purchase 6,839,864 shares of common stock at prices ranging from $.50 to $.93.  The exercise price was established as the fair market value of the common stock at the date of grant for employees and 110% of the fair market value at the date of grant for officers, therefore no compensation was recorded on the issuance of the options.

Vesting for certain of the officers’ options was immediately, while the other officers’ options and the employees’ options vested over varying periods up to three years from the date of grant.  The options expire from four to ten years from the grant date.

In addition, on November 20, 2001 the Company granted to each director a stock option to purchase 100,000 shares (an aggregate of 300,000 shares) of the Company’s common stock at an exercise price of $.55 per share.  The option expired in ten years and became exercisable on a quarterly pro-rata basis (25,000 shares) from the date of grant.  The option was not intended to be an incentive stock option pursuant to Section 422 of the Internal Revenue Code.

At various dates during the year ended June 30, 2003, the Company issued to its officers and various employees incentive options to purchase 1,459,705 shares of common stock at prices ranging from $.19 to $.79.  The exercise price was established as the fair market value of the common stock at the date of grant for employees and 110% of the fair market value at the date of grant for officers, therefore no compensation was recorded on the issuance of the options.  Vesting for certain of the officers’ options was immediate, while the other officers’ options and the employees’ options vested over varying periods up to three years from the date of grant.  The options expire from four to ten years from the grant date.

In addition, at various dates during the year ended June 30, 2003 the Company granted to each new director a stock option to purchase 100,000 shares (an aggregate of 400,000 shares) of the Company’s common stock at exercise price ranging from $.20 to $.25 per share.  The option expires in ten years and became exercisable on a

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)	STOCK OPTIONS (Continued)

quarterly pro-rata basis (25,000 shares) from the date of grant.  The option was not intended to be an incentive stock option pursuant to Section 422 of the Internal Revenue Code.

At various dates during the year ended June 30, 2004, the Company issued to its officers and various employees incentive options to purchase 1,576,620 shares of common stock at prices ranging from $.81 to $1.25.  At various dates during the year ended June 30, 2004, the Company issued to various employees Non-Statutory options to purchase 31,748 shares of common stock at prices ranging from $.39 to $.78.  The exercise price was established as the fair market value of the common stock at the date of grant for employees, and 110% of the fair market value at the date of grant for an officer, therefore no compensation was recorded on the issuance of the options.  Vesting for certain of the officers’ options is immediate, while the other officers’ options and the employees’ options vested over varying periods up to five years from the date of grant.  The options expire from four to ten years from the grant date.

In addition, at various dates during the year ended June 30, 2004, the Company issued to its Directors stock options to purchase 100,000 shares of the Company’s common stock at prices ranging from $1.03 to $1.11.  At various dates during the year ended June 30, 2004, the Company issued to its Directors Non-Statutory options to purchase 700,000 shares of common stock at prices ranging from $.69 to $.88.  The options expire in ten years and became exercisable on a quarterly pro-rata basis (50,000 shares) from the date of grant.  Options issued to the Directors are not intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code.

At various dates during the year ended June 30, 2005, the Company issued to various employees and two consultants Non-Statutory options to purchase 4,253,159 shares of common stock at prices ranging from $.20 to $.44.  The exercise price was established as the fair market value of the common stock at the date of grant for employees and 110% of the fair market value at the date of grant for an officer, therefore no compensation was recorded on the issuance of the options.  Vesting for certain of the officers’ options was immediate, while the other officers’ options and the employees’ options vest over varying periods up to five years from the date of grant.  The options expire from four to ten years from the grant date.

At various dates during the year ended June 30, 2005, the Company issued to its Directors Non-Statutory options to purchase 800,000 shares of common stock at prices ranging from $.31 to $.44.  The options expire in ten years and shall become exercisable on a quarterly pro-rata basis (50,000 shares) from the date of grant.  Options issued to the Directors are not intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code.

At various dates during the year ended June 30, 2006, the Company issued to various employees Non-Statutory options to purchase 532,855 shares of common stock at prices ranging from $.14 to $.30.  The exercise price was established as the fair market value of the common stock on the date of grant for employees.  Options granted during the fiscal year ended June 30, 2006 vest over varying periods from one year up to three years from the date of grant.  The options expire ten years from the grant date.

At various dates during the year ended June 30, 2006, the Company issued to its Directors Non-Statutory options to purchase 800,000 shares of common stock at prices ranging from $.13 to $.14.  The options expire in ten years and shall become exercisable on a quarterly pro-rata basis (50,000 shares) from the date of grant.  Options issued to the Directors are not intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code.

For the fiscal year ending June 30, 2006, the total compensation for options recorded was $632,558.  We have $479,717 of non-cash unvested stock option compensation remaining to be expensed over the next three years.  These unvested options are being expensed each quarter over the remaining vesting periods.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)	STOCK OPTIONS (Continued)

At various dates during the year ended June 30, 2007, the Company issued to various employees Non-Statutory options to purchase 3,927,437 shares of common stock at prices ranging from $.085 to $.127.  The exercise price was established as the fair market value of the common stock on the date of grant for employees.  Options granted during the fiscal year ended June 30, 2007 vest over varying periods from six-months up to three years from the date of grant.  The options expire ten years from the grant date.

At various dates during the year ended June 30, 2007, the Company issued to its Directors Non-Statutory options to purchase 800,000 shares of common stock at prices ranging from $.069 to $.089.  The options expire in ten years and shall become exercisable on a quarterly pro-rata basis (50,000 shares) from the date of grant.  Options issued to the Directors are not intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code.

For the fiscal year ending June 30, 2007, the total compensation for options recorded was $431,313.  We have $299,911 of non-cash unvested stock option compensation remaining to be expensed over the next three years.  These unvested options are being expensed each quarter over the remaining vesting periods.

At various dates during the year ended June 30, 2008, the Company issued to various employees Non-Statutory options to purchase 2,336,526 shares of common stock at prices ranging from $.042 to $.084.  The exercise price was established as the fair market value of the common stock on the date of grant for employees.  Options granted during the fiscal year ended June 30, 2008 vest over varying periods from one year up to three years from the date of grant.  The options expire ten years from the grant date.

At various dates during the year ended June 30, 2008, the Company issued to its Directors Non-Statutory options to purchase 600,000 shares of common stock at prices ranging from $.05 to $.051.  The options expire in ten years and shall become exercisable on a quarterly pro-rata basis (50,000 shares) from the date of grant.  In connection with the resignations of the three outside directors, we agreed to vest their respective options for 200,000 shares each which we granted in late 2007 and early 2008.  Options issued to the Directors are not intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code.

In connection with the sale of our commercial property to Bright Investments, LLC, we agreed to grant a two-year Non-Qualified option to purchase 3,000,000 shares of common stock at $.035 upon the receipt of the down payment which was August 2, 2007.

For the fiscal year ending June 30, 2008, the total compensation for options recorded was $183,182.  We have $79,633 of non-cash unvested stock option compensation remaining to be expensed over the next three years.  These unvested options are being expensed each quarter over the remaining vesting periods.

The following table summarizes information about all of the stock options outstanding at June 30, 2008:

	Outstanding options			Exercisable options
		Weighted
		average
Range of		remaining	Weighted		Weighted
exercise prices	Shares	life (years)	avg. price	Shares	avg. price
$.035 - 1.25	22,690,386	3.83	$.36	17,083,899	$.47
1.26 - 2.49	107,550	1.63	.56	107,550	.56
2.50 - 2.85	1,000,000	2.00	2.85	1,000,000	2.85

$.035 - 2.85	23,797,936	3.74	$.46	18,191,449	$.60

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(19)           STOCK OPTIONS (Continued)

At June 30, 2008, the Company has issued options pursuant to four different stock option plans, which have been previously described.  On July 26, 2007 the Board adopted the 2007 Non-Statutory Stock Option Plan which will be submitted to the shareholders for adoption within one year.  Options granted to our CEO and directors after January 1, 2007 were inadvertently granted pursuant to the 2004 Non-Statutory Stock Option Plan which had reached the maximum number of options that may be granted.  Therefore, the Company provided amendments to those stock option agreements changing the Plan from the 2004 Plan to the 2007 Plan.

(20)           CONCENTRATION OF CREDIT RISK

During the year, the Company has maintained cash balances in excess of the Federally insured limits.  The funds are with a major money center bank.  Consequently, the Company does not believe that there is a significant risk in having these balances in one financial institution.  The cash balance with the bank at June 30, 2008 was $49,433.

(21)           FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, receivables, accounts payable, short-term debt and accrued liabilities approximated their fair values due to the short maturity of these instruments.  After a review of our accounts receivable, the Company has recorded an allowance of $67,000 for doubtful accounts.  The fair value of the Company’s debt obligations is estimated based on the quoted market prices for the same or similar issues or on current rates offered to the Company for debt of the same remaining maturities.  At June 30, 2008 and 2007, the aggregate fair value of the Company’s debt obligations approximated its carrying value.

(22)           COMMITMENTS AND CONTINGENCIES

In June 1998, IDSI signed an exclusive patent license agreement with Mr. Grable, which encompasses the technology for the CTLM®.  Mr. Grable’s interests in the patent license agreement passed to his estate in August 2001.  Mrs. Grable is the principal beneficiary of Mr. Grable’s estate.  The term of the license is for the life of the Patent (17 years) and any renewals, subject to termination under specific conditions.  The license agreement provides for a royalty based upon a percentage, ranging from 6% to 10%, of the dollar amount earned from each sale before taxes minus the cost of the goods sold and commissions or discounts paid.  We are obligated to pay royalties based on the formula upon receiving PMA to market the CTLM® in the U.S.  In addition, following issuance of the PMA, Mrs. Grable would be eligible for minimum royalties of $250,000 per year based on the sales of the products and goods in which the CTLM® patent is used.

On April 28, 2008, the Company entered into a two-year employment agreement with Linda B. Grable, our Chief Executive Officer.  The Agreement is for a two-year term commencing April 16, 2008, and provides an annual base salary of $144,000.

In April 2008, we were served with a lawsuit filed against us in Venice, Italy, by Gio Marco S.p.A. and Gio IDH S.p.A., related Italian companies which, between them, had purchased three CTLM® systems in 2005.  One system was purchased directly from us, and the other two were purchased from our former Italian distributor and an affiliate of the distributor.

The plaintiffs allege that they purchased the CTLM® systems for experimental purposes based on alleged oral assurances by our sales representative to the effect that we would promptly receive PMA approval for the CTLM® and that we would give them exclusive distribution rights in Italy.  The plaintiffs are seeking to recover a total of €628,595, representing the aggregate purchase price of the systems plus related expenses.

Based on our preliminary investigation of this matter, we believe that this claim is completely without merit, and we intend to vigorously defend the case.  Our response to the lawsuit is due in November 2008.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(23)           SUBSEQUENT EVENTS - UNAUDITED

From July 1, 2008 through September 12, 2008, we raised a total of $585,000 after expenses through the sale of 27,089,381 shares of common stock to Charlton pursuant to our Sixth Private Equity Credit Agreement.

The Company has entered into agreements with various distributors located throughout Europe, Asia and South America to market the CTLM® device. The terms of these agreements range from eighteen months to three years. The Company has the right to renew the agreements, with renewal periods ranging from one to five years.

Senior Secured Convertible Debentures

On August 1, 2008, we entered into a Securities Purchase Agreement  (the “Purchase Agreement”) with an unaffiliated third party, Whalehaven Capital Fund Limited (“Whalehaven”), relating to a private placement (the “Private Placement”) of a total of up to $800,000 in principal amount of one-year 8% Senior Secured Convertible Debentures (the “Debentures”).  We are required to file within 30 days an S-1 Registration Statement (the “Registration Statement”) covering the shares of common stock underlying the Debentures and related Warrants pursuant to the terms of a Registration Rights Agreement dated August 1, 2008, between IDSI and Whalehaven;however with Whalehaven’s consent, plan to file the Registration Statement promptly after the filing of this Annual Report on Form 10-K.

The Agreement provides for the sale of the Debentures in two closings.  The first closing, which occurred on August 4, 2008, was for a principal amount of $400,000.  The second closing would be for up to $400,000 and would occur within the earlier of five business days following the effective date of the Registration Statement and December 1, 2008, provided that the closing conditions in the Purchase Agreement have been met.  We have the option to use our existing equity credit line until the Registration Statement is declared effective.  The Private Placement, after the two closings, would generate gross proceeds of $736,000 after placement agent fees but before other expenses associated with the transaction.  Whalehaven has the option to purchase an additional $1,200,000 of Debentures on substantially the same terms.

Prior to maturity, the Debentures will bear interest at the rate of 8% per annum, payable quarterly in cash or, at our option, in shares of common stock based on the then-existing market price.

The Debentures may be converted in whole or in part at the option of the holder any time after the closing date into our Common Stock at the lesser of (i) the closing price of the shares on the closing date (“fixed conversion price”) or (ii) 80% of the 3 lowest bid prices during the 10 consecutive trading days immediately preceding a conversion date.

At any time after closing, we may redeem for cash, upon written notice, any and all of the outstanding Debentures at a 25% premium of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

Our obligations under the Agreement provide that the Debentures are secured by a pledge of substantially all of our assets pursuant to a Security Agreement dated August 1, 2008 between IDSI and Whalehaven.

Pursuant to the first closing of the Private Placement, we issued to Whalehaven five-year Warrants to purchase 22,222,222 shares of the Company’s common stock, equal to 50% of the number of shares of our common stock underlying the Debentures assuming a fixed conversion price.  The exercise price of these Warrants is $0.0228, i.e.,120% of the market price on the closing date.  The Warrants are subject to cashless exercise at Whalehaven’s option.  Comparable Warrants are issuable in connection with the second closing.

We are obligated to pay a placement agent fee equal to 8% in cash at each closing date.  The placement agent shall also receive a Warrant to purchase common stock equal to 12% of Whalehaven’s Warrants with an exercise price equal to Whalehaven’s exercise price.

10-K Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(a Development Stage Company)

Notes to Financial Statements (Continued)

(24) Selected Quarterly Financial Data (Unaudited)

Fiscal 2008
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007

Net Sales	$-	$2,695	$9,409	$27,543
Gross Profit	$-	$-	$4,876	$13,827
Operating Loss	$(1,464,692)	$(1,584,063)	$(1,683,645)	$(1,481,560)

Net loss applicable to
common shareholders	$(1,479,191)	$37,762	$(1,683,975)	$(1,498,274)

Net Loss per common share	$(0.00)	$0.00	$(0.01)	$(0.00)
Weighted avg. no. of common shares,
Basic & Diluted	318,673,749	319,185,450	318,303,887	316,602,013

Cash and Cash Equivalents	$49,433	$771,633	$428,643	$1,304,040
Total Assets	$1,583,356	$2,622,194	$4,128,400	$5,135,678
Deficit accumulated during
the development stage	$(102,964,738)	$(101,485,828)	$(101,523,588)	$(99,839,333)
Stockholders' Equity	$(468,761)	$722,018	$660,376	$2,242,352

Fiscal 2007
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Net Sales	$16,365	$25,236	$3,673	$19,862
Gross Profit	$12,115	$18,710	$1,763	$14,678
Operating Loss	$(1,940,854)	$(1,612,451)	$(1,902,461)	$(1,620,315)

Net loss applicable to
common shareholders	$(2,047,351)	$(1,556,376)	$(1,944,629)	$(1,653,966)

Net Loss per common share	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Weighted avg. no. of common shares,
Basic & Diluted	271,667,256	279,782,438	258,612,545	248,208,822

Cash and Cash Equivalents	$477,812	$598,923	$476,252	$542,322
Total Assets	$4,365,427	$4,999,963	$5,008,679	$5,242,328
Deficit accumulated during
the development stage	$(98,341,059)	$(96,293,708)	$(94,737,332)	$(92,792,703)
Stockholders' Equity	$3,441,322	$4,269,812	$4,157,688	$4,587,701

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that the information required to be disclosed in the reports that we file under the Securities Exchange Act of 1934 (the "Exchange Act") is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.  In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objectives, and in reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As required by SEC Rule 13a-15(b), we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of our fourth fiscal quarter covered by this report. Based on the foregoing, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level.

There has been no change in our internal controls over financial reporting during our fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of Imaging Diagnostic Systems, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008.  In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.  The COSO framework is based upon five integrated components of control: control environment, risk assessment, control activities, information and communications and ongoing monitoring.

Based on the assessment performed, management has concluded that the Company's internal control over financial reporting is effective and provides reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements as of June 30, 2008 in accordance with generally accepted accounting principles. Further, management has not identified any material weaknesses in internal control over financial reporting as of June 30, 2008.

The Company’s external auditors, Sherb & Co. LLP, have audited the Company’s financial statements for the year ended June 30, 2008 included in this annual report on Form 10-K and, as part of that audit, have issued a report on management's assessment of internal control over financial reporting, a copy of which is included in this annual report on Form 10-K.

/s/ Linda B. Grable
 Chief Executive Officer and Chairman of the Board

/s/ Allan L. Schwartz
Executive Vice President, Chief Financial Officer and Director

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Imaging Diagnostic Systems, Inc.

We have audited management’s assessment, included in the accompanying Management Report on Internal Controls over Financial Reporting appearing under Item 9A, that Imaging Diagnostic Systems, Inc. maintained effective internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Imaging Diagnostic Systems, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Imaging Diagnostic Systems, Inc. maintained effective internal control over financial reporting as of June 30, 2008, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also in our opinion, Imaging Diagnostic Systems, Inc. maintained, in all material respects, effective internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet and the related statement of operations, stockholders’ equity, and cash flows of Imaging Diagnostic Systems, Inc., and our report dated September 12, 2008 expressed an unqualified opinion.

/s/  SHERB & CO, LLP
Certified Public Accountants

Boca Raton, Florida
September 12, 2008

Quantitative and Qualitative Disclosures About Market Risk

As of the date of this report, we believe that we do not have any material quantitative and qualitative market risks.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Compensation Discussion and Analysis
This section describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our former chief executive officer, our current chief executive officer, our executive vice president & chief financial officer, and our senior vice president during fiscal 2008.  These individuals are listed in the “Summary Compensation Table” below and are referred to as the “Named Executive Officers”.

Our executive compensation programs were determined and proposed by our Compensation Committee and approved by our Board of Directors, for so long as the Compensation Committee was in existence.  None of the Named Executive Officers were members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee did consider the recommendations of our CEO in setting compensation levels for our other executive officers.  Our Compensation Committee was comprised of three out of our four independent directors.  On February 27, 2008, Edward Rolquin, a member of the Compensation Committee, announced his retirement from the Board of Directors.  On April 16, 2008, we received and accepted the resignations of our three outside directors:  Jay Bendis; Patrick Gorman; and Sherman Lazrus.  Mr. Gorman was not a member of the Compensation Committee.  These resignations were tendered to comply with a request by outside funding sources as a condition to such funding.  Upon their resignations, the Board of Directors assumed the duties of the Compensation Committee.

Executive Compensation Program Objectives and Overview.

The Compensation Committee conducts an annual review of our executive compensation programs to ensure that:

•
the program is designed to achieve our goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

•	the program adequately rewards performance which is tied to creating stockholder value.
•	Our current executive compensation program is based on two components, which are designed to be consistent with our compensation philosophy: (1) base salary and (2) grants of stock options.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive.  Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued productive service.  At the present time the Compensation Committee does not award annual incentive bonuses while we are in the development stage but does believe that such annual awards do motivate executive officers to achieve specific strategies and operating objectives and also help us to attract and retain top executives.  The Compensation Committee has discussed the implementation of long-term equity incentives which are primarily intended to align executive officers’ long-term interests with stockholders’ long-term interests, although we believe they also play a role in helping us to attract and retain top executives.  Currently, stock option grants are the part of our executive compensation program designed to reward performance and thus the creation of stockholder value.

We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each executive officer that we believe achieves our compensation objectives.  In determining our current executive compensation program and the amounts of compensation for each component of our program, the Compensation Committee evaluates the current executive compensation data for companies in our industry.  The Compensation Committee believes that our current executive compensation program is appropriate based on the evaluation of the compensation paid by companies in our industry.

All references below to the Compensation Committee refer to the Board of Directors since April 16, 2008, except where the context requires otherwise.

Current Executive Compensation Program Elements.

Base Salaries
Salaries for our three executive officers are reviewed by the Compensation Committee on an annual basis.  During fiscal 2008, the cash salaries paid to Linda Grable, Tim Hansen, Allan Schwartz and Deborah O’Brien were $30,000, $150,000, $185,802, and $139,588, respectively.  During fiscal 2007, the cash salaries paid to Tim Hansen, Allan Schwartz and Deborah O’Brien were $240,810, $191,048, and $130,769, respectively.  During fiscal 2006, the cash salaries paid to Tim Hansen, Allan Schwartz and Deborah O’Brien were $210,000, $185,000, and $112,169, respectively.

On March 23, 2009, we entered into new one-year employment agreements with Linda Grable and Allan Schwartz.  The Grable agreement provided an annual base salary of $144,000 and the Schwartz agreement provided an annual base salary of $192,000.

Annual Incentive Bonuses
The Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that exceed those normally required or anticipated or who have achieved specific targeted objectives with regard to sales performance, financial performance, inventory efficiencies and other criteria which may be established from time to time.  These bonuses are intended to reflect the Compensation Committee’s determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.  During fiscal 2008, no annual incentive bonuses were paid.

Stock Option Grants
Our policy is that the long-term compensation of our Named Executive Officers and other executive officers should be directly linked to the value provided to stockholders.  Therefore, we have periodically made grants of stock options to provide further incentives to our executives to increase stockholder value.  During fiscal 2008, the stock option grants made to Linda Grable, Tim Hansen, Allan Schwartz and Deborah O’Brien were 1,000,000, 0, 250,000 and 250,000, respectively.  During fiscal 2007, the stock option grants made to Tim Hansen, Allan Schwartz and Deborah O’Brien were 3,000,000, 250,000 and 250,000, respectively.  During fiscal 2006, the stock option grants made to Tim Hansen, Allan Schwartz and Deborah O’Brien were 0, 100,000 and 0, respectively.  Stock options are granted with an exercise price that is equal to the closing price of our common stock on the grant date.  Thus, the recipients will realize value on their stock options if our stockholders realize value on their shares.  The Compensation Committee bases its grants of stock options to executives on a number of factors, including:

•	the executive’s position with us and total compensation package;
•	the executive’s performance of his or her individual responsibilities; and
•	the executive’s contribution to the success of our financial performance.

On March 23, 2009, we entered into new stock option agreements with Linda Grable and Allan Schwartz which provided each executive a non-qualified option to purchase 3,000,000 shares of the Company’s common stock which vested and became exercisable on March 24, 2009.  The option exercise price per share is $.01 based on the closing price on March 23, 2009 of $.0085.  The 1,000,000 options granted in Linda Grable’s April 16, 2008 agreement vested on April 16, 2009.

Compensation Committee Report

The following statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

Due to the resignation of our independent directors, the Compensation Committee did not review and discuss with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of our Company during the prior year or was formerly an officer of our Company.  During the fiscal year ended June 30, 2008, none of our executive officers served on the Compensation Committee of any other entity, any of whose directors or executive officers served either on our Board of Directors or on our Compensation Committee.

The following table sets forth certain information concerning our directors and executive officers:

Name(1)	Age	Position	Year Elected or Appointed
Linda B. Grable	71	Chief Executive Officer and	2008
		Chairman of the Board

Allan L. Schwartz	66	Executive Vice-President, Chief	1994
		Financial Officer and Director

Deborah O’Brien	44	Senior Vice-President	2003

(1) Our independent directors Jay Bendis, Patrick Gorman, and Sherman Lazrus resigned in April 2008, and our independent director retired in February 2008.

Linda Grable and Allan Schwartz are co-founders and as such may be deemed "promoter" and "parent" as defined in the Rules and Regulations promulgated under the Securities Act, as those terms are defined in the rules and regulations promulgated under the Securities Act.  Directors serve until the next meeting of shareholders.  Officers serve at the pleasure of the Board of Directors.

We have adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Linda Grable
Linda Grable was appointed our Chief Executive Officer and a Director of the Company in April 2008.  Ms. Grable had previously served as our Chief Executive Officer from August 2001 until April 2004, and, from inception in 1993 until April 2004, had served as Chairman of the Board and Director of the Company.  Ms. Grable retired as our CEO and Chairman of the Board on April 16, 2004.  Upon the resignations of our independent directors, Ms. Grable volunteered to come out of retirement to serve as our Chief Executive Officer and a Director.  She has played a major role in raising approximately $46 million in debt and equity funding for the research and development of the CTLM® device.  She has over 40 years experience in negotiating funding with banking institutions for both medical and real estate development businesses.  Ms. Grable has over 25 years of executive experience in the medical device industry, for both sales and marketing in the U.S. and foreign countries.  She is a graduate of Ohio State University and holds a BA in Journalism and Marketing.

Allan L. Schwartz
Mr. Schwartz is Executive Vice-President and Chief Financial Officer of the Company and is responsible for its financial affairs.  He has a wide range of management, marketing, field engineering, construction, and business development experience.  Prior to joining the Company as a founder in 1993, he developed the Chronometric Trading System for analyzing stock market trends using neural networks and developed pre-engineered homes for export to Belize, Central America for S.E. Enterprises of Miami, Florida.  In 1991 he formed Tron Industries, Inc. for the development of low-voltage neon novelty items and self-contained battery powered portable neon.  He is a graduate of C.W. Post College of Long Island University with a B.S. in Business Administration.  Previous innovations by Mr. Schwartz before relocating to Florida have included the use of motion detection sensors in commercial burglar alarm systems for Tron-Guard Security Systems. Inc. and the use of water reclamation systems with automatic car wash equipment.  Mr. Schwartz has been a Director and Officer of the Company since its inception.

Deborah O’Brien
Deborah O’Brien was appointed Senior Vice President on September 15, 2003.  Ms. O’Brien has been employed at IDSI since 1995.  During her tenure, she has held the positions of Director of Investor Relations, Vice President of Corporate Communications and most recently, since September 2001, Vice President of Business Development.  Her responsibilities have included developing and executing a strategic corporate communications campaign, managing internal communications, outside public relations, marketing, and clinical applications.  In addition, Ms. O’Brien was directly responsible for the development and establishment of consumer and industry awareness of our CTLM® System via a media outreach which targeted industry publications, national network television, radio, nationally-circulated publications and high traffic internet sites.  As Vice President of Business Development, she was closely involved with various regulatory and marketing projects and played an integral role in the development and preparation of our PMA Application.  She also supervised and managed the collection of clinical data for the PMA process.  Prior to joining IDSI, she worked for seven years in the financial arena, managing investor accounts, and in the medical device industry, marketing medical equipment.  Ms. O’Brien began her career in the mortgage loan industry as an account executive with Citibank.

Due to the resignation on April 16, 2008 of our three remaining independent directors, the following committees have no members until such time as new independent members are appointed to fill these committees:

Audit Committee
The Board of Directors elected Patrick J. Gorman as Chairman of the Audit Committee.  In addition, the Board had determined that Mr. Gorman was an “audit committee financial expert,” as defined under new SEC regulations, who is independent of management of the Company.  Jay S. Bendis also served as a member of the Audit Committee.

Compensation Committee
The Board of Directors elected Jay S. Bendis as Chairman of the Compensation Committee.  Sherman Lazrus and Edward Rolquin also served as members of the Compensation Committee.

Nominating and Corporate Governance Committee
The Board of Directors elected Sherman Lazrus as Chairman of the Nominating and Corporate Governance Committee.  Jay S. Bendis, Patrick J. Gorman and Edward Rolquin also served as members of the Nominating and Corporate Governance Committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership, furnishing us with copies of all Section 16(a) forms they file.  To the best of our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers and directors were complied with during the year ended June 30, 2008.

Executive Compensation
The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer, former Chief Executive Officer, Executive Vice President & CFO, and Senior Vice President for services rendered to us during fiscal 2008.

SUMMARY COMPENSATION TABLE – FISCAL 2008

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)(6)	($)	($)	($)	($)
Linda B. Grable	2008	30,000	-	-	1,667	-	-	-	31,667
CEO and COB(1)(2)	2007	-	-	-	-	-	-	-	-
	2006	128,333	-	-	-	-	-	-	128,333

Timothy B. Hansen	2008	150,000	-	-	66,311	-	-	-	216,311
CEO and Director(1),(3)	2007	240,810	-	-	241,960	-	-	-	482,770
	2006	210,000	-	-	194,965	-	-	-	404,965

Allan L. Schwartz	2008	185,802	-	-	12,500	-	-	-	198,302
Exec V.P.,CFO and Director(1),(4)	2007	191,048	-	-	18,500	-	-	-	209,548
	2006	185,000	-	-	20,000	-	-	-	205,000

Deborah O'Brien	2008	139,588	-	-	16,018	-	-	-	155,606
Senior Vice- President(1),(5)	2007	130,769	-	-	35,609	-	-	-	166,378
	2006	112,169	-	-	76,800	-	-	-	188,969

(1)	All Named Executive Officers receive reimbursement for auto expense in the amount of $500 per month.
(2)
On April 16, 2008, Ms. Grable came out of retirement and rejoined the company as Chairman of the Board and CEO.  Previously, on April 15, 2004 Ms Grable retired.  Under her retirement agreement Ms Grable was entitled to receive her $280,000 annual salary through December 15, 2005.  Salary recorded for f/y 2006 was $128,333.

(3)
On December 27, 2007, Mr. Hansen retired from the Company effective January 1, 2008.  Salary recorded for f/y 2008 includes base salary of $130,000 plus $19,500 vacation pay.  On January 17, 2007, Mr. Hansen signed a new employment agreement that increased his salary to $260,000.  On July 26, 2006, Mr. Hansen received a 7% cost of living increase based on the prior two years’ inflation, raising his salary to $226,000.

(4)
Salary recorded for f/y 2008 includes base salary of $179,142 plus $6,660 vacation pay.  From April 1, 2008 through June 30, 2008, Mr. Schwartz deferred $12,025 (25%) of his salary until a time where the Company secures additional financing.  Salary recorded for f/y 2007 includes base salary of $185,000 plus $6,048 vacation pay.

(5)
Salary recorded for f/y 2008 includes base salary of $135,342 plus $4,246 vacation pay.  Salary recorded for f/y 2007 includes base salary of $125,000 plus $5,769 vacation pay.  Ms. O’Brien began receiving auto expense in September 2006.  Salary recorded for f/y 2006 includes base salary of $95,000 and $17,169 as additional pay for duties previously performed by our former COO, Mr. Horton.

(6)
Amount listed represents the dollar amount we recognized for financial reporting purposes under FASB No. 123R, “Share Based Payment”.  Assumptions made for the purpose of computing this amount are discussed in Note 2(j) to the Notes to our Financial Statements contained in this report.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table sets forth information concerning unexercised options outstanding for each of our Named Executive Officers at June 30, 2008.

	Option Awards					Stock Awards
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Linda B. Grable	500,000	-	-	$2.85	8/30/2010
CEO and Chairman	500,000	-	-	$0.77	8/30/2011
of the Board(1)	2,250,000	-	-	$0.60	12/1/2011
	-	1,000,000	-	$0.045	4/16/2018

Timothy B. Hansen	1,250,000	-	-	$0.38	1/1/2011	-	-	-	-
CEO and Director(2)	1,000,000	-	-	$0.32	1/1/2011
	1,000,000	-	-	$0.09	1/1/2011

Allan L. Schwartz	500,000	-	-	$2.85	8/30/2010	-	-	-	-
Exec V.P., CFO and	500,000	-	-	$0.77	8/30/2011
Director(3)	500,000	-	-	$0.30	8/30/2012
	500,000	-	-	$1.21	8/30/2013
	500,000	-	-	$0.30	8/30/2014
	100,000	-	-	$0.20	9/12/2015
	250,000	-	-	$0.11	9/12/2016
		250,000		$0.058	8/30/2017

Deborah O'Brien	200,000	-	-	$0.56	10/25/2011	-	-	-	-
Senior Vice-	25,000	-	-	$0.50	2/02/2012
President(4)	301,000	1,000	-	$1.13	9/15/2013
	250,000	-	-	$0.11	9/12/2016
		250,000		$0.084	9/15/2017

(1)	Ms. Grable had 4,250,000 stock options outstanding as of June 30, 2008 of which 3,250,000 are fully vested.
(2)	Mr. Hansen had 3,750,000 stock options outstanding as of June 30, 2008 of which 3,750,000 are fully vested.
(3)	Mr. Schwartz had 3,100,000 stock options outstanding as of June 30, 2008 of which 2,850,000 are fully vested.
(4)	Ms. O’Brien had 1,027,000 stock options outstanding as of June 30, 2008 of which 776,000 are fully vested.

OPTION EXERCISES AND STOCK VESTED - FISCAL 2008

The following table sets forth information concerning each exercise of stock options for each of our Named Executive Officers during the year ended June 30, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Linda B. Grable
CEO and
Chairman of the
Board

Timothy B. Hansen
Former CEO and	-	-	-	-
Director

Allan L. Schwartz
Exec V.P., CFO
and Director	-	-	-	-

Deborah O'Brien
Senior Vice-President	-	-	-	-

Employment Agreements

Timothy B. Hansen

On July 8, 2004, we entered into a three-year employment agreement with Timothy Hansen, our new Chief Executive Officer, commencing on July 26, 2004 at an annual salary of $210,000 and appointed him a Director of the Company.  Mr. Hansen was granted 1,500,000 non-statutory stock options at an exercise price of $.38, the fair market value at the date of the grant, which vested over the three-year period in accordance with the table below:

Date of Vesting	No. of Option Shares
July 8, 2005	500,000
January 8, 2006	250,000
July 8, 2006	250,000
January 8, 2007	250,000
July 8, 2007	250,000

Mr. Hansen also received 100,000 restricted shares of our common stock.  He also received a $500 car allowance per month, and upon joining the Company he received pre-approved living expenses for a three-month period and moving expenses.

On February 23, 2005, Mr. Hansen was granted an additional 1,500,000 non-statutory stock options at an exercise price of $.32, the fair market value at the date of the grant, which vested over the three-year period in accordance with the table below:

Date of Vesting	No. of Option Shares
February 23, 2006	500,000
August 23, 2006	250,000
February 23, 2007	250,000
August 23, 2007	250,000
February 23, 2008	250,000

On January 18, 2007, we entered into a three-year employment agreement (the “Agreement”) and an accompanying stock option agreement with Mr. Hansen.  The Agreement replaced the initial three-year employment agreement between us and Mr. Hansen dated July 8, 2004.  The Agreement was for a three-year term commencing January 18, 2007, and provided an annual base salary of $260,000.  The option agreement provided an option to purchase 3,000,000 shares of the Company’s common stock which was to vest and become exercisable in 500,000 share increments every six months beginning July 18, 2007.  The option exercise price per share was $.09.

Date of Vesting	No. of Option Shares
July 18, 2007	500,000
January 18, 2008	500,000
July 18, 2008	500,000
January 18, 2009	500,000
July 18, 2009	500,000
January 18, 2010	500,000

On December 27, 2007, Tim Hansen announced his retirement effective January 1, 2008.  The Compensation Committee in consideration of Mr. Hansen’s Consulting Agreement agreed to grant on December 26, 2007, the Effective Date of the Consulting Agreement, the option to purchase 500,000 shares of its common stock which was scheduled to be granted on January 18, 2008.  The balance of 2,250,000 of unvested options was cancelled on December 31, 2007.

Linda B. Grable

Linda Grable was appointed our Chief Executive Officer and a Director of the Company in April 2008.  In April 2008 we entered into a two-year employment agreement and an accompanying stock option agreement with Ms. Grable.  The Agreement was for a two-year term commencing April 16, 2008, and provided an annual base salary of $144,000 per annum.  The option agreement provided an option to purchase 1,000,000 shares of our common stock which vested and became exercisable one year from the date of the grant with an option exercise price per share of $.045.  On March 23, 2009, we entered into a new one-year employment agreement with Ms. Grable which provided an annual base salary of $144,000.  Ms. Grable was also granted 3,000,000 non-qualified stock options in accordance with our 2007 Non-Statutory Stock Option Plan.  The exercise price was $0.01 per share which was the fair market value at the date of the grant and the options vested on March 24, 2009.

Allan L. Schwartz

On August 30, 2004 Allan L. Schwartz, our Executive Vice-President and Chief Financial Officer, entered into a one-year Employment Extension Agreement, which provided for an annual salary of $185,000 and options to purchase up to an aggregate of 500,000 shares of our common stock at an exercise price of $.30 per share, in accordance with our 2004 Non-Statutory Stock Option Plan.  These options vested on August 30, 2005.  On September 12, 2005, we entered into a one-year employment agreement effective August 30, 2005 with Mr. Schwartz, at an annual salary of $185,000.  Mr. Schwartz was also granted 100,000 non-statutory stock options at an exercise price of $.20 per share, the fair market value at the date of the grant, which will vest on August 30, 2006.  On September 12, 2006, we entered into a one-year employment agreement effective August 30, 2006 with Mr. Schwartz at an annual salary of $185,000.  Mr. Schwartz was also granted 250,000 non-statutory stock options at an exercise price of $.114 per share, the fair market value at the date of the grant, which will vest on August 30, 2007.  On August 30, 2007, we entered into a one-year employment agreement effective August 30, 2006 with Mr. Schwartz at an annual salary of $185,000.  Mr. Schwartz was also granted 250,000 non-statutory stock options at an exercise price of $.058 per share, in accordance with our 2007 Non-Statutory Stock Option Plan.  The exercise price was the fair market value at the date of the grant, and the options vested on August 30, 2008. On March 23, 2009, we entered into a new one-year employment agreement with Mr. Schwartz which provided an annual base salary of $192,000.  Mr. Schwartz was also granted 3,000,000 non-qualified stock options in accordance with our 2007 Non-

 Statutory Stock Option Plan.  The exercise price was $0.01 per share which was the fair market value at the date of the grant and the options vested on March 24, 2009.

Deborah O’Brien

On September 15, 2003, we entered into a three-year employment agreement with Deborah O’Brien, our Senior Vice-President at an annual salary of $95,000.  The Senior Vice-President was also granted 302,000 incentive stock options at an exercise price of $1.13 per share, the fair market value at the date of the grant, which will vest ratably over the three-year period.  On September 12, 2006, we entered into a one-year employment agreement with Ms. O’Brien at an annual salary of $125,000.  The Senior Vice-President was also granted a $25,000 performance bonus opportunity (which later expired) and 250,000 non-statutory stock options at an exercise price of $.114 per share, the fair market value at the date of the grant, which will vest in one year.  On August 30, 2007, we entered into a one-year employment agreement commencing on September 15, 2007 with Ms. O’Brien at an annual salary of $138,000.  The Senior Vice-President was also granted 250,000 non-statutory stock options at an exercise price to be determined on September 15, 2007 based on the fair market value at the date of the grant.  These options will vest on September 15, 2008.

Potential Payments Upon Termination or Change in Control

Linda B. Grable

Upon termination of Ms. Grable’s employment agreement for any reason other than voluntary termination; termination “without cause” or termination by the Company for “Cause” as defined below, the following will apply:

(b)         Termination without Cause.  The Company may terminate the Executive’s employment without cause.  Such termination will become effective upon the date specified in the termination notice, provided that such date is at least 60 days from the date of such notice.  In the event of such termination without cause:

(i)              For the remainder of the Term following the effective date of termination, the Company will continue to pay the Executive her salary pursuant to Section 3(a).

(ii)              The Company will continue to maintain for the remainder of the Term following the effective date of termination, for the benefit of the Executive, the employee benefit programs referred to in Section 3(b) as in effect on the date of termination.

(iii)              On the effective date of termination, all options that were scheduled to vest will vest and will remain exercisable for a period of three years from the date of termination.

(c)         Termination for Cause.  The Company may terminate the Executive’s employment at any time for cause by giving written notice of termination setting forth such cause.  Such termination shall become effective upon the giving of such notice, except that, where the basis for cause is capable of cure within 30 days, termination based upon cause shall not become effective unless Executive shall fail to complete such cure within 30 days of receipt of written notice of the existence of such cause. Upon such termination the Executive shall have no right to compensation, commission, bonus, benefits or reimbursement pursuant to this Agreement, for any period subsequent to the effective date of termination.  Further, upon termination for cause, all of the Executive’s unvested stock options shall terminate. For purposes of this section, “cause” shall mean; (1) the Executive is convicted of a felony; (2) the Executive, in carrying out her duties hereunder, commits gross negligence or willful misconduct resulting, in either case, in material harm to the Company; (3) the Executive misappropriates Company funds or otherwise defrauds the Company; (4) the Executive materially breaches any provision of this Agreement; or (5) the Executive materially fails to perform her duties under section 4.

(d)         Death or Disability.  Upon the death or disability of the Executive, the Executive shall be entitled to and the Company will pay the Executive’s salary from the date of death or from the date of disability through the end of the Term. (For purposes of this Section, “disability” shall mean that for a period of six months in any 12-month period the Executive is incapable of substantially fulfilling her duties because of physical, mental or emotional incapacity arising from injury, sickness or disease.)  Should the Executive be rendered disabled, the Company will continue to maintain for the benefit of the Executive the employee benefit programs referred to in Section 3(b) that were in effect on the date of the disability.

(e)         Special Termination.  In the event that (i) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (ii) any entity or person not now an executive officer of the Company becomes either individually or as part of a group the beneficial owner of 20% or more of the Company’s common stock, the Executive, by written notice to the Company, may elect to deem the Executive’s employment hereunder to have been terminated by the Company without cause under Section 2(b) hereof, in which event the Executive shall be entitled to the compensation provided for in Section 2(b).

(f)         Voluntary Termination. The Executive, on 30 days prior written notice to the Company, may terminate her employment voluntarily.  Upon such termination, the Company will pay the Executive’s compensation through the date of such termination.  After such date, the Executive shall no longer be entitled to receive any compensation, reimbursement or benefits and all unvested stock options shall terminate upon termination of the Executive’s employment.

(g)         Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6 - 11 shall remain in full force and effect and the provisions of these Sections shall be binding upon the legal representatives, heirs, successors and assigns of the Executive.

Upon termination of Ms. Grable’s employment agreement without “cause” or by change of control as defined in paragraph (e) Special Termination (ii), we will be obligated to pay the balance of compensation due on her one-year contract which commenced on March 23, 2009.  Assuming such termination occurred on June 30, 2009, we estimate that amount to be $105,000.

Allan L. Schwartz

Upon termination of Mr. Schwartz’s employment agreement for any reason other than voluntary termination; termination “without cause” or termination by the Company for “Cause” as defined below, the following will apply:

(b)         Termination without Cause.  The Company may terminate the Executive’s employment without cause.  Such termination will become effective upon the date specified in the termination notice, provided that such date is at least 60 days from the date of such notice.  In the event of such termination without cause:

(i)              For the remainder of the Term following the effective date of termination, the Company will continue to pay the Executive his salary pursuant to Section 3(a).

(ii)              The Company will continue to maintain for the remainder of the Term following the effective date of termination, for the benefit of the Executive, the employee benefit programs referred to in Section 3(b) as in effect on the date of termination.

(iii)              On the effective date of termination, all options that were scheduled to vest will vest and will remain exercisable for a period of three years from the date of termination.

(c)         Termination for Cause.  The Company may terminate the Executive’s employment at any time for cause by giving written notice of termination setting forth such cause.  Such termination shall become effective upon the giving of such notice, except that, where the basis for cause is capable of cure within 30 days, termination based upon cause shall not become effective unless Executive shall fail to complete such cure within 30 days of receipt of written notice of the existence of such cause. Upon such termination the Executive shall have no right to compensation, commission, bonus, benefits or reimbursement pursuant to this Agreement, for any period subsequent to the effective date of termination.  Further, upon termination for cause, all of the Executive’s unvested stock options shall terminate. For purposes of this section, “cause” shall mean; (1) the Executive is convicted of a felony; (2) the Executive, in carrying out his duties hereunder, commits gross negligence or willful misconduct resulting, in either case, in material harm to the Company; (3) the Executive misappropriates Company funds or otherwise defrauds the Company; (4) the Executive materially breaches any provision of this Agreement; or (5) the Executive materially fails to perform her duties under section 4.

(d)         Death or Disability.  Upon the death or disability of the Executive, the Executive shall be entitled to and the Company will pay the Executive’s salary from the date of death or from the date of disability through the end of the Term. (For purposes of this Section, “disability” shall mean that for a period of six months in any 12-month period the Executive is incapable of substantially fulfilling her duties because of physical, mental or emotional incapacity arising from injury, sickness or disease.)  Should the Executive be rendered disabled, the Company will continue to maintain for the benefit of the Executive the employee benefit programs referred to in Section 3(b) that were in effect on the date of the disability.

(e)         Special Termination.  In the event that (i) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (ii) any entity or person not now an executive officer of the Company becomes either individually or as part of a group the beneficial owner of 20% or more of the Company’s common stock, the Executive, by written notice to the Company, may elect to deem the Executive’s employment hereunder to have been terminated by the Company without cause under Section 2(b) hereof, in which event the Executive shall be entitled to the compensation provided for in Section 2(b).

(f)         Voluntary Termination. The Executive, on 30 days prior written notice to the Company, may terminate her employment voluntarily.  Upon such termination, the Company will pay the Executive’s compensation through the date of such termination.  After such date, the Executive shall no longer be entitled to receive any compensation, reimbursement or benefits and all unvested stock options shall terminate upon termination of the Executive’s employment.

(g)         Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6 - 11 shall remain in full force and effect and the provisions of these Sections shall be binding upon the legal representatives, heirs, successors and assigns of the Executive.

Upon termination of Mr. Schwartz’s employment agreement without “cause” or by change of control as defined in paragraph (e) Special Termination (ii), we will be obligated to pay the balance of compensation due on his one-year contract which commenced on March 23, 2009.  Assuming such termination occurred on June 30, 2009, we estimate that amount to be $140,000.

Deborah O’Brien

Upon termination of Ms. O’Brien’s employment agreement for any reason other than voluntary termination; termination “without cause” or termination by the Company for “Cause” as defined below, the following will apply:

(b)         Termination without Cause.  The Company may terminate the Executive’s employment without cause.  Such termination will become effective upon the date specified in the termination notice, provided that such date is at least 60 days from the date of such notice.  In the event of such termination without cause:

(i)              For the remainder of the Term following the effective date of termination, the Company will continue to pay the Executive her salary pursuant to Section 3(a).

(ii)              The Company will continue to maintain for the remainder of the Term following the effective date of termination, for the benefit of the Executive, the employee benefit programs referred to in Section 3(b) as in effect on the date of termination.

(iii)              On the effective date of termination, all options that were scheduled to vest will vest and will remain exercisable for a period of three years from the date of termination.

(c)         Termination for Cause.  The Company may terminate the Executive’s employment at any time for cause by giving written notice of termination setting forth such cause.  Such termination shall become effective upon the giving of such notice, except that, where the basis for cause is capable of cure within 30 days, termination based upon cause shall not become effective unless Executive shall fail to complete such cure within 30 days of receipt of written notice of the existence of such cause. Upon such termination the Executive shall have no right to compensation, commission, bonus, benefits or reimbursement pursuant to this Agreement, for any period subsequent to the effective date of termination.  Further, upon termination for cause, all of the Executive’s unvested stock options shall terminate. For purposes of this section, “cause” shall mean; (1) the Executive is convicted of a felony; (2) the Executive, in carrying out her duties hereunder, commits gross negligence or willful misconduct resulting, in either case, in material harm to the Company; (3) the Executive misappropriates Company funds or otherwise defrauds the Company; (4) the Executive materially breaches any provision of this Agreement; or (5) the Executive materially fails to perform her duties under section 4.

(d)         Death or Disability.  Upon the death or disability of the Executive, the Executive shall be entitled to and the Company will pay the Executive’s salary from the date of death or from the date of disability through the end of the Term. (For purposes of this Section, “disability” shall mean that for a period of six months in any 12-month period the Executive is incapable of substantially fulfilling her duties because of physical, mental or emotional incapacity arising from injury, sickness or disease.)  Should the Executive be rendered disabled, the Company will continue to maintain for the benefit of the Executive the employee benefit programs referred to in Section 3(b) that were in effect on the date of the disability.

(e)         Special Termination.  In the event that (i) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (ii) any entity or person not now an executive officer of the Company becomes either individually or as part of a group the beneficial owner of 20% or more of the Company’s common stock, the Executive, by written notice to the Company, may elect to deem the Executive’s employment hereunder to have been terminated by the Company without cause under Section 2(b) hereof, in which event the Executive shall be entitled to the compensation provided for in Section 2(b).

(f)         Voluntary Termination. The Executive, on 30 days prior written notice to the Company, may terminate her employment voluntarily.  Upon such termination, the Company will pay the Executive’s compensation through the date of such termination.  After such date, the Executive shall no longer be entitled to receive any compensation, reimbursement or benefits and all unvested stock options shall terminate upon termination of the Executive’s employment.

Upon termination of Ms. O’Brien’s employment agreement without “cause” or by change of control as defined in paragraph (e) Special Termination (iii), we will be obligated to pay the balance of compensation due on her one-year contract which commenced on September 15, 2007.  Assuming such termination occurred on June 30, 2008, we estimate that amount to be $28,750.

Director Compensation – Fiscal 2008

As of October 1, 2004 the annual base rate for director compensation was increased from $8,000 to $12,000 for each non-employee director payable quarterly, and annual option grants of 200,000 shares vesting 50,000 shares per quarter.  New directors will receive stock options of 100,000 shares for the first year of service and 200,000 shares per year for the second year and each year thereafter.  Our Board of Directors consists of two Co-Chairmen, one of whom is Chairman of the Audit Committee and the other is Chairman of the Compensation Committee.  The annual base rate for the Co-Chairmen was increased on October 1, 2004 from $8,000 to $20,000.  No additional base compensation is paid for serving on the Audit Committee or Compensation Committee.  Board members are paid $800 per diem fees for days in which a board meeting is attended or a non-employee board member is otherwise required to visit the Company or spend a significant amount of a day working on Company matters (“workshop days”).  We reimburse travel expenses for attending board meetings and expenses associated with workshop days.

The following table sets forth certain information regarding the compensation of our directors (other than directors who are also Named Executive Officers) for the fiscal year ended June 30, 2008.

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All other
Name and	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	($)	($)	($)	($)	($)	($)	($)
Jay Bendis(1)	36,079	-	15,467	-	-	-	51,546

Patrick Gorman(2)	34,479	-	13,333	-	-	-	47,812

Sherman Lazrus(3)	20,527	-	12,400	-	-	-	32,927

Edward Rolquin(4)	17,333	-	7,467	-	-	-	24,800

(1)	Mr. Bendis had 1,100,000 stock options outstanding as of June 30, 2008 of which 750,000 are fully vested.
(2)	Mr. Gorman had 1,100,000 stock options outstanding as of June 30, 2008 of which 750,000 are fully vested.
(3)	Mr. Lazrus had 1,100,000 stock options outstanding as of June 30, 2008 of which 800,000 are fully vested.
(4)	Mr. Rolquin had 1,100,000 stock options outstanding as of June 30, 2008 of which 900,000 are fully vested.

Stock Option Plans
Our 1995 Stock Option Plan was approved by our Board of Directors and adopted by the shareholders at the March 1995 annual meeting.  The plan provided for the granting, exercising and issuing of incentive options pursuant to Internal Revenue Code, Section 422.

On August 30, 1999, we established an equity incentive plan.  The shareholders had to approve this plan within one year.  The maximum number of shares that could be granted under this plan was 15,000,000 shares of common stock and 5,000,000 shares of preferred stock.  The series, rights and preferences of the preferred stock were to be determined by our Board of Directors.  This plan also included any stock available for future stock rights under our 1995 Stock Option Plan.  On January 3, 2000 the Board of Directors decided to replace this equity incentive plan and adopted our 2000 Non-Statutory Stock Option Plan so as to provide a critical long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company.  On May 10, 2000 our shareholders approved the 2000 Non-Statutory Stock Option Plan, which was replaced with our 2002 Incentive and Non-Statutory Stock Option Plan approved by our shareholders on March 13, 2002.  Our Board of Directors has direct responsibility for the administration of the plan.

On February 4, 2004, the Board of Directors adopted our 2004 Non-Statutory Stock Option Plan (the “2004 Plan”), which was adopted by the shareholders on March 24, 2004 at our annual meeting to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company and its subsidiaries.  The maximum number of options that may be granted under the 2004 Plan shall be options to purchase 8,432,392 shares of Common Stock (5% of our issued and outstanding common stock as of February 4, 2004).  Options may be granted under the 2004 Plan for up to 10 years after the date of the 2004 Plan.  The 2004 Non-Statutory Stock Plan replaced the 2002 Incentive and Non-Statutory Stock Option Plan.

On August 24, 2005, the Board Of Directors resolved that the Company’s 1995, 2000, 2002 and 2004 Stock Option Plans and Stock Options Agreements that were entered into pursuant to these plans, be amended to increase the post-termination exercise period following the termination of the Optionee’s employment/directorship or in the event of change of control of the Company, to be three years from the date of termination or change of control, subject to those options that were vested as of the date of termination or change of control and subject to the original term of the option, which ever time is less.

On July 26, 2007, the Board of Directors adopted the Company’s 2007 Non-Statutory Stock Option Plan (the “2007 Plan”), which must be adopted by the shareholders at the annual meeting which must occur within one year of the Board’s adoption of the 2007 Plan.  The 2007 Plan will provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company.  The maximum number of options that may be granted under the 2007 Plan shall be options to purchase 15,693,358 shares of Common Stock (5% of our issued and outstanding common stock as of July 26, 2007).  Options may be granted under the 2007 Plan for up to 10 years after the date of the 2007 Plan.  The 2007 Non-Statutory Stock Plan replaced the 2004 Non-Statutory Stock Option Plan.

Security Ownership of Certain Beneficial Owners and Management.

The following table shows the beneficial ownership of our common stock as of September 11, 2008 regarding:

·	each person that we know of who beneficially owns more than 5% of the outstanding shares of our common stock,
·	each current director and executive officer, and
·	all executive officers and directors as a group.

Name and Address	Number of Shares Owned	% of Outstanding
of Beneficial Owner	Beneficially(1)(2)	Shares of Common Stock

Linda B. Grable	19,660,274(3)	5.5%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

Allan L. Schwartz	7,155,520(4)	2.0%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

Deborah O’Brien	1,537,000(5)	0.43%
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

All officers and directors	28,352,794(6)	7.93%
as a group (3 persons)

(1)
Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)
Percentage of ownership is based on 357,606,849 shares of common stock outstanding as of September 11, 2008 plus each person’s options that are exercisable within 60 days.  Shares of common stock subject to stock options that are exercisable within 60 days as of September 11, 2008 are deemed outstanding for computing the percentage of that person and the group.

(3)	Includes 3,250,000 shares subject to options and 16,410,274 shares owned by Linda B. Grable.
(4)	Includes 3,100,000 shares subject to options and 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.
(5)	Includes 1,027,000 shares subject to options.
(6)
Includes 7,377,000 shares subject to options held by Linda Grable, Allan Schwartz and Deborah O’Brien.  Also includes 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

Dividend Policy
To date, we have not declared or paid any dividends with respect to our common stock, and the current policy of the Board of Directors is to retain any earnings to provide for our growth.  We do not anticipate paying cash dividends on our common stock in the foreseeable future.

Certain Relationships and Related Transactions

The late Richard and Linda Grable were husband and wife.  Mrs. Grable continues to control a substantial portion of our outstanding stock.

In June 1998, IDSI signed an exclusive patent license agreement with Richard Grable.  The term of the license is for the life of the patent (17 years) and any renewals, subject to termination under specific conditions.  As consideration for this license, we issued Mr. Grable 7,000,000 shares of common stock and granted a royalty ranging from 6% to 10% of the dollar amount earned from each CTLM® sale before taxes minus the cost of the goods sold and commissions or discounts paid.  The royalty provisions do not apply to any sales prior to receipt of the PMA for the CTLM®.  In addition, following issuance of the PMA, IDSI Mr. Grable would be paid a minimum royalty of at least $250,000 per year.  Mr. Grable’s interest in the patent license agreement passed to his estate, of which Linda Grable is the principal beneficiary.

10-Q FINANCIAL INFORMATION

The financial statements and related notes to the financial statements from our report on Form 10-Q for the quarter ending March 31, 2009 are included in this Post Effective Amendment No. 1 to our S-1 Registration Statement, Amendment No. 3.

The financial statements included from our Form 10-Q filed on May 11, 2009, begin with page 3 and end with page 20.

Financial Statements from our Form 10-Q for the period ending March 31, 2009

Balance Sheet                                                              3

Statement of Operations                                            4

Statement of Cash Flows                                           5

Notes to Condensed Financial
Statements                                                   6

Management’s Discussion and
Analysis of Financial Condition
And Results               12

10-Q Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(A Development Stage Company)
Condensed Balance Sheet

Assets

	Mar. 31, 2009	Jun. 30, 2008
Current assets:	Unaudited	*
Cash	$72,244	$49,433
Accounts receivable, net of allowances for doubtful accounts
of $67,000 and $67,000, respectively	29,376	39,718
Loans receivable	57,357	57,357
Inventories, net of reserve of $408,000 and $408,000, respectively	618,573	647,169
Prepaid expenses	43,431	55,368

Total current assets	820,981	849,045

Property and equipment, net	359,263	495,076
Intangible assets, net	213,603	239,235

Total assets	$1,393,847	$1,583,356

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$1,772,398	$800,068
Customer deposits	146,114	126,114
Convertible debenture, net of debt discount of $191,942	370,058	-

Total current liabilities	2,288,570	926,182

Long-Term Liabilities:
Commitments and contingencies	-	-
Deferred Rent Liability	-	85,935
Deferred Gain - Sale of Building	-	1,040,000

Total Long-Term liabilities	-	1,125,935

Total liabilities	2,288,570	2,052,117

Stockholders equity (Deficit):
Common Stock	101,436,801	99,651,145
Additional paid-in capital	3,481,267	2,844,832
Deficit accumulated during development stage	(105,812,791)	(102,964,738)

Total stockholders' equity (Deficit)	(894,723)	(468,761)

Total assets and stockholders' equity (Deficit)	$1,393,847	$1,583,356

* Condensed from audited financial statements.

The accompanying notes are an integral part of these condensed financial statements.

3

10-Q Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(A Development Stage Company)
(Unaudited)
Condensed Statement of Operations

	Nine Months Ended		Three Months Ended		Since Inception
	March 31,		March 31,		Dec. 10, 2003 to
	2009	2008	2009	2008	Mar. 31, 2009
Net Sales	$8,294	$39,647	-	$2,695	$2,081,169
Cost of Sales	8,549	20,944	-	2,695	894,108

Gross Profit	(255)	18,703	-	-	1,187,061

Operating Expenses:
General and administrative	1,886,307	2,113,325	483,390	639,843	54,496,608
Research and development	1,028,282	1,524,290	210,484	597,418	21,495,579
Sales and marketing	469,301	880,954	102,114	235,461	8,626,674
Inventory valuation adjustments	17,255	107,379	4,308	63,855	4,687,640
Depreciation and amortization	157,977	142,305	52,659	47,486	3,112,862
Amortization of deferred compensation	-	-	-	-	4,064,250

	3,559,122	4,768,253	852,955	1,584,063	96,483,613

Operating Loss	(3,559,377)	(4,749,550)	(852,955)	(1,584,063)	(95,296,552)

Gain on sale of fixed assets	1,181,894	1,609,525	-	1,609,525	2,794,565
Interest income	31	12,725	-	6,021	307,796
Other income	3,837	75,406	733	75,406	762,254
Other income - LILA Inventory	(66)	(69,127)	(66)	(69,127)	(69,193)
Interest expense	(474,372)	(23,748)	(188,637)	-	(7,463,901)

Net Loss	(2,848,053)	(3,144,769)	(1,040,925)	37,762	(98,965,031)

Dividends on cumulative Preferred stock:
From discount at issuance	-	-	-	-	(5,402,713)
Earned	-	-	-	-	(1,445,047)

Net loss applicable to
common shareholders	$(2,848,053)	$(3,144,769)	$(1,040,925)	$37,762	$(105,812,791)

Net Loss per common share:
Basic and Diluted:
Net loss per common share	$(0.01)	$(0.01)	$(0.00)	$0.00	$(0.69)

Weighted average number
of common shares	402,381,227	318,026,250	409,508,056	319,185,450	152,942,108

The accompanying notes are an intergral part of these condensed financial statements.

4

10-Q Financial Table of Contents

IMAGING DIAGNOSTIC SYSTEMS, INC.
(A Development Stage Company)
Condensed Statement of Cash Flows

	Nine Months		Since Inception
	Ended December 31,		(12/10/93) to
	2009	2008	Mar. 31, 2009
Cash flows from operations:
Net loss	$(2,848,053)	$(3,144,769)	$(98,965,031)
Changes in assets and liabilities	718,724	(980,747)	28,898,209
Net cash used in operations	(2,129,329)	(4,125,516)	(70,066,822)

Cash flows from investing activities:
Proceeds from sale of property & equipment	2,400	4,400,027	4,390,015
Capital expenditures	(1,231)	(5,690)	(7,587,027)
Net cash provided by (used in) for investing activities	1,169	4,394,337	(3,197,012)

Cash flows from financing activities:
Repayment of capital lease obligation	-	-	(50,289)
Other financing activities	800,000	(250,000)	6,635,029
Proceeds from issuance of preferred stock	-	-	18,039,500
Net proceeds from issuance of common stock	1,350,971	275,000	48,711,838

Net cash provided by financing activities	2,150,971	25,000	73,336,078

Net increase in cash	22,811	293,821	72,244

Cash, beginning of period	49,433	477,812	-

Cash, end of period	$72,244	$771,633	$72,244

The accompanying notes are an intergral part of these condensed financial statements.

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IMAGING DIAGNOSTIC SYSTEMS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

We have prepared the accompanying unaudited condensed financial statements of Imaging Diagnostic Systems, Inc. in accordance with generally accepted accounting principles for interim financial information and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In our opinion, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.  Operating results for the three and nine month period ended March 31, 2009 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending June 30, 2009.  These condensed financial statements have been prepared in accordance with Financial Accounting Standards No. 7 (FAS 7), Development Stage Enterprises, and should be read in conjunction with our condensed financial statements and related notes included in our Annual Report on Form 10-K filed on September 12, 2008.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses incurred during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN

Imaging Diagnostic Systems, Inc. (“IDSI”) is a development stage enterprise and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt and/or equity financing.  IDSI has yet to generate a positive internal cash flow, and until significant sales of our product occur, we are dependent upon debt and equity funding.  See Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

In the event that we are unable to obtain debt or equity financing or we are unable to obtain such financing on terms and conditions acceptable to us, we may have to cease or severely curtail our operations, which would materially impact our ability to continue as a going concern.  Management has been able to raise the capital necessary to reach this stage of product development and has been able to obtain funding for capital requirements to date.  Recently we have relied on raising additional capital through our Sixth Private Equity Credit Agreement dated April 21, 2008; through the sale of a one-year $400,000 senior secured convertible debenture dated August 1, 2008 and a second one-year $400,000 senior secured convertible debenture dated November 20, 2008; and through the exercise in December 2008 and January 2009 of warrants issued in connection with the initial debenture.  See Part II, Item 5. Other Information – “Financing/Equity Line of Credit.”  We plan to raise additional capital through our Sixth Private Equity Credit Agreement or other sources of financing.  In the event we are unable to draw adequate funds from our private equity line, alternative financing will be required to continue operations, and there is no assurance that we will be able to obtain alternative financing on commercially reasonable terms.  There is no assurance that, if and when Food and Drug Administration (“FDA”) marketing clearance is obtained, the CTLM® will achieve market acceptance or that we will achieve a profitable level of operations.

We currently manufacture and sell our sole product, the CTLM® - Computed Tomography Laser Mammography.  We are appointing distributors and installing collaboration systems as part of our global commercialization program.  We have sold 13 systems as of March 31, 2009; however, we continue to operate as a development stage enterprise because we have yet to produce significant revenues.  We are attempting to create increased product awareness as a foundation for developing markets through an international distributor network.  We may be able to

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exit FAS 7 Development Stage Enterprise reporting upon two successive quarters of sufficient revenues such that we would not have to utilize other funding to meet our quarterly operating expenses.

NOTE 3 - INVENTORY

Inventories included in the accompanying condensed balance sheet are stated at the lower of cost or market as summarized below:

	March 31, 2009	June 30, 2008
	Unaudited
Raw materials consisting of purchased parts, components and supplies	$550,689	$578,144
Work-in-process including units undergoing final inspection and testing	28,972	28,939
Finished goods	446,912	448,086

Sub-Total Inventories	$1,026,573	1,055,169

Less Inventory Reserve	(408,000)	(408,000)

Total Inventory - Net	$618,573	$647,169

We review our Inventory for parts that have become obsolete or in excess of our manufacturing requirements and our Finished Goods for valuation pursuant to our Critical Accounting Policy for Inventory.  For the fiscal year ending June 30, 2008 since such finished goods are being utilized for collecting data for the PMA, we reclassified the net realizable value of $311,252 of CTLM® systems in Inventory to Clinical equipment.  For the fiscal year ending June 30, 2007 we had identified $408,000 of Inventory that we deem impaired due to the lack of inventory turnover, which was recorded as Inventory Reserve.  No further Inventory Reserve was recorded for the quarter ending March 31, 2009.

NOTE 4 - REVENUE RECOGNITION

We recognize revenue in accordance with the guidance provided in SEC Staff Accounting Bulletin No. 104.  We sell our medical imaging products, parts, and services to independent distributors and in certain unrepresented territories directly to end-users.  Revenue is recognized when persuasive evidence of a sales arrangement exists, delivery has occurred such that title and risk of loss have passed to the buyer or services have been rendered, the selling price is fixed or determinable, and collectibility is reasonable assured.  Unless agreed otherwise, our terms with international distributors provide that title and risk of loss passes F.O.B. origin.

To be reasonably assured of collectibility, our policy is to minimize the risk of doing business with distributors in countries which are having difficult financial times by requesting payment via an irrevocable letter of credit (“L/C”) drawn on a United States bank prior to shipment of the CTLM®.  It is not always possible to obtain an L/C from our distributors so in these cases we must seek alternative payment arrangements which include third-party financing, leasing or extending payment terms to our distributors.

NOTE 5 - RECENT ACCOUNTING PRONOUNCEMENTS

All other issued but not yet effective accounting pronouncements have been deemed to be not applicable hence when adopted these new accounting pronouncements are not expected to have any impact on the financial position of the company.

In October 2008, FASB issued FSP SFAS No. 157-3, Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (“FSP 157-3”), to clarify the application of the provisions of SFAS 157 in an inactive market and how an entity would determine fair value in an inactive market.  FSP 157-3 is effective

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immediately and applies to the Company’s September 30, 2008 financial statements.  The application of the provisions of FSP 157-3 did not materially affect the Company’s results of operations or financial condition as of and for the periods ended December 31, 2008.

In April 2008, the Financial Accounting Standards Board (FASB) Staff Position (FSP) No. 142-3, Determination of the Useful Life of Intangible Assets, was finalized.  FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  The Position applies to intangible assets that are acquired individually or with a group of other assets and both intangible assets acquired in business combinations and asset acquisitions.  The Company is currently evaluating the provisions of FSP No. 142-3 and the resulting impact of adoption on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which replaces SFAS No. 141, Business Combinations. SFAS No. 141R establishes the principles and requirements for how an acquirer recognizes and measures the identifiable assets acquired, the liabilities assumed, the goodwill acquired and any noncontrolling interest in the acquiree.  SFAS No. 141R also establishes the disclosure requirements for a business combination.  The provisions of SFAS No. 141R are effective for the Company’s 2010 fiscal year, beginning on July 1, 2009.  The Company is currently evaluating the provisions of SFAS No.141R and the resulting impact of adoption on its financial statements.

Also in December 2007, the FASB ratified the consensus reached by the Emerging Issues Task Force (EITF) on Issue No. 07-1, Accounting for Collaborative Arrangements. EITF 07-1 defines collaborative arrangements and establishes reporting and disclosure requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties.  The provisions of EITF 07-1 are effective for the Company’s 2010 fiscal year, beginning on July 1, 2009. The Company is currently evaluating the provisions of EITF 07-1 and the resulting impact of adoption on its financial statements.

In December 2007, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 110 (“SAB 110”) which provides guidance to allow eligible public companies to continue to use a simplified method for estimating the expense of stock options if their own historical experience isn’t sufficient to provide a reasonable basis.  Since we have limited experience in determining expected term of “plain vanilla” share options, we will continue to use the simplified method as discussed in SAB No. 107.

In May 2008, the FASB issued SFAS No.162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP.  SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  SFAS No. 162 is effective for fiscal years beginning after November 15, 2008. We are currently assessing the impact, if any, SFAS 162 will have on our financial statements.

We have reviewed recent FASB pronouncements Statement No. 159, regarding the fair value option for financial assets and financial liabilities; Statement No. 141R, regarding business combinations; Statement No. 160, regarding non-controlling interests in Consolidated Financial Statements; Statement No. 161, regarding disclosures about derivative instruments and hedging activities; and FSP SFAS No. 157-3, regarding determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (“FSP 157-3”), to clarify the application of the provisions of SFAS 157 in an inactive market and how an entity would determine fair value in an inactive market and have determined that they are not applicable.

NOTE 6 – STOCK-BASED COMPENSATION

Prior to the adoption of SFAS 123(R), we accounted for stock-based compensation issued to our employees using the intrinsic value method.  Accordingly, compensation cost for stock options issued was measured as the excess, if

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any, of the fair value of our common stock at the date of grant over the exercise price of the options.  The pro forma net earnings per share amounts were reported as if the fair value method had been used.  As awards were granted at an exercise price equal to the market value of the underlying common stock on the date of the grant, no stock-base compensation cost was reflected in net income prior to July 1, 2005.  Effective July 1, 2005, the Company adopted SFAS 123(R) “Share-Based Payment” and began recognizing compensation expense for its stock based payments based on the fair value of the rewards under the modified prospective application method.

For purposes of the following disclosures the weighted-average fair value of options has been estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants for the three months ended March 31, 2009: no dividend yield; expected volatility of 133%; risk-free interest rate of 4%; and an expected eight-year term for options granted.  For the quarter ending March 31, 2009, the net income and earnings per share reflect the actual deduction for option expense as a non-cash compensation expense.

Options granted to non-employees, including lenders and consultants, are accounted for in accordance with the provisions of SFAS No.123 and Emerging Issues Task Force (“EITF”) Consensus No.96-18, “Accounting for Equity Instruments That Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The Company applies the Black-Scholes method to determine the estimated fair value of such awards, which are periodically re-measured as they vest. The resulting value is recognized as an expense over the period of services received or the term of the related financing.

Stock-based compensation expense recorded during the three months ended March 31, 2009, was $76,450 compared to $20,616 from the corresponding period in fiscal 2008.  In connection with the Sale/Lease-Back of our commercial building, we recorded $3,563 as non-qualified stock option expense for the three months ended March 31, 2009.  See “Item 2, Results of Operations, Liquidity and Capital Resources, Sale/Lease-Back”.

The weighted average fair value per option at the date of grant for the three months ended March 31, 2009 and 2008, using the Black-Scholes Option-Pricing Model was $.01 and $.0502, respectively.  The weighted average fair value per option at the date of grant for the nine months ended March 31, 2009 and 2008, using the Black-Scholes Option-Pricing Model was $.0124 and $.0426, respectively.  Assumptions were as follows:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Expected Volatility(1)	131.31%	76.89%	133.21%	62.04%
Risk Free Interest Rate(2)	4%	5%	4%	5%
Expected Term(3)	8 yrs	8 yrs	8 yrs	8 yrs

(1)  We calculate expected volatility through a mathematical formula using the last day of the week’s closing stock price for the previous 61 weeks prior to the option grant date.  The expected volatility for the three and nine months ending March 31, 2009 and 2008 in the table above are weighted average calculations.

(2)  We lowered our risk-free interest rate from 5% to 4% for stock option expensing effective for the quarter ending December 31, 2008.  If a significant increase or decrease occurs in the zero coupon rate of the U.S Treasury Bond, a new rate will be set.  The decrease in the risk-free interest rate will decrease compensation expense.

(3)  Our expected term assumption of eight years was based upon the guidance provided by SEC Staff Accounting Bulletin 107 enabling us to use the simplified method for “plain vanilla” options for this calculation.  This provision may be used for grants made on or before December 31, 2007.  On December 21, 2007 further guidance was provided by SEC Staff Accounting Bulletin 110 stating that the SEC staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007.

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NOTE 7 - COMMON STOCK ISSUANCES – PRIVATE EQUITY CREDIT AGREEMENT

During the third quarter ending March 31, 2009, we drew $250,000 on our Sixth Private Equity Credit Agreement with Charlton Avenue LLC (Charlton).  For the three months ended March 31, 2009, we recorded deemed interest expense of $25,781 for our private equity credit agreement.  See Item 5.  Other Information – “Financing/Equity Line of Credit”  Subsequent to the end of the third quarter, we drew $295,000 and issued 53,595,391 shares of common stock to Charlton through the date of this report.

NOTE 8 –SALE/LEASE-BACK OF BUILDING

During the third quarter ending March 31, 2008, we received $1,650,027 in cash pursuant to a Sale/Lease-back Agreement with Superfun B.V., with respect to our commercial building.  In our Form 10-Q for the first quarter ending September 30, 2007, we disclosed that we had received advanced payments totaling $2.2 million and had placed the deed to our property in escrow.  In our Form 10-Q for the second quarter ending December 31, 2007, we disclosed that we had received advanced payments totaling $550,000.

On March 31, 2008, we closed the sale of our commercial building for $4.4 million to Bright Investments LLC (“Bright”), an unaffiliated third-party and a sister company to Superfun B.V. pursuant to our September 13, 2007 sale/lease-back agreement with Superfun B.V.  We received payments of $2,200,000 in the quarter ending September 30, 2007, $550,000 in the quarter ending December 31, 2007, and $1,650,027 in the quarter ending March 31, 2008.  We recorded the advanced payments received as a current liability on the Balance Sheet which was carried until we received the full payment of $4.4 million.  At that time we conveyed title to our property and executed the five year lease.  Pursuant to FAS-98, we recorded the sale, removed the sold property and its related liabilities from the Balance Sheet and deferred the gain over the five year term of the operating lease in accordance with the provisions of FAS-13 amended by FAS-28.  We computed the amount of gain on the sale portion of the sale/lease-back in accordance with the provisions of FAS-66.  In this regard, we recorded a gain of $1,609,525 and recorded a deferred gain of $1,040,000, which is the present value of the lease payments over the five year term of the lease.  We planned to amortize the deferred gain in proportion to the gross rental charged to expense over the lease term.  The lease provided a six-month rent holiday with rent payments commencing on September 14, 2008.  To account for the rent holiday, we recorded $13,935 for Rent Expense from March 14th to March 31st and accrued that amount as a deferred rent liability.  From April 1st to September 14th, we recorded rent expense of $24,000 per month and accrued that amount as a deferred rent liability. The $144,000 deferred rent liability will be amortized on a straight-line basis over the lease term.  See “Item 2, Results of Operations, Liquidity and Capital Resources, Sale/Lease-Back.

The lease provided that either party may cancel the lease without penalty or fault upon 180 days prior notice given to the other party.  On April 29, 2008, we gave six months prior written notice of termination of our lease of our Plantation, Florida facility as part of our cost cutting initiatives.  On September 24, 2008, we gave notice to Bright that we vacated the Plantation, Florida premises.  Because of our termination of the lease, we accelerated the deferred gain of $1,040,000 on the sale of our commercial building and accelerated amortization of the deferred rent liability of $144,000 and recorded the accrual of 45 days of rent expense in the amount of $35,506.85 for the period September 15th to October 28th.

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NOTE 9 – DEBT DISCOUNT

In connection with the sale of a $400,000 convertible debenture on August 1, 2008 to Whalehaven Capital Fund Limited. (“Whalehaven”), we recorded interest expense to amortize the debt discount in the amount of $100,000 during the period ending March 31, 2009.

In connection with the sale of a $400,000 convertible debenture on November 21, 2008 to Whalehaven and Alpha Capital Anstalt (“Alpha”), we recorded interest expense to amortize the debt discount in the amount of $33,699 during the period ending March 31, 2009.  See “Part II, Item 5, Financing/Equity Line of Credit, Debenture Private Placement.”

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

FORWARD LOOKING STATEMENTS

The following discussion of the financial condition and results of operations of Imaging Diagnostic Systems, Inc. should be read in conjunction with the Management’s Discussion and Analysis of Financial Condition and Results of Operations; the Condensed Financial Statements; the Notes to the Financial Statements; the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which are incorporated herein by reference; and all our other filings, including Current Reports on Form 8-K, filed with the SEC through the date of this report.  This quarterly report on Form 10-Q contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements using terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “projects”, “potential,” or “continue,” or the negative or other comparable terminology regarding beliefs, plans, expectations, or intentions regarding the future.  These forward-looking statements involve substantial risks and uncertainties, and actual results could differ materially from those discussed and anticipated in such statements.  Factors that could cause actual results to materially differ include, without limitation, the timely and successful completion of our U.S. Food and Drug Administration (“FDA”) pre-market approval (“PMA”) clinical trials; the timely and successful submission of our PMA application to the FDA; manufacturing risks relating to the CTLM®, including our reliance on a single or limited source or sources of supply for some key components of our products as well as the need to comply with especially high standards for those components and in the manufacture of optical imaging products in general; uncertainties inherent in the development of new products and the enhancement of our existing CTLM® product, including technical and regulatory risks, cost overruns and delays; our ability to accurately predict the demand for our CTLM® product as well as future products and to develop strategies to address our markets successfully; the early stage of market development for medical optical imaging products and our ability to gain market acceptance of our CTLM® product by the medical community; our ability to expand our international distributor network for both the near and longer-term to effectively implement our globalization strategy; our dependence on senior management and key personnel and our ability to attract and retain additional qualified personnel; risks relating to financing utilizing our Private Equity Credit Agreement or other working capital financing arrangements; technical innovations that could render the CTLM® or other products marketed or under development by us obsolete; competition; risks and uncertainties relating to intellectual property, including claims of infringement and patent litigation; risks relating to future acquisitions and strategic investments and alliances; and reimbursement policies for the use of our CTLM® product and any products we may introduce in the future. These risks and uncertainties include, but are not limited to, those described above or elsewhere in this quarterly report.  All forward-looking statements and risk factors included in this document or incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, are made as of the date of this report based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements or risk factors.  You are cautioned not to place undue reliance on these forward-looking statements.

OVERVIEW

Imaging Diagnostic Systems, Inc. (“IDSI”) is a development stage medical technology company.  Since its inception in December 1993, we have been engaged in the development and testing of a Computed Tomography Laser Breast Imaging System for detecting breast cancer (CT Laser Mammography or, "CTLM®").  We are currently in the process of commercializing the CTLM® in certain international markets where approvals to market have been secured although CTLM® is not yet approved for sale in the U.S.  CTLM® is a Class III medical device and we are continuing efforts to secure the Food and Drug Administration’s PreMarket Approval based upon clinical studies.  CTLM® has been declared a Non-Significant risk (NSR) device when used for our intended use.

The CTLM® system is a CT-like scanner, but its energy source is a laser beam and not ionizing x-radiation such as is used in conventional x-ray mammography or CT scanners.  The advantages of imaging without ionizing radiation may be significant in our markets.  CTLM® is an emerging new imaging modality offering the potential of molecular functional imaging, which can visualize the process of angiogenesis which may be used to distinguish between benign and malignant tissue.  X-ray mammography is a well-established method of imaging the breast but has

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limitations especially in dense breast cases.  Ultrasound is often used as an adjunct to mammography to help differentiate tumors from cysts or to localize a biopsy site.  The CTLM® is being marketed as an adjunct to mammography not a replacement for it, to provide the radiologist with additional information to manage the clinical case. We believe that the adjunctive use of CT Laser Mammography may help diagnose breast cancer earlier, reduce diagnostic uncertainty especially in mammographically dense breast cases, and may help decrease the number of biopsies performed on benign lesions.  The CTLM® technology is unique and patented.  We intend to develop our technology into a family of related products.  We believe these technologies and clinical benefits constitute substantial markets for our products well into the future.

As of the date of this report we have had no substantial revenues from our operations and have incurred net losses applicable to common shareholders since inception through March 31, 2009 of $105,812,791 after discounts and dividends on preferred stock.  We anticipate that losses from operations will continue for at least the next 12 months, primarily due to an anticipated increase in marketing and manufacturing expenses associated with the international commercialization of the CTLM®, expenses associated with our FDA Pre-Market Approval (“PMA”) process, and the costs associated with advanced product development activities.  There can be no assurances that we will obtain the PMA, that the CTLM® will achieve market acceptance or that sufficient revenues will be generated from sales of the CTLM® to allow us to operate profitably.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to customer programs and incentives, inventories, and intangible assets.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those involving significant judgments and uncertainties which could potentially result in materially different results under different assumptions and conditions.  Application of these policies is particularly important to the portrayal of the financial condition and results of operations.  We believe the accounting policy described below meets these characteristics.  All significant accounting policies are more fully described in the notes to the financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2008.

Inventory

Our inventories consist of raw materials, work-in-process and finished goods, and are stated at the lower of cost (first-in, first-out) or market.  As a designer and manufacturer of high technology medical imaging equipment, we may be exposed to a number of economic and industry factors that could result in portions of our inventory becoming either obsolete or in excess of anticipated usage.  These factors include, but are not limited to, technological changes in our markets, our ability to meet changing customer requirements, competitive pressures in products and prices and reliability, replacement and availability of key components from our suppliers.  We evaluate on a quarterly basis, using the guidance of ARB 43, Chapter 4, Statement 5, our ability to realize the value of our inventory based on a combination of factors including the following: how long a system has been used for demonstration or clinical collaboration purposes; the utility of the goods as compared to their cost; physical obsolescence; historical usage rates; forecasted sales or usage; product end of life dates; estimated current and future market values; and new product introductions.  Assumptions used in determining our estimates of future product demand may prove to be incorrect, in which case excess and obsolete inventory would have to be adjusted in the future.  If we determined that inventory was overvalued, we would be required to make an inventory valuation adjustment at the time of such determination.  Although every effort is made to ensure the accuracy of our forecasts

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of future product demand, significant unanticipated changes in demand could have a significant negative impact on the value of our inventory and our reported operating results. Additionally, purchasing requirements and alternative usage avenues are explored within these processes to mitigate inventory exposure.

Stock-Based Compensation

The computation of the expense associated with stock-based compensation requires the use of a valuation model.  SFAS 123(R) is a very complex accounting standard, the application of which requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation.  We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options.  We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data.  However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards.  SFAS 123(R) requires the recognition of the fair value of stock compensation in net income.  Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

RESULTS OF OPERATIONS

SALES AND COST OF SALES

We are continuing to develop our international markets through our global commercialization program.  In the quarter ended March 31, 2009, we recorded revenues of $0 representing a decrease of $2,695 or 100% from $2,695 during the quarter ended March 31, 2008.  The Cost of Sales during the quarter ended March 31, 2009, was $0 representing a decrease of $2,695 or 100% from $2,695 during the quarter ended March 31, 2008.  No CTLM® Systems were sold in the quarter ended March 31, 2009.  See Item 5.  Other Information – “Other Recent Events”

Revenues for the nine months ended March 31, 2009, were $8,294 representing a decrease of $31,353 or 79% from $39,647 in the corresponding period in 2008.  The Cost of Sales during the nine months ended March 31, 2009, was $8,549 representing a decrease of $12,395 or 59% from $20,944 in the corresponding period in 2008.

Other Income for the three and nine months ended March 31, 2009, was $3,837 and $6,279, respectively, representing the sale of the LILA Inventory, use of our facilities and consulting with our engineers pursuant to the Bioscan Agreement (See Item 5, Other Information, “Laser Imager for Lab Animals”).

GENERAL AND ADMINISTRATIVE

General and administrative expenses during the three months and nine months ended March 31, 2009, were $483,390 and $1,886,307, respectively, representing decreases of $156,453 or 24% and $227,018 or 11%, from $639,843 and $2,113,325 in the corresponding periods in 2008.  Of the $483,390, compensation and related benefits comprised $365,209 (76%), compared to $384,320 (60%), during the three months ended March 31, 2008.  Of the $365,209 and $384,320, compensation and related benefits, $72,679 (25%) and $18,500 (5%), respectively, were due to non-cash compensation related to expensing stock options.

Of the $1,886,307, compensation and related benefits comprised $1,108,581 (59%), compared to $1,329,884 (63%), during the nine months ended March 31, 2008.  Of the $1,108,581 and 1,329,884 compensation and related benefits, $104,777 (10%) and $103,546 (8%), respectively, were due to non-cash compensation related to expensing stock options.

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The three-month decrease of $156,453 is a net result.  The significant decreases were $19,111 in compensation and related benefits as a result of fewer employees during the current quarter; $48,661 in Board Meeting expenses as a result of not having independent directors during the period; $30,000 in consulting expenses; as a result of the sale of our Plantation facility and other cost savings initiatives; we had a decrease of $42,639 in insurance costs; $10,719 in utility and telephone expenses; and $11,700 in maintenance and repairs.  The decreases were partially offset by an increase of $4,346 in the maintenance of our existing patents.

The nine-month decrease of $227,018 is a net result.  The significant decreases were $221,304 in compensation and related benefits as a result of fewer employees during the period; $112,581 in Board Meeting expenses as a result of not having independent directors during the period; and as a result of the sale of our Plantation facility $32,218 in maintenance and repairs; $102,204 in insurance costs; and $27,921 in utility and telephone expenses.  The decreases were partially offset by increases of $162,792 in rent expense; $66,266 in legal expenses involving corporate and securities matters; and $64,000 in placement fees in connection with the sale of our two $400,000 convertible debentures.

We do not expect a material increase in our general and administrative expenses until we realize significant revenues from the sale of our product.

RESEARCH AND DEVELOPMENT

Research and development expenses during the three and nine months ended March 31, 2009, were $210,484 and $1,028,282, respectively, representing decreases of $386,934 or 65% and $496,008 or 33%, from $597,418 and $1,524,290 in the corresponding periods in 2008.  Of the $210,484, compensation and related benefits comprised $161,824 (77%), compared to $251,459 (42%) during the three months ended March 31, 2008.  Of the $161,824 and $251,459 compensation and related benefits, $3,246 (2%) and $1,340 (1%), respectively, were due to non-cash compensation related to expensing stock options.

Of the $1,028,282, compensation and related benefits comprised $602,533 (59%), compared to $812,064 (53%) during the nine months ended March 31, 2008.  Of the $602,533 and $812,064 compensation and related benefits, $11,047 (1%) and $10,118 (2%), respectively, were due to non-cash compensation related to expensing stock options.

The three-month decrease of $386,934 is due primarily to $89,635 in compensation and related benefits as a result of a reduction in staff; $52,256 in clinical expenses due to the variable costs associated with our PMA clinical trials; $144,041 in consulting expenses primarily associated with the monitoring of our PMA; $38,756 in FDA legal expenses; $31,836 in travel related expenses; $4,666 in the maintenance of our patent applications; and $15,066 in research and development expenses.

The nine-month decrease of $496,008 is due primarily to $209,531 in compensation and related benefits as a result of a reduction in staff; $63,244 in research and development expenses; and $76,730 in clinical expenses due to the variable costs associated with our PMA clinical trials; $69,277 in travel related expenses; and $69,507 in consulting expenses primarily associated with the monitoring and data management of our PMA and various consultants involved with design engineering, software engineering and research by our consulting radiologist.

We expect a significant increase in research and development expenses in fiscal 2009 due to the ongoing cost of completing our PMA clinical trials in the United States.  We also expect consulting expenses and professional fees to increase due to PMA activities.  See Item 5. Other Information - “Recent Developments, Regulatory Matters”.

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10-Q Financial Table of Contents

SALES AND MARKETING

Sales and marketing expenses during the three and nine months ended March 31, 2009, were $102,114 and $469,301, respectfully, representing decreases of $133,347 or 57% and $411,653 or 47%, from $235,461 and $880,954 in the corresponding periods in 2008.  Of the $102,114, compensation and related benefits comprised $29,783 (11%), compared to $47,135 (12%) during the three months ended March 31, 2008.  Of the $29,783 and $47,135 compensation and related benefits, $525 (2%) and $776 (2%), respectively, were due to non-cash compensation related to expensing stock options.

Of the $469,301, compensation and related benefits comprised $84,519 (18%), compared to $142,484 (16%) during the nine months ended March 31, 2008.  Of the $84,519 and $142,484 compensation and related benefits, $1,544 (2%) and $2,327 (2%), respectively, were due to non-cash compensation related to expensing stock options.

The three-month decrease of $133,347 is primarily due to decreases of $22,740 in compensation and related benefits due to a reduction in marketing support staff; $36,326 in travel expenses for sales calls, installation, training and service; $23,927 in representative office expenses in Beijing, China; $12,835 in advertising and promotion; $11,953 in trade show expenses; and $17,440 in marketing related consulting expenses.

The nine-month decrease of $411,653 is primarily due to decreases of $57,965 in compensation and related benefits due to a reduction in marketing support staff; $180,055 in travel expenses for sales calls, installation, training and service; $54,642 in freight charges as a result of transportation charges, customs fees, duties and taxes associated with CTLM® systems we shipped internationally in the previous period; $36,920 in advertising and promotion; $43,800 in marketing related consulting expenses; and $29,266 in representative office expense.

We expect commissions, trade show expenses, advertising and promotion and travel and subsistence costs to increase as we continue to implement our global commercialization program.

AGGREGATED OPERATING EXPENSES

In comparing our total operating expenses (general and administrative, research and development, sales and marketing, inventory valuation adjustments and depreciation and amortization) in the three months ended March 31, 2009 and 2008, which were $852,955 and $1,584,063 respectively, we had a decrease of $731,108 or 46%.

In comparing our total operating expenses (general and administrative, research and development, sales and marketing, inventory valuation adjustments and depreciation and amortization) in the nine months ended March 31, 2009 and 2008, which were $3,559,122 and $4,768,253 respectively, we had a decrease of $1,209,131 or 25%.

The decrease of $731,108 in the three-month comparative period was primarily due to decreases of $156,453 in general and administrative expenses; $386,934 in research and development expenses; and $133,347 in sales and marketing expenses.

The decrease of $1,209,131 in the nine-month comparative period was primarily due to decreases of $227,018 in general and administrative expenses; $496,008 in research and development expenses; and $411,653 in sales and marketing expenses. We expect a significant increase in research and development expenses throughout the balance of fiscal 2009 due to the cost of finishing our PMA clinical trials in the United States and submission of our PMA application to the FDA.  We also expect consulting expenses and professional fees to increase due to PMA activities.

Inventory Valuation Adjustments during the three and nine months ended March 31, 2009, were $17,255 and $4,308, respectively, representing decreases of $59,547 or 93% and $90,124 or 84%, from the corresponding periods in 2008.  The decrease is due to a reduction in the write-down of systems that have lost value to due usage as demonstrators on consignment.

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10-Q Financial Table of Contents

Compensation and related benefits during the three and nine months ended March 31, 2009, were $552,798 and $1,795,632, respectively, representing a decrease of $131,485 or 19% and $488,800 or 21% from $684,284 and $2,284,432, respectively, during the three and nine months ended March 31, 2008.  Of the $552,798 and $1,795,632 compensation and related benefits, $76,450 (16%) and $116,439 (7%), respectively, were due to non-cash compensation associated with expensing stock options, which was an increase of $55,834 or 271% from $20,616 and a decrease of $481 or 0% from $116,920 during the three and nine months ended March 31, 2008.

Interest expense during the three and nine months ended March 31, 2009, was $188,637 and $474,372, respectively, representing increases of $188,637 and $450,624 or 1,898% from the corresponding periods in 2008.  The interest expense is primarily comprised of the amortization of the debt discount on our convertible debentures and the imputed interest associated with our equity credit line with Charlton Avenue, LLC (“Charlton”) as per the terms and conditions of our private equity credit agreement.  Our utilization of the credit line increased significantly as we previously used in fiscal 2008 the proceeds from the sale/lease-back of our building for current operations, which resulted in an increase of interest expense for the periods.  See Part II. Item 5.  Other Information – “Financing/Equity Line of Credit”.

BALANCE SHEET DATA

Our combined cash and cash equivalents totaled $72,244 as of March 31, 2009.  This is an increase of $22,811 from $49,433 as of June 30, 2008.  During the quarter ending March 31, 2009, we received a net of $250,000 from the sale of common stock through our private equity agreement with Charlton, and we received a net of $17,778 from the exercise of warrants.  See Part II. Item 5, – “Financing/Equity Line of Credit.”

We do not expect to generate a positive internal cash flow for at least the next 12 months due to an anticipated increase in marketing and manufacturing expenses associated with the international commercialization of the CTLM®, expenses associated with our FDA PMA process, the costs associated with product development activities and the time required for homologations from certain countries.

Property and Equipment was valued at $359,263 net as of March 31, 2009.  The overall decrease of $135,813 from June 30, 2008 is due primarily to depreciation recorded for the period.

LIQUIDITY AND CAPITAL RESOURCES

We are currently a development stage company, and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt and/or equity financing.  We have yet to generate a positive internal cash flow, and until significant sales of our product occur, we are mostly dependent upon debt and equity funding from outside investors.  In the event that we are unable to obtain debt or equity financing or are unable to obtain such financing on terms and conditions acceptable to us, we may have to cease or severely curtail our operations.  This would materially impact our ability to continue as a going concern.

Since inception we have financed our operating and research and product development activities through several Regulation S and Regulation D private placement transactions, with loans from unaffiliated third parties through a sale/lease-back transaction involving our headquarters facility, and most recently through sale of convertible debentures and exercise of related warrants.  Net cash used for operating and product development expenses during the nine months ending March 31, 2009, was $2,129,329, primarily due to the costs of wages and related benefits, legal and consulting expenses, research and development expenses, clinical expenses, and travel expenses associated with clinical and sales and marketing activities.  At March 31, 2009, we had working capital of $(1,467,589) compared to working capital of $(77,137) at June 30, 2008.

During the third quarter ending March 31, 2009, we raised a net of $250,000 through the sale of shares of common stock to Charlton and, and $17,778 through the exercise by Alpha of warrants issued in connection with our August

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10-Q Financial Table of Contents

2008 debenture sale.  See “Part II. Item 5.  Debenture Private Placement”.  We do not expect to generate a positive internal cash flow for at least the next 12 months due to limited expected sales and the expected costs of commercializing our initial product, the CTLM®, in the international market and the expense of continuing our ongoing product development program.  We will require additional funds for operating expenses, FDA regulatory processes, manufacturing and marketing programs and to continue our product development program.  On April 21, 2008, we replaced our Fifth Private Equity Credit Agreement, which expired on March 21, 2008, with a new Sixth Private Equity Agreement with Charlton.  We expect to use our Sixth Private Equity Credit Agreement with Charlton and/or alternative financing facilities to raise the additional funds required to continue operations.  In the event that we are unable or elect not to utilize the Sixth Private Equity Credit Agreement or any successor agreement(s) on comparable terms, we would have to raise the additional funds required by either equity or debt financing, including entering into a transaction(s) to privately place equity, either common or preferred stock, or debt securities, or combinations of both; or by placing equity into the public market through an underwritten secondary offering.  If additional funds are raised by issuing equity securities, whether to Charlton or other investors, dilution to existing stockholders will result, and future investors may be granted rights superior to those of existing stockholders.

Capital expenditures for the nine months ending March 31, 2009, were $1,231 as compared to $5,690 for the nine months ending March 31, 2009.  These expenditures were a direct result of purchases of computer and miscellaneous equipment.  We anticipate that the balance of our capital needs for the fiscal year ending June 30, 2009 will be approximately $1,000.

There were no other changes in our existing debt agreements other than extensions, and we had no outstanding bank loans as of March 31, 2009.  Our fixed commitments, including salaries and fees for current employees and consultants, rent, payments under license agreements and other contractual commitments are substantial and are likely to increase as additional agreements are entered into and additional personnel are retained.  We will require substantial additional funds for our product development programs, operating expenses, regulatory processes, and manufacturing and marketing programs.  Our future capital requirements will depend on many factors, including the following:

1)	The progress of our ongoing product development projects;
2)	The time and cost involved in obtaining regulatory approvals;
3)	The cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
4)	Competing technological and market developments;
5)	Changes and developments in our existing collaborative, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that we may establish;
6)	The development of commercialization activities and arrangements; and
7)	The costs associated with compliance to SEC regulations.

We do not expect to generate a positive internal cash flow for at least 12 months as substantial costs and expenses continue due principally to the international commercialization of the CTLM®, activities related to our FDA PMA process, and advanced product development activities.  We intend to use the proceeds from the sale of convertible debentures, convertible preferred shares, and draws from our Sixth Private Equity Credit Agreement and any successor private equity agreements with Charlton and/or alternative financing facilities as our sources of working capital.  There can be no assurance that the equity credit financing will continue to be available on acceptable terms.  We plan to continue our policy of investing excess funds, if any, in a High Performance Money Market savings account at Wachovia Bank N.A.

SALE/LEASE-BACK

On September 13, 2007, we entered into an agreement to sell for $4.4 million and lease-back our commercial building at 6531 NW 18th Court, Plantation, Florida.  The Agreement was made with an unaffiliated third party, Superfun B.V., a Netherlands corporation (“Purchaser”).  This transaction was a result of a proposal we submitted on July 26, 2007, offering to sell the property for $4.4 million cash in a sale/lease-back transaction, which was accepted

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10-Q Financial Table of Contents

on July 31, 2007.  In connection with the proposed transaction, we received an initial deposit of $1.1 million on August 2, 2007.  We further agreed to grant the Purchaser a two-year option to purchase 3,000,000 shares of IDSI’s common stock at an exercise price equal to the market price on the date of the initial deposit.  The closing market price of IDSI’s stock on August 2, 2007, was $.035.  The sale agreement required additional payments of $1.1 million each on September 24, 2007, November 8, 2007, and December 23, 2007, with the closing to occur upon receipt of the final payment.  We have received payment in full of $4,400,027 for this transaction.

On March 31, 2008, we closed the sale of our commercial building for $4.4 million to Bright Investments LLC (“Bright”), an unaffiliated third-party and a sister company to Superfun B.V., and executed the lease.  The term of the triple net lease was five years with the first monthly rent payment due six months from the commencement date of the lease.  The monthly rent for the base year was $24,000 plus applicable sales tax.  During the term and any renewal term of the lease, the minimum annual rent was to be increased each year.  Commencing with the first day of the second lease year and on each lease year anniversary thereafter, the minimum annual rent was to be cumulatively increased by $24,000 per each lease year or $2,000 per month plus applicable sales tax.  Either party was entitled to cancel the lease without penalty or fault upon 180 days prior notice given to the other party.

On April 29, 2008, we gave six months prior written notice of termination of our lease of our Plantation, Florida facility.  On June 2, 2008, we executed a Business Lease Agreement with Ft. Lauderdale Business Plaza Associates, an unaffiliated third-party, for 9,870 square feet of commercial office and manufacturing space at 5307 NW 35th Terrace, Ft. Lauderdale, Florida.  The term of the lease is five years and one month, with the first monthly rent payment due September 1, 2008, with an option to renew for one additional period of three years.  The monthly base rent for the initial year is $6,580 plus applicable sales tax.  During the term and any renewal term of the lease, the base annual rent shall be increased each year.  Commencing with the first day of August 2009 and each year thereafter, the base annual rent shall be cumulatively increased by 3.5% each lease year plus applicable sales tax.  IDSI will also be obligated to pay as additional rent its pro-rata share of all common area maintenance expenses, which is estimated to be $3,084.37 per month for the first 12 months of the lease.  The total monthly rent including Florida sales tax for the first 12 months is $10,244.23.  Upon the execution of the lease, we paid the first month's rent of $10,244.23 and a security deposit of $13,160.00.  In August 2008, we moved into our new headquarters facility.  We believe that our new facility is adequate for our current and reasonably foreseeable future needs and provides us with a monthly cost savings of $23,196 per month.  We intend to assemble the CTLM® at our facility from hardware components that will be made by vendors to our specifications.

Issuance of Stock for Services/Dilutive Impact to Shareholders
We have issued through 2003 and may in the future issue stock for services performed and to be performed by consultants.  The issuance of large amounts of common stock for services rendered or to be rendered and the subsequent sale of such shares may depress the price of the common stock and dilute existing shareholders.

Since we have generated no material revenues to date, our ability to obtain and retain consultants may be dependent on our ability to issue stock for services.  Since July 1, 1996, we have issued an aggregate of 7,306,500 shares of common stock covered by registration statements on Form S-8.  The aggregate fair market value of those shares when issued was $2,492,151.  The issuance of large amounts of our common stock, sometimes at prices well below market price, for services rendered or to be rendered and the subsequent sale of these shares may further depress the price of our common stock and dilute the holdings of our shareholders.  In addition, because of the possible dilution to existing shareholders, the issuance of substantial additional shares may cause a change-in-control.  On July 15, 2008, we entered into a Financial Services Consulting Agreement with R.H. Barsom Company, Inc. of New York, NY, an unaffiliated third-party, to provide us with investor relations services and guidance and assistance in available alternatives to maximize shareholder value.  The aggregate fair market value of the 5,000,000 restricted shares when issued was $55,000.

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10-Q Financial Table of Contents

Item 3.  Quantitative and Qualitative Disclosures about Market Risk

As of the date of this report, we believe that we do not have any material quantitative and qualitative market risks.

Item 4.  Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that the information required to be disclosed in the reports that we file under the Securities Exchange Act of 1934 (the "Exchange Act") is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Interim Chief Executive Officer and our Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.  In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objectives, and in reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As required by SEC Rule 13a-15(b), we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the quarter covered by this report. Based on the foregoing, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level.

There has been no change in our internal controls over financial reporting during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

20

This prospectus is part of a registration statement we filed with the SEC. You should rely on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. The selling security holders described in this prospectus are not making an offer in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.
		120,000,000 SHARES

		IMAGING DIAGNOSTIC SYSTEMS, INC.

TABLE OF CONTENTS		COMMON STOCK

Forward-Looking Statements	3
Prospectus Summary	4
Risk Factors	5
Use of Proceeds	18
The Offering	19
Selling Security Holder	20
Plan of Distribution	21
Description of Securities	22
Interests of Named Experts and Counsel	22

Information With Respect to the Registrant
Description of Business	23
Description of Property	32	PROSPECTUS
Legal Proceedings	33
Market Price of and Dividens on the Registrant's Common
Equity and Related Stockholder Matters	34
Financing/Equity Line of Credit	40
Selected Financial Data	43
Supplementary Financial Information	44
Management's Discussion and Analysis of Financial
Condition and Results	45
Updating Prospectus by Post-Effective Amendment	53

10-K Financial Statements
10-K Financial Statements Table of Contents	54

Changes In and Disagreements with Accountants on
Accounting and Financial Disclosure	113
Quantitative and Qualitative Disclosures About Market Risk	116
Directors, Executive Officers and Corporate Governance	117
Executive Compensation	121
Security Ownership of Certain Beneficial Owners and
Management	130
Certain Relationships and Related Transactions	131

Financial Information	132
10-Q Quarterly Report Table of Contents	133

Part II
Other Expenses of Issuance and Distribution	II-1
Indemnification of Directors and Officers	II-1
Recent Sales of Unregistered Securities	II-3
Where You Can Find More Information	II-8
		IMAGING DIAGNOSTIC SYSTEMS, INC. 5307 NW 35TH TERRACE FORT LAUDERDALE, FLORIDA 33309 (954) 581-9800

		June __, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table shows the estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fees	$ 54
Legal fees and expenses	$6,000
Accounting fees and expenses	$4,500
Miscellaneous	$ 286

TOTAL	$10,840

Item 14.  Indemnification of Directors and Officers.

The Florida General Corporation Act permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful.  However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Article VII of our Articles of Incorporation authorizes us to indemnify directors and officers as follows:

1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.  No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING US PURSUANT TO THE FOREGOING PROVISIONS, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES AND LIABILITIES

Section 607.0850 of the Florida General Corporation Act allows companies to indemnify their directors, officers and agent against expenses, judgments, fines and amounts paid in settlement under that conditions and limitations described in that law.

Article VII of our Articles of Incorporation authorizes us to indemnify our directors and officers in the following manner:

•
To the extent permitted by law, none of our directors or officers will be personally liable to us or our shareholders for damages for breach of any duty owed by the directors and officers to us or our shareholders; provided, that, to the extent required by law, the directors and officers will not be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to us or our shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by a director or an officer of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any of our directors or officers for or with respect to any acts or omissions of the directors or officers occurring prior to amendment, repeal or termination of effectiveness.

•
To the extent that any of our directors, officers or other corporate agents have been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, any director, officer or corporate agent will be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by the director, officer or corporate agent in connection therewith.

•
Expenses incurred by a director, officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of the action, suit, or proceeding as authorized by our board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay the amount if it shall ultimately be determined that the director, officer or corporate agent is not entitled to be indemnified.  The officers and directors have indemnification agreements and are covered by Directors and Officers Liability Insurance in the amount of two million dollars.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the past three years, we have not sold any securities which were not registered under the Securities Act of 1933, except for the Debentures sold to Whalehaven and Alpha and the shares of common stock sold to Charlton under our Private Equity Credit Agreements, which were resold by Charlton pursuant to registration statements under the Securities Act of 1933, all as described in "Financing/Equity Line of Credit/Debentures" above.  These sales to Charlton, Whalehaven, and Alpha were private placements exempt from registration under Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation (Florida) - Incorporated by reference to Exhibit 3(a) of our Form 10-KSB for the fiscal year ending June 30, 1995
3.2
Amendment to Articles of Incorporation (Designation of Series A Convertible Preferred Shares) - Incorporated by reference to Exhibit 3.  (i). 6 of our Form 10-KSB for the fiscal year ending June 30, 1996.  File number 033-04008.

3.3	Amendment to Articles of Incorporation (Designation of Series B Convertible Preferred Shares). Incorporated by reference to our Registration Statement on Form S-1 dated July 1, 1997.
3.4	Amendment to Articles of Incorporation (Designation of Series C Convertible Preferred Shares). Incorporated by reference to our Form 8-K dated October 15, 1997.
3.5	Amendment to Articles of Incorporation (Designation of Series D Convertible Preferred Shares). Incorporated by reference to our Form 8-K dated January 12, 1998.
3.6	Amendment to Articles of Incorporation (Designation of Series E Convertible Preferred Shares). Incorporated by reference to our Form 8-K dated February 19, 1998.
3.7	Amendment to Articles of Incorporation (Designation of Series F Convertible Preferred Shares). Incorporated by reference to our Form 8-K dated March 6, 1998.
3.8	Amendment to Articles of Incorporation (Designation of Series H Convertible Preferred Shares).
Incorporated by reference to our Registration Statement on Form S-2 File Number 333-59539.
3.9	Certificate of Dissolution - is incorporated by reference to Exhibit (3)(a) of our Form 10-KSB for the fiscal year ending June 30, 1995.
3.10	Articles of Incorporation and By- Laws (New Jersey) -are incorporated by reference to Exhibit 3 (i) of our Form 10-SB, as amended, file number 0-26028, filed on May 6, 1995 ("Form 10-SB").
3.11           Certificate and Plan of Merger - is incorporated by reference to Exhibit 3(i) of the Form 10-SB.
3.12           Certificate of Amendment - is incorporated by reference to Exhibit 3(i) of the Form 10-SB.
3.13	Amended Certificate of Amendment-Series G Designation.
3.14	Certificate of Amendment-Series I Designation
3.15	Amended Certificate of Amendment-Series B Designation
3.16	Certificate of Amendment-Series K Designation. Incorporated by reference to our Form 10-KSB for the fiscal year ending June 30, 2000 filed on September 14, 2000.
3.17	Amendment to Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from 100,000,000 to 150,000,000.
3.18	Amendment to Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from 150,000,000 to 200,000,000.
3.19
Amendment to Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from 200,000,000 to 300,000,000.  Incorporated by reference to our Registration Statement on Form S-2, File Number 333-123197 filed on March 8, 2005.

3.20	Restated Articles of Incorporation dated April 20, 2005. Incorporated by reference to our quarterly report form 10-Q, filed on May 10, 2005.

3.21	Amendment to Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from 300,000,000 to 450,000,000 dated November 14, 2006.
3.22	Amendment to Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from 450,000,000 to 950,000,000 dated December 29, 2008.
5	Opinion of Carlton Fields P.A including its consent.
10.2	Patent Licensing Agreement. Incorporated by reference to our Registration Statement on Form S-2, File Number 333-59539.
10.46	2002 Incentive and Non-Statutory Stock Option Plan. Incorporated by reference to our Schedule 14A proxy statement filed on February 7, 2002.
10.61
Fourth Private Equity Credit Agreement between IDSI and Charlton Avenue LLC dated as of January 9, 2004, with exhibits.  Incorporated by reference to our Form S-2, File Number 333-112377 filed on January 30, 2004.

10.69
Fifth Private Equity Credit Agreement between IDSI and Charlton Avenue LLC dated March 21, 2006 with all exhibits.  Incorporated by reference to our Form S-1, File Number 333-132664 filed on March 23, 2006.

10.70
License Agreement dated as of June 16, 2006, as amended as of August 30, 2006, between Bioscan, Inc. and Imaging Diagnostic Systems, Inc.  Incorporated by reference to our Form 8-K, filed on September 5, 2006.

10.75
One-Year Employment and Stock Option Agreement dated as of August 30, 2007 between Imaging Diagnostic Systems, Inc. and Allan L. Schwartz, Executive Vice President and Chief Financial Officer.  Incorporated by reference to our Form 8-K filed on September 6, 2007.

10.76
One-Year Employment and Stock Option Agreement dated as of August 30, 2007 between Imaging Diagnostic Systems, Inc. and Deborah O’Brien, Senior Vice President.  Incorporated by reference to our Form 8-K filed on September 6, 2007.

10.77	2007 Non-Statutory Stock Option Plan. Incorporated by reference to our Form 10-K filed on September 13, 2007.
10.78
Agreement of Sale by and between Imaging Diagnostic Systems, Inc. and Superfun B.V. dated September 13, 2007 including Form of Lease Agreement (Exhibit D).  Incorporated by reference to our Form 8-K filed on September 13, 2007.

10.79
Lease Agreement by and between Bright Investments, LLC (“Landlord”) and Imaging Diagnostic Systems, Inc. (“Tenant”) dated March 14, 2008.  Incorporated by reference to our Form 8-K filed on April 3, 2008.

10.80	Consulting Agreement between Imaging Diagnostic Systems, Inc. and Tim Hansen dated as of January 1, 2008. Incorporated by reference to our Form 8-K filed on December 28, 2008.
10.81	Sixth Private Equity Credit Agreement between IDSI and Charlton Avenue LLC dated April 21, 2008 without exhibits. Incorporated by reference to our Form 8-K filed on April 22, 2008.
10.82	Two-Year Employment Agreement dated as of April 16, 2008 between Imaging Diagnostic Systems, Inc. and Linda B. Grable, Interim CEO. Incorporated by reference to our Form 8-K filed on May 5, 2008.
10.83	Stock Option Agreement dated as of April 16, 2008 between Imaging Diagnostic Systems, Inc. and Linda B. Grable, Interim CEO. Incorporated by reference to our Form 8-K filed on May 5, 2008.
10.84
Business Lease Agreement by and between Ft. Lauderdale Business Plaza Associates (“Lessor”) and Imaging Diagnostic Systems, Inc. (“Lessee”) dated June 2, 2008.  Incorporated by reference to our Form 8-K filed on June 5, 2008.

10.85
Financial Services Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company” or “IDSI”) and R.H. Barsom Company, Inc. (the “Consultant”) dated July 15, 2008.  Incorporated by reference to our Form 8-K filed on July 18, 2008.

10.86
Securities Purchase Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company” or “IDSI”) and Whalehaven Capital Fund Limited (the “Purchaser” and collectively, the “Purchasers”) dated July 31, 2008.  Incorporated by reference to our Form 8-K filed on August 5, 2008.

10.87	Form of 8% Senior Secured Convertible Debenture, Exhibit A. Incorporated by reference to our Form 8-K filed on August 5, 2008.
10.88	Registration Rights Agreement, Exhibit B. Incorporated by reference to our Form 8-K filed on August 5, 2008.
10.89	Common Stock Purchase Warrant, Exhibit C. Incorporated by reference to our Form 8-K filed on August 5, 2008.
10.90	Form of Legal Opinion, Exhibit D. Incorporated by reference to our Form 8-K filed on August 5, 2008.

10.91	Security Agreement, Exhibit E. Incorporated by reference to our Form 8-K filed on August 5, 2008.
10.92
Amendment Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company”) and Whalehaven Capital Fund Limited (“Whalehaven”, or the “Holder”) dated as of October 23, 2008.  Incorporated by reference to our Form 8-K filed on October 23, 2008.

10.93
Securities Purchase Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company” or “IDSI”) and Whalehaven Capital Fund Limited (the “Purchasers”) dated November 20, 2008.  Incorporated by reference to our Form 8-K filed on November 26, 2008.

10.94	Form of 8% Senior Secured Convertible Debenture, Exhibit A. Incorporated by reference to our Form 8-K filed on November 26, 2008.
10.95	Registration Rights Agreement, Exhibit B. Incorporated by reference to our Form 8-K filed on November 26, 2008.
10.96	Form of Legal Opinion, Exhibit D. Incorporated by reference to our Form 8-K filed on November 26, 2008.
10.97	Security Agreement, Exhibit E. Incorporated by reference to our Form 8-K filed on November 26, 2008.
10.98
Amendment Agreement by and among Imaging Diagnostic Systems, Inc., Whalehaven Capital Fund Limited, and Alpha Capital Anstalt dated as of December 10, 2008. Incorporated by reference to our Form 8-K filed on December 12, 2008.

10.99
Amendment Agreement by and among Imaging Diagnostic Systems, Inc., Whalehaven Capital Fund Limited, and Alpha Capital Anstalt dated as of December 31, 2008.  Incorporated by reference to our Form 8-K filed on January 5, 2009.

10.100
Amendment Agreement (Revised) by and among Imaging Diagnostic Systems, Inc., Whalehaven Capital Fund Limited, and Alpha Capital Anstalt dated as of December 31, 2008.  Incorporated by reference to our Form 8-K/A filed on January 7, 2009.

10.101
Amendment Agreement by and among Imaging Diagnostic Systems, Inc., Whalehaven Capital Fund Limited, and Alpha Capital Anstalt dated as of March 20, 2009.  Incorporated by reference to our Form 8-K filed on March 26, 2009.

10.102
One-Year Employment and Stock Option Agreement dated March 23, 2009 between Imaging Diagnostic Systems, Inc. and Linda B. Grable, Chief Executive Officer.  Incorporated by reference to our Form 8-K filed on March 27, 2009.

10.103
One-Year Employment and Stock Option Agreement dated March 23, 2009 between Imaging Diagnostic Systems, Inc. and Allan L. Schwartz, Executive Vice President and Chief Financial Officer.  Incorporated by reference to our Form 8-K filed on March 27, 2009.

14.1         Code of Ethics.
23.1         Consent of Carlton Fields P.A., included as part of exhibit 5.
23.2         Consent of Sherb & Co., LLP, Certified Public Accountants.

(b)  Financial Statement Schedules

Please see “Financial Information” - Page 132.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Where You Can Find More Information

We have filed with the SEC a Registration Statement on Form S-1 with all amendments and exhibits under the Securities Act of 1933, as amended, concerning the common stock offered in this prospectus.  This prospectus does not contain all of the information contained in the registration statement.  We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information with respect to us and our securities, you should refer to the registration statement, including its schedules and exhibits.  Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete and, in each instance, you should refer to the copy of the filed contract or document which is qualified in all respects by such reference.  You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described below.

We file annual, quarterly and special reports, proxy statements, and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further filing information and locations of public reference rooms.  Our SEC filings and those of other issuers that file electronically are also available to the public on the SEC’s website at http://www.sec.gov.  In the event that you are unable to access the SEC’s website, we will provide to you a copy of any of these filings, at no cost, upon your request made by writing, calling us, or emailing as follows:

Imaging Diagnostic Systems, Inc.
5370 NW 35th Terrace
Fort Lauderdale, Florida 33309
Telephone number (954) 581-9800
Attn:  Investor Relations
Email:  info@imds.com

In addition, you may also access these reports through our website www.imds.com.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 1st day of June 2009.

IMAGING DIAGNOSTIC SYSTEMS, INC.

By: /s/ Linda B. Grable
Chief Executive Officer
and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated June 1, 2009	By: /s/ Linda B. Grable
Chief Executive Officer
and Chairman of the Board of Directors

Dated: June 1, 2009	By: /s/ Allan L. Schwartz
Executive Vice-President
Chief Financial Officer and Director
(PRINCIPAL ACCOUNTING AND
FINANCIAL OFFICER)